As filed with the Securities and Exchange Commission on October 17, 2023

Commission File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EAGLE LIFE INSURANCE COMPANY®

(Exact Name of registrant as specified in its charter)

Iowa	6311	26-3218907
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

	6000 Westown Parkway, West Des Moines, IA 50266
	(515) 221-0002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony J. Lengeling

c/o Eagle Life Insurance Company®

6000 Westown Parkway, West Des Moines, IA 50266

(515) 494-2590

(Name and Address of Agent for Service)

Copy to:

Stephen E. Roth, Esq. Eversheds

Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell this Contract until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell this Contract and it is not soliciting an offer to buy this Contract in any state where the offer or sale is not permitted.

EAGLE INVESTMENT NAVIGATORSM

Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:

EAGLE LIFE INSURANCE COMPANY®

Prospectus Dated:     , 2023

This prospectus provides information you should know before you purchase the Eagle Investment NavigatorSM Contract (the “Contract”), issued by Eagle Life Insurance Company® (the “Company,” “we,” “our,” or “us”). The Contract is a single premium deferred index-linked annuity contract that is designed to help you invest on a tax-deferred basis and meet long-term financial goals. This prospectus is not your Contract. This prospectus describes all material terms of the Contract, including material state variations. You should carefully read this prospectus and speak with your financial professional about whether the Contract is appropriate for you. You should also consult with a tax professional. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled “Defined Terms.”

The Contract allows you to allocate your Premium among the Contract’s Allocation Options, which include index-linked investment options (“Indexed Options”) and a Fixed Account.

•

Each Indexed Option is tied to the performance of a market index for a specific period (a “Segment Term”). Each Indexed Option has an applicable Crediting Strategy that includes a “Buffer” downside feature that provides limited protection against a negative Index Return for the Segment Term and either (1) a “Cap,” which is the maximum positive Index Return that can be credited under an Indexed Option for a Segment Term and a “Participation Rate,” which is the factor by which any positive Index Return is multiplied to determine your interest credit for a Segment Term, or (2) just a Participation Rate. The Cap and Participation Rate may limit the amount that will be credited to your Contract, and you may earn less than the Index Return during a Segment Term.

•	The Fixed Account guarantees principal and a rate of interest for a 1-year Segment Term.

We may change Caps and Participation Rates for each Segment Term, subject to the Guaranteed Minimum Cap and Guaranteed Minimum Participation Rate, respectively. We may add or remove Indexed Options from time to time. We will always offer the following Indexed Option: the S&P 500® Index with a 1-Year Segment Term, Buffer of 10%, a Cap no lower than 1.0% and a Participation Rate no lower than 10%.

Any interest credited to your Contract, as well as our obligations under the Contract, either as a result of investing in an Indexed Option or the Fixed Account, are subject to our creditworthiness and claims-paying ability.

You should not buy this Contract if you are not willing to assume its investment risks. See “Contract Risk Factors” beginning on Page 16. The Contract is not an investment in a mutual fund or exchange-traded fund that tracks an index. Index-linked annuity contracts are complex insurance and investment vehicles. You may lose money, including your entire principal investment and previously credited interest. Charges and adjustments under the Contract could cause your losses to be greater than the downside protection of the Indexed Options. Your losses may be significant.

Withdrawals (including systematic withdrawals) and Surrenders during the first six Contract Years may be subject to a Withdrawal Charge (up to 8% of the Premium amount ). Transactions, including Withdrawals, Surrenders, annuitization and payment of Death Benefits, will be based on your Adjusted Daily Contract Value. Your Adjusted Daily Contract Value includes an adjustment to the Segment Crediting Base of a Strategy Segment based on estimated changes in the market value of hypothetical fixed income assets supporting your Contract (the “Market Value Adjustment,” or “MVA”). Additionally, if you have a transaction during a Segment Term, prior to the Segment End Date, the Adjusted Daily Segment Values of the Index Segments in which you have invested are subject to an adjustment based on changes in the market value of a hypothetical set of put and call options designed to replicate interest credits provided on the Segment End Date (the “Option Value Adjustment,” or “OVA”). MVAs and OVAs fluctuate daily, positively or negatively, and can reflect significantly less gain or more loss than would be applied at the end of a Segment Term. For as long as you have multiple ongoing Segment Terms for Indexed Options, there may be no time that any such transaction listed above can be performed without an OVA impacting your Adjusted Daily Contract Value.

If you take a Withdrawal from or Surrender your Contract, there is a risk of loss of up to your entire principal and previously-credited interest due to any applicable Withdrawal Charge, changes in your Adjusted Daily Contract Value due to MVAs and OVAs, and negative tax consequences. This Contract is not appropriate for investors who plan to take full or partial Withdrawals beyond the Free Withdrawal Amount during the first six Contract Years due to the imposition of Withdrawal Charges.

If a Contract is purchased as a qualified Contract, such as an Individual Retirement Annuity (“IRA”), it does not provide tax deferral benefits beyond those already provided under the Internal Revenue Code, Amounts withdrawn from the Contract may be taxable, and, if you are under age 59 1⁄2, amounts you withdraw from the Contract may also be subject to a 10% federal tax, in addition to any other state and federal income tax payable. Investors should consult with their tax advisor for more information.

You may cancel the Contract without charge by returning it to us within 20 days after you receive your Contract, or such longer period as may be required by your state. If your Contract is a replacement for an existing annuity contract, your right to cancel is generally 30 days. If you cancel your Contract during this period, we will issue a refund including all charges that may have been deducted from your Contract and you will not be subject to a Withdrawal Charge. The laws of your state will determine the amount of your refund.

AEL Financial Services, LLC is the principal underwriter of the Contracts. The minimum Premium payment is $25,000. Please read this prospectus before investing and keep it for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

1.	DEFINED TERMS

We have used simple, clear language as much as possible in this prospectus. However, by the very nature of the Contracts certain technical words or terms are unavoidable. We have identified the following as some of these words or terms. Defined terms are capitalized throughout this prospectus.

Accumulation Phase: The period beginning on the Issue Date and ending on the Maturity Date.

Adjusted Daily Contract Value: The sum of the Adjusted Daily Segment Values of all of the Strategy Segments to which you have allocated funds.

Adjusted Daily Segment Value: With respect to each Strategy Segment, the amount available for Withdrawal, Surrender, annuitization, or as a Death Benefit on any day, including any applicable Market Value Adjustment and/or Option Value Adjustment.

Age: Age as of last birthday.

Allocation Options: The interest crediting options available under the Contract, including the Fixed Account and the Indexed Options. Each Allocation Option credits interest according to the specific Crediting Strategy it employs.

Annuitant(s): The person(s) on whose life or lives annuity payments are based.

Annuity Payments: The series of payments we make to the payee during the Payment Phase of the Contract based on the settlement option you select on the Maturity Date.

Beneficiary: The person(s) or entity(ies) you designate to receive any Death Benefit or remaining guaranteed Annuity Payments after your death under the Contract.

Business Day: Any day that the New York Stock Exchange (“NYSE”) is open for regular trading. A Business Day ends at 4:00 PM Eastern Time.

Buffer: The percentage of any negative Index Return that is absorbed by the Company when calculating interest credits. You are only responsible for any negative Index Return in excess of the Buffer.

Cap: The maximum positive Index Return that may be used when calculating interest credits under an Indexed Option for a Segment Term. It limits the potential positive interest that may be credited for a Segment Term. Each Indexed Option that is subject to a Cap has its own Cap.

CCB Activation Date: The day on which we process your request to exercise a Cap conversion for an Index Segment. The CCB Activation Date is the first Business Day following the day we receive your Notice to exercise a Cap conversion for an Index Segment, provided the Index Return is positive.

CCB Par Rate: The percentage we will use in calculating interest on the Segment End Date in place of the declared Participation Rate for an Index Segment after you exercise a Cap Conversion Benefit for that Index Segment.

Code: Internal Revenue Code of 1986, as amended.

Contract: The Eagle Investment Navigator™, which is a single premium deferred index-linked annuity contract between Eagle Life and you, as the Owner.

Contract Anniversary: The same date each year as the Issue Date.

Contract Month: Each one-month period beginning on the same day of the month as the Issue Date.

Contract Quarter: Each three-month period beginning on the same day of the month as the Issue Date.

Contract Year: Each 12-month period beginning and ending on each Contract Anniversary. The first Contract Year begins on the Issue Date.

Crediting Rate: The percentage we use to calculate interest credits. The Crediting Rate is determined based on the Index Return, adjusted for any applicable Cap, Participation Rate or Buffer.

Crediting Strategy: The methodology employed by an Allocation Option to calculate and credit interest. The Contract provides one fixed interest crediting strategy and one or more index-linked crediting strategies.

Death Benefit: The benefit we will pay if you die before the Maturity Date.

Eagle Life (or the “Company,” “we,” “us,” or “our”): Eagle Life Insurance Company®.

Fixed Account: The Allocation Option that employs a fixed interest Crediting Strategy.

Free Withdrawal: The amount you may withdraw each Contract Year without incurring any Withdrawal Charge.

Gain Lock Activation Date: The first Business Day following the day we receive your Notice to activate the Gain Lock for an Index Segment, provided the Index Return is positive.

Gain Lock Credit: The amount of interest credited to the Index Segment on the Gain Lock Activation Date. The Gain Lock Credit equals the Gain Lock Factor times the positive Index Return.

Gain Lock Factor: The factor applied to the positive Index Return on the Gain Lock Activation Date to determine the Gain Lock Credit.

Gain Lock Period: The period of time beginning on the Gain Lock Activation Date and ending on the Segment End Date.

Good Order: In a form acceptable to us and containing complete and sufficiently clear information such that we do not need to exercise any discretion to process the request or instruction.

Guaranteed Minimum Cap: The Guaranteed Minimum Cap is 1.0%.

Guaranteed Minimum Interest Rate (GMIR): The minimum interest rate that can be declared on the Fixed Account. It is set at issue and locked in for the life of the Contract.

Guaranteed Minimum Participation Rate: The Guaranteed Minimum Participation Rate is 10.0%.

Index: The market index used to determine the Index Return for an Indexed Option.

Indexed Option: An Allocation Option for which the values of a reference Index are used to calculate interest credits. Each Indexed Option is a combination of a Crediting Strategy, an Index, and a Segment Term.

Index Price: For any given day, the closing price of an Index at the end of that day, as determined and published by the provider of the Index. The closing price of the Index is determined at the end of each Business Day. For any day the Index Price is not published, we will use the closing price of the Index on the preceding Business Day as the Index Price.

Index Return: The percentage change in the Index Price during the applicable interest crediting period.

Index Segment: A Strategy Segment created under an Indexed Option.

IRS: The Internal Revenue Service.

Issue Date: The date your Contract begins.

Locked Rate: An annual fixed rate declared by us at which we credit interest to a Locked Segment.

Locked Segment: A Strategy Segment for which you have exercised the Performance Lock feature or Performance Sweep feature. A Locked Segment is not an Allocation Option into which you may transfer funds on a Segment End Date.

Market Value Adjustment (MVA): An adjustment to the Segment Crediting Base of a Strategy Segment based on estimated changes in the market value of hypothetical fixed income assets supporting your Contract. The Market Value Adjustment can be positive, negative, or zero.

Maturity Date: The date on which the Payment Phase of the Contract begins. The latest possible Maturity Date occurs on the first day of the calendar month following your 114th birthday (or the oldest Owner’s 114th birthday if joint Owners are named). You may change the Maturity Date to an earlier date following the first Contract Anniversary.

Minimum Contract Value: The lowest Adjusted Daily Contract Value that is permitted after a partial Withdrawal.

MVA Term: The period of time over which the MVA is calculated. The initial MVA term is six years. Subsequent MVA terms begin immediately upon the expiration of the previous MVA term and continue for six years.

MVA Rate Index: A publicly available rate index used as the basis for determining the MVA Amount. The current MVA Rate Index is the Bloomberg USD US Composite A BVAL Yield Curve. If this index becomes unavailable or the calculation of values substantially changes, we may choose another index for the MVA Rate Index, subject to any required regulatory approvals, and will notify you of this change.

Notice or Notify: Any request, instruction, or other communication from you which (i) is received by us, (ii) we determine to be in Good Order, and (iii) we accept.

Option Cost: The Option Value for an Index Segment on the Segment Start Date.

Option Value: For any Index Segment, the market value of a hypothetical set of put and call options designed to replicate interest credits provided on the Segment End Date.

Option Value Adjustment (OVA) : An adjustment to the Segment Crediting Base of an Index Segment based on changes in the Option Value for an Index Segment prior to the end of the Segment Term. The Option Value Adjustment can be positive, negative, or zero.

Owner: The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner. In the case of a qualified contract, the Owner must be a natural person and joint Owners are not allowed.

Participation Rate: A percentage specific to certain Indexed Options by which the positive Index Return is multiplied to determine the Crediting Rate.

Payee: The person(s) or entity (or entities) designated by you to receive Annuity Payments during the Payment Phase. You are the Payee unless you designate another person or entity as the Payee.

Payment Phase: The period beginning on the Maturity Date during which we make Annuity Payments to the Payee(s).

Performance Lock Activation Date: The Business Day we receive your Notice to exercise a Performance Lock for an Index Segment. If we receive your Notice to exercise the Performance Lock on a day that is not a Business Day, we will use the next Business Day as the Performance Lock Activation Date.

Performance Value: The value for an Index Segment that is equal to the Segment Crediting Base plus the Option Value Adjustment. The Performance Value for each Index Segment is calculated each Business Day based on values as of the end of that day.

Protection Credit: The amount credited to the Segment Crediting Base at the end of a Protection Term.

Protection Credit Base: The basis used to calculate the Protection Credit at the end of the Protection Term.

Protection Benefit Factor: The factor used to calculation the Protection Credit at the end of a Protection Term..

Protection Term: The period of time over with any Protection Credit is calculated.

Protection Fee: The amount of the fee deducted from the Segment Crediting Base for a Protection Benefit.

Premium: The amount paid to us to establish the Contract.

Quarterversary: The date that occurs every three months on the same calendar day as the Issue Date, commencing three months after the Issue Date.

Rate Boost: The percentage we add to the declared Participation Rate to calculate the CCB Par Rate under the Cap Conversion Benefit feature of this Contract.

Segment Term: The period of time during which interest is calculated and credited to the Segment Crediting Base of a Strategy Segment. Each Segment Term begins on the Segment Start Date and ends on the Segment End Date. The length of a segment term is determined by the specific Allocation Option selected.

Segment End Date: The date on which a Segment Term ends.

Segment Start Date: The date on which a Segment Term begins.

Segment Crediting Base: With respect to each Strategy Segment, the value used to calculate interest credits on the Segment End Date. The Segment Crediting Base is the amount allocated to a Strategy Segment on the Segment Start Date prior to the application of any Market Value Adjustment or Option Value Adjustment, reduced proportionally for any Withdrawals during the Segment Term. The Segment Crediting Base is not available for Withdrawal.

Spouse: The person to whom the Owner is legally married as defined under the Code.

Strategy Segment: Each portion of your Adjusted Daily Contract Value in the same Allocation Option that shares the same Segment Start Date and Segment End Date. References throughout this prospectus to Strategy Segments include both the Index Segments and the Fixed Account, unless specifically stated otherwise.

Surrender: Termination of the Contract in exchange for the Surrender Value.

Surrender Value: The amount we will pay if this Contract is Surrendered on or before the Maturity Date.

Valid Claim: All documentation which we require before we will pay the Death Benefit. To qualify as a Valid Claim, such required documentation must be received by us and in Good Order.

Withdrawal: A withdrawal of some (partial Withdrawal) or all (full Withdrawal) of the Adjusted Daily Contract Value. A full Withdrawal results in termination of the Contract.

Withdrawal Charge: An amount deducted from your Adjusted Daily Contract Value when you request a partial Withdrawal or full Surrender during the Withdrawal Charge Period.

Withdrawal Charge Period: The period of time during which a Withdrawal Charge will be assessed on any Withdrawal that exceeds the Free Withdrawal Amount. The Withdrawal Charge period is the first six Contract Years.

2.	SUMMARY

The following answers to some common questions provide a summary of the Eagle Investment Navigator Contract. This summary does not include all the information you should consider before purchasing the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. The Contract may not be currently available in all states or may vary in your state or may not be available from all selling firms or from all financial professionals. Some selling firms may limit the offering of certain features or options as well as limit the availability of Contracts based on issue age or other criteria established by the selling firm.

Eagle Life is not an investment advisor and the information in this prospectus is not investment advice.

What is the primary purpose of the Contract?

The Contract is a single premium deferred index-linked annuity, designed to help you meet your long-term financial goals, such as funding your retirement. The primary purpose of this Contract is to help you accumulate savings on a tax-deferred basis in order to provide you with income during your retirement. This Contract provides a greater level of protection against the loss of principal than a variable annuity, while also providing the potential for higher returns than are available on a traditional fixed annuity. We designed the Contract to be a long-term investment, so you should not buy the Contract as a short-term investment or if you plan on Surrendering or taking Withdrawals in excess of the annual Free Withdrawal amount during the first six Contract Years. While the Contract provides some protection against loss, you can lose money under the Contract. Under extreme market conditions, it is possible to lose your entire principal investment and previously credited interest. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See “Contract Risk Factors – Liquidity Risk” and ”Contract Risk Factors - Risk of Loss Related to Withdrawals” for additional information.

Can I buy the Contract for my Individual Retirement Account (IRA)?

The Contract is available for purchase as either a “qualified Contract” or a “non-qualified Contract.” A qualified Contract is a Contract purchased in connection with a retirement plan that receives favorable tax treatment under the Code. Currently, we allow a qualified Contract to be purchased as either a traditional or Roth Individual Retirement Annuity or through a traditional or Roth Individual Retirement Account. Any Contract that is not a qualified Contract is referred to as a non-qualified Contract. A non-qualified Contract will provide you with certain tax deferral benefits under the Code. If you purchase a qualified Contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRA, and you should only buy the Contract for its other features. Certain features, obligations, and rights under the Contract may differ between a qualified and non-qualified Contract and are noted throughout this prospectus.

See “Taxes” for additional information about the differences between a qualified and non-qualified Contacts under the Code

At a high level, how does the Contract work?

As a deferred annuity, the Contract has two phases: the Accumulation Phase and the Payment Phase.

The Accumulation Phase begins on the Issue Date and continues until the Maturity Date. During the Accumulation Phase, you can allocate funds among the various Allocation Options in order to accumulate interest. The Contract offers one Allocation Option that credits a fixed rate of interest (the Fixed Account). Interest credited to funds in the Fixed Account can never be negative. Other Allocation Options calculate and credit interest based on the performance of an Index (the “Indexed Options”). Interest credited to funds in the Indexed Options may be positive, negative or zero. During the Accumulation Phase, you can access your funds by taking Withdrawals of your Adjusted Daily Contract Value (which may include a Market Value Adjustment and an Option Value. If you Surrender your Contract or Withdraw more than the annual Free Withdrawal amount during the first six Contract Years, you will incur a Withdrawal Charge of up to 8%. If you die during the Accumulation Phase, we will pay a Death Benefit to the Beneficiaries you designate.

The Payment Phase begins on the Maturity Date. On the Maturity Date, we apply your Surrender Value to the settlement option you select in order to provide you a stream of Annuity Payments. This transition from the Accumulation Phase to the Payment Phase is also referred to as “annuitization.” If you die during the Payment Phase, we will make any remaining guaranteed Annuity Payments to the surviving joint Owner or, if there is no joint Owner, to the Beneficiaries you designate. See “Annuity Payments – Settlement Options” for more information about the available settlement options. All payments under the Contract are subject to the terms and conditions described in this prospectus.

How do I purchase the Contract?

You may buy the Contract by completing an application and submitting Premium of at least $25,000. Any Premium payment that exceeds $1.5 million requires our approval. You may only make one Premium payment under the Contract, although your Premium payment may come from multiple sources. See “Purchasing the Contract” for more information. All Owners and Annuitants must be at least 18 years old and no older than 85 as of the Issue Date. You may only purchase this Contract though a registered representative of a broker-dealer that has a selling agreement with our affiliated distributor, AEL Financial Services, LLC. Selling broker-dealers may have additional requirements to purchase a Contract.

Before you purchase this Contract, you should thoroughly review this prospectus and consult with an independent financial advisor about whether this Contract and its features are appropriate for you.

What Allocation Options are available during the Accumulation Phase?

The Contract provides two categories of Allocation Options during the Accumulation Phase:

Fixed Account. The Fixed Account credits interest daily in a compounding fashion, at a declared annual interest rate. The Segment Term for the Fixed Account will always be one Contract Year, beginning and ending on each Contract Anniversary. Interest credited to the Fixed Account can never be negative. The Guaranteed Minimum Interest Rate for the Fixed Account will never be less than 0.50%.

Indexed Options. The Indexed Options credit interest based on the performance of a particular Index. Each Indexed Option is made up of a unique combination of an Index, a Segment Term, and a Crediting Strategy. Interest credited under an Indexed Option may be positive, negative, or zero. Currently, we offer three categories of Indexed Options: Core Indexed Options, Dual Direction Indexed Options and Enhanced Indexed Options.

INDEXED OPTIONS

Crediting Strategy	Downside Protection	Segment Term	S&P 500® Index	Russell 2000® Index	MSCI EAFE Index	S&P 500 Daily Risk Control 15% Excess Return Index

CORE INDEXED OPTIONS
Point-to-Point with Cap	10% Buffer	1 Year	✓	✓	✓	N/A
	20% Buffer	3 Year	✓	✓	✓	N/A
	100% Buffer	1 Year	✓	✓	✓	N/A
Uncapped Point-to-Point with Participation Rate	10% Buffer	3 or 6 Year	✓	✓	✓	N/A
	20% Buffer	6 Year	✓	✓	✓	N/A

DUAL DIRECTION INDEXED OPTIONS

Dual Direction Point-to-Point with Cap	10% Buffer	6 Year	✓	✓	✓	N/A

ENHANCED INDEXED OPTIONS

Annual Point-to-Point with Protection Benefit	5% Buffer (annually) and 100% Protection over 6 Years	1 Year	N/A	N/A	N/A	✓

Quarterly Point-to-Point with Protection Benefit	1.25% Buffer (quarterly) and 20% Protection over 3 Years	1 Year	N/A	N/A	N/A	✓

The S&P 500® Index, The Russell 2000® Index, the MSCI EAFE Index are price return indexes and do not reflect any dividends or distributions paid by their respective component companies.

The available Indexed Options may vary by financial intermediary. You should contact your financial professional to obtain information about the Indexed Options available to you.

Not all Crediting Strategies and/or Segment Terms are available with all Indexes. We expect to add and remove Indexed Options from time to time. We will always offer the following Indexed Option: S&P 500® Index, 1-Year Segment Term, Buffer (Buffer: 10%), Cap (Cap: No lower than 1.0%), Participation Rate (Participation Rate: No lower than 10%).

See “Allocation Options” for details about each Allocation Option.

What Indexes are available with the Indexed Options?

Currently, the Contract offers Indexed Options which each calculate and credit interest based on the performance of one the following Indexes:

•	S&P 500® Index;
•	Russell 2000® Index;
•	MSCI EAFE Index; or

•	S&P 500 Daily Risk Control 15% Excess Return Index.

Not all Indexes are available under each Indexed Option. Each Index is described in more detail in the section titled “Allocation Options - Indexes.”

We reserve the right to add, remove or replace any Index in the future, subject to necessary regulatory approvals. We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed, or if we are otherwise unable to utilize the Index. If we replace an Index during a Segment Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified start of Segment Term value for the new Index. The modified start of Segment Term value for the new Index will reflect the Index Return for the old Index from the start of the Segment Term to the replacement date. For an example of how the Index Return is calculated under these circumstances, see “Allocation Options - Indexes.” If we replace an Index during a Segment Term, this does not cause a change in the Cap, Participation Rate or Buffer.

If we add or remove an Index (as opposed to replacing an Index as described in the previous paragraph), the changes will not be effective for your Contract until the start of the next Segment Term. Removing or replacing an Index does not cause a change in the Buffer. The Buffer will not change while we continue to offer that Indexed Option. Any Indexed Options based on the performance of a newly added Index will have a new Cap and/or Participation Rate and Buffer, provided that a Cap will never be lower than the Guaranteed Minimum Cap, a Participation Rate will never be lower than the Guaranteed Minimum Participation Rate and the Buffer will never be lower than 1.0% (for annual crediting). Changes to the Caps and Participation Rates, if any, occur at the start of the next Segment Term. See “Contract Risk Factors – Index-Related Risks,” “Contract Risk Factors - Risk that We May Eliminate or Substitute an Index,” and “Allocation Options” for more information.

How do the Crediting Strategies for the Indexed Options work?

Each Indexed Option utilizes a specific Crediting Strategy to calculate and credit interest based on the performance of an Index during the Segment Term. Each Crediting Strategy calculates the Index Return using a “point-to-point” method and then applies either a Cap and/or Participation Rate and/or Buffer to determine the Crediting Rate. The Crediting Rate is then multiplied by the Segment Crediting Base to calculate the amount of the interest credit.

A point-to-point Crediting Strategy compares the Index Price on the first day of the current Segment Term with the last day of the Segment Term. To calculate interest credits under a point-to-point Crediting Strategy, we first calculate the Index Return. Then, we adjust the Index Return by either a Cap, Participation Rate, and/or Buffer to calculate the Crediting Rate. Finally, we multiply the Crediting Rate by the Segment Crediting Base to calculate the interest credit. See the “Additional Information About the Indexed Options - Crediting Strategies” section for more detailed information on each of the available Crediting Strategies. A Crediting Strategy may also have the overlay of a Protection Benefit, which provides additional downside protection over multiple Segment Terms.

To calculate the interest credit using any point-to-point Crediting Strategy, (except the quarterly point-to-point Crediting Strategy), we use the following process on the Segment End Date:

•	First, we calculate the Index Return. The Index Return is the percentage change in the Index Price, as measured from the Segment Start Date to the Segment End Date.

•

Second, we calculate the Crediting Rate by applying any Cap, Participation Rate, and/or Buffer to the Index Return. If the Index Return is zero, then the Crediting Rate also is zero and no interest (positive or negative) is applied for that Segment Term.

If the Index Return is positive, we multiply the Index Return by the Participation Rate. The Participation Rate may vary for different Index Segments, and we set the Participation Rates prior to the beginning of a Segment Term. A Participation Rate for a particular Segment Term may be higher or lower than the Participation Rates for previous or future Segment Terms. In no event will we set a Participation Rate for any Index Segment at less than the Guaranteed Minimum Participation Rate.

If the Crediting Strategy includes a Cap, the Crediting Rate will be the lesser of (i) the Index Return multiplied by the Participation Rate; and (ii) the Cap. The Cap may vary for different Index Segments, and we set the Caps prior to the beginning of a Segment Term. A Cap for a particular Segment Term may be higher or lower than the Caps for previous or future Segment Terms. In no event will we set a Cap for any Index Segment at less than the Guaranteed Minimum Cap.

If the Index Return is negative, we apply the Buffer. Any negative Index Return up to the Buffer will not result in any interest credit. If the negative Index Return exceeds the Buffer, the Crediting Rate will be the negative Index Return plus the Buffer. For example, if the Buffer is 10% and the Index Return is -15%, the Crediting Rate would be -5% (-15% plus 10%). The Buffer for any Indexed Option will not change while we continue to offer that Indexed Option.

For an Indexed Option utilizing a Dual Direction Crediting Strategy, if the Index Return is negative and within the Buffer, the Crediting Rate will be equal to the absolute value of the Index Return. (The absolute value of a number is simply that number without regard to it being positive or negative (i.e., without regard to its mathematical sign). For example, the absolute value of -5 is 5.) If the negative Index Return exceeds the Buffer, only the portion of the negative Index Return in excess of the Buffer will be applied to determine the negative Crediting Rate. The Buffer for a Dual Direction Crediting Strategy provides protection from a negative Index Return up to the Buffer and results in a negative Index Return up to the Buffer being treated as a positive Index Return The Buffer for an Indexed Option utilizing a Dual Direction Crediting Strategy will not change while we continue to offer that Indexed Option.

•	Finally, once we determine the Crediting Rate, we multiply it by the Segment Crediting Base to calculate the interest credit for that Segment Term.

Quarterly Point-to-Point Crediting Strategy

The quarterly point-to-point Crediting Strategy compares the Index Price at the beginning of each Contract Quarter during a Segment Term with the Index Price at the end of the Contract Quarter to calculate the Index Return and then adjusts the Index Return based on the Participation Rate and the Buffer to determine the Crediting Rate for that Contract Quarter. The Crediting Rate is then multiplied by the Segment Crediting Base to calculate the interest credit for that Contract Quarter. There are four quarterly interest credits during each one year Segment Term.

See “Additional Information About the Indexed Options - Crediting Strategies” for additional information.

When does the Company set the Caps and Participation Rates for each Segment Term?

We set the Cap and Participation Rate, as applicable, for each Indexed Option prior to the beginning of each Segment Term and those rates will not change during that Segment Term. The Caps and Participation Rates for the initial Segment Term will be disclosed to you at the time you apply for a Contract and will be no lower for 37 days thereafter. The Caps and Participation Rates for the initial Segment Term will be shown in your Contract. If we issue your Contract more than 37 days after the date you signed the application, the Caps and Participation Rates applicable to the first Segment Term will be based on those in effect on the Issue Date of your Contract, which will be available at [WEBSITE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]

at least seven days before your Issue Date. If the rates in place on the Issue Date are lower than the rates in place at the time you signed the application and you are dissatisfied with those rates, you can cancel your Contract within 30 days of the Issue Date and have your Premium returned to you (or such higher amount as required by your state; see “Right to Examine,” below). There may be tax consequences if you cancel your Contract, so you should consult with your financial or tax professional before doing so.

We can change the Caps and Participation Rates for each Segment Term. The Caps and Participation Rates for each Segment Term will be available on our public website at [WEBSITE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT] at least seven days before the new Segment Term begins. You do not have the right to reject the Caps and Participation Rates for the next Segment Term, but you can transfer funds among the Allocation Options for the next Segment Term by providing Notice to us at least one Business Day prior to the Segment End Date. See “Contract Risk Factors” for more information.

Can the Buffer for an Indexed Option change?

The Buffer for each of the Indexed Options is shown in your Contract and cannot be changed while we offer that Indexed Option. If we add a new Indexed Option available under your Contract after the Issue Date, the Buffer is guaranteed to be at least 1.0%.

What is the Protection Benefit?

The Enhanced Indexed Options automatically include the Protection Benefit, which provides additional downside protection over the Protection Term of either three or six years, which will span multiple one-year Segment Terms. In the event that the cumulative interest credited during the Protection Term results in a decrease in your Segment Crediting Base, you will receive a Protection Credit that will equal the difference between the Protection Credit Base and the Segment Crediting Base at the end of the Protection Term, up to the maximum Protection Credit. Each month, you will pay a Protection Fee equal to 1/12th of the Protection Fee Factor multiplied by the Protection Credit Base as of the close of the Business Day immediately prior to the deduction of the Protection Fee. The Protection Fee will be deducted from your Segment Crediting Base on the last day of each Contract Month. See “Additional Information About the Indexed Options – Protection Benefit” for more information.

What is the Performance Lock?

The Performance Lock feature is available under the Core Indexed Options and Dual Direction Indexed Options. This feature is also available under the Enhanced Indexed Options that utilize an annual point-to-point Crediting Strategy. The Performance Lock allows you to lock in the Performance Value of an Index Segment prior to the end of the Segment Term. The Performance Value for an Index Segment is the Segment Crediting Base plus the current Option Value Adjustment. If you exercise a Performance Lock, the current Performance Value will become the new Segment Crediting Base for that Index Segment and the Index Segment becomes a Locked Segment. The Locked Segment will no longer receive an interest credit on the Segment End Date based on the performance of an Index. Instead, the Segment Term for the Locked Segment will end on the next Contract Anniversary and for the remainder of that Contract Year, you will receive a declared fixed rate of interest (the “Locked Rate”). See “Additional Information About the Indexed Options – Performance Lock” for more information.

What is the Performance Sweep feature?

The Performance Sweep is an optional feature that is automatically included within an Enhanced Indexed Option that utilizes the quarterly point-to-point Crediting Strategy. The Performance Sweep allows you to lock-in the interest credit on a Quarterversary and then receive a fixed rate of interest for the remainder of the Segment Term. If you exercise a Performance Sweep, we will apply the interest credit for the ending Contract Quarter to the Segment Crediting Base on the Quarterversary. For the remainder of the Contract Year, you will be credited with a declared fixed rate of interest (the “Locked Rate”). After you exercise the Performance Sweep, you will not participate in any Index Return (positive or negative) for the remainder of the Contract Year. See “Additional Information About the Indexed Options – Performance Sweep” for more information.

What is the Gain Lock?

The Gain Lock feature is available under the Core Indexed Options that utilize a Crediting Strategy with a Cap. A Gain Lock allows you to utilize a positive Index Return prior to the Segment End Date. When you exercise a Gain Lock for an Index Segment, you will receive two interest credits. You will receive the Gain Lock Credit on the Gain Lock Activation Date. The Gain Lock Credit is calculated by multiplying the Index Return (subject to the Cap) by the Gain Lock Factor. The Gain Lock Factor is based on the month of the Segment Term during which you exercise the Gain Lock. The Gain Lock Credit can never be less than zero. You will also receive an additional interest credit (which may be positive, negative, or zero) on the Segment End Date based on the Index Return measured from the Gain Lock Activation Date to the Segment End Date (the “Gain Lock Period”). The interest credit on the Segment End Date will not exceed the Segment Crediting Base immediately prior to the Gain Lock Credit multiplied by the Cap, minus the amount of the Gain Lock Credit. Any Withdrawals during the Gain Lock Period will reduce the maximum amount of interest on the Segment End Date in proportion to the reduction in the Segment Crediting Base after the Withdrawal. Because of this, your total opportunity for positive interest credited for the Index Segment is not increased by your exercise of the Gain Lock feature. Because the interest credit on the Segment End Date may be negative, it is possible for the total amount of interest credited to an Index Segment on which you have exercised the Gain Lock to be negative. See “Additional Information About the Indexed Options - Gain Lock” for more information.

What is the Performance Rate Rider?

The Performance Rate Rider is an optional benefit available under the Core Indexed Options and Dual Direction Indexed Options that provides an enhanced Cap or Participation Rate (the “Performance Rate”) for an Index Segment, in exchange for a fee. You must elect the Performance Rates Rider for an Index Segment before the start of the Segment Term and you cannot change the election during the Segment Term. You may allocate funds to the same Indexed Option both with and without Performance Rates at the same time, but each allocation is treated as a separate Index Segment. See “Additional Information About the Indexed Options - Performance Rate Rider” for more information.

What is the Cap Conversion Benefit Rider?

The Cap Conversion Benefit is available under the Core Indexed Options that utilize a Crediting Strategy with a Cap. You may exercise the Cap Conversion Benefit on any Business Day during the five Contract Months immediately preceding the final Contract Month of the Segment Term if there is a negative Index Return as of the CCB Activation Date. If you exercise the Cap Conversion Benefit, the Cap for the Index Segment will be eliminated and the Segment Term will be extended by one Contract Year. If the Index Return on the CCB Activation Date is at or below -5%, we will increase your Participation Rate to the CCB Par Rate when calculating interest on the Segment End Date. If you exercise the Cap Conversion Benefit for an Index Segment, the Performance Lock may still be exercised during the extended Segment Term, but the Gain Lock will no longer be available to you. After you have exercised the Cap Conversion Benefit, you have the option to reset the CCB Par Rate again during the five Contract Months immediately preceding the final Contract Month of the extended Segment Term. You may reset your CCB Par Rate and extend your Segment Term as many times as you wish until the Contract Year that includes the Maturity Date. See “Additional Information About the Indexed Options - Cap Conversion Benefit” for more information.

How is my Adjusted Daily Contract Value calculated during the Accumulation Phase?

Your Adjusted Daily Contract Value is the sum of your Adjusted Daily Segment Values for each Allocation Option at any given time. See “Valuing Your Contract Adjusted Daily Contract Value” for more information.

How are my Adjusted Daily Segment Values calculated during the Accumulation Phase?

You will have a separate Adjusted Daily Segment Value for each Strategy Segment. On the Issue Date, your Adjusted Daily Segment Value equals the Premium you allocated to establish that Strategy Segment. After the Issue Date, your Strategy Segments are credited with interest based upon their respective Crediting Strategies. For Index Segments, the amount of interest credited for the Segment Term may be positive, negative or equal to zero. With the exception of the Fixed Account and any Index Segment using a quarterly point-to-point Crediting Strategy, interest is credited to a Strategy Segment on the Segment End Date. Prior to the Segment End Date, we the value of any Strategy Segment (including the Fixed Account and any Index Segments) is the Adjusted Daily Segment Value for that Strategy Segment.

On each Business Day other than the Issue Date, your Adjusted Daily Segment Value for each Strategy Segment (including both the Fixed Account and the Index Segments) is subject to a Market Value Adjustment. The Market Value Adjustment is based estimated changes in the market value of hypothetical fixed income assets supporting your Contract. The Market Value Adjustment can be positive, negative, or zero. Additionally, on each Business Day other than the Issue Date and a Segment End Date, your Adjusted Daily Segment Value for each Index Segment is subject to an Option Value Adjustment. The Option Value Adjustment is based on changes in the Option Value for an Index Segment prior to the end of the Segment Term. The Option Value Adjustment can be positive, negative, or zero. Through the application of the Market Value Adjustment and/or Option Value Adjustment on a given Business Day, your Adjusted Daily Segment Value is intended to reflect the value of your investment in an Index Segment on that particular day. Changes to your Adjusted Daily Segment Value due to changes in the Market Value Adjustment and Option Value Adjustment are not directly tied to the performance of the relevant Index (although Index performance may impact the Option Value Adjustment).

If you Surrender your Contract, take a Withdrawal, annuitize or if a Death Benefit is paid at any time, those transactions will be based on the Adjusted Daily Segment Values. If you take a Withdrawal from an Index Segment, your Adjusted Daily Segment Value on the date of the Withdrawal will be reduced by the dollar amount of the Withdrawal, plus any applicable Withdrawal Charges. In addition, any Withdrawal will also reduce your Segment Crediting Base for that Index Segment proportionally. See “How do withdrawals affect my Segment Crediting Base?” below.

Can I make transfers between Allocation Options?

During the Accumulation Phase, you can make transfers among the Indexed Options, and between the Indexed Options and the Fixed Account, free of charge, at the end of a Segment Term. You may not make transfers at any other time. You must provide Notice of your transfer request at our Home Office at least one Business Day prior to the Segment End Date. If we do not receive a transfer request, no transfers will occur and your then existing allocations will remain in place for the next Segment Term, subject to any new Cap or Participation Rate. See the section titled “Contract Risk Factors - Liquidity Risk” for more information. See “Transfer Requests” for more information.

Can I take Withdrawals?

You may take Withdrawals from your Contract at any time during the Accumulation Phase, before the Death Benefit becomes payable. If you take a partial Withdrawal or a full Surrender, your Withdrawal may be subject to a Withdrawal Charge and the amount of the Withdrawal will be based on your Adjusted Daily Contract Value, which may include a Market Value Adjustment and/or an Option Value Adjustment, each of which may be positive or negative. Systematic partial Withdrawals are also available during the Accumulation Phase. Withdrawals may be taxable, and, if you are under age 59 1⁄2, amounts you withdraw from the Contract may also be subject to a 10% federal tax, in addition to any other state and federal income tax payable. Please consult with your Tax Advisor for additional information. See “Access to your Money During the Accumulation Phase” for additional information.

During the Payment Phase, we will make Annuity Payments based on the settlement option you select. You may not make Withdrawals in addition to the Annuity Payments.

How do Withdrawals affect my Segment Crediting Bases?

When you take a Withdrawal from a Strategy Segment, your Adjusted Daily Segment Value is reduced by the dollar amount of your Withdrawal, including any Withdrawal Charges. Because your Adjusted Daily Segment Value includes a Market Value Adjustment and/or an Option Value Adjustment, your withdrawal will also cause a proportional reduction (perhaps significant reduction) to your Segment Crediting Base. A reduction in your Segment Crediting Base negatively impacts the amount in a Strategy Segment because the Segment Crediting Base is what is used to calculate the interest to be credited at the end of the Segment Term. Overall, Withdrawals may result in a loss of principal and previously-credited interest due to adjustments and charges that may be imposed even if the Index Return has been positive. For example, if you take a $20,000 withdrawal from a Strategy Segment and your Adjusted Daily Segment Value is $80,000, you will receive $20,000 and your Adjusted Daily Segment Value will be reduced to $60,000. If the Segment Crediting Base immediately prior to the withdrawal was $100,000, it will be reduced in proportion to the reduction in the Adjusted Daily Segment Value. This withdrawal will reduce your Adjusted Daily Segment Value by 25% ($20,000 divided by $80,000). The Segment Crediting Base will also be reduced by 25% and the new Segment Crediting Base will be $75,000.

Please see Appendix B for a detailed description of how we calculate Adjusted Daily Segment Values and Adjusted Daily Contract Value. It is important to understand that even if an Index performs positively, it is possible that your Adjusted Daily Segment Value will decrease, because your Adjusted Daily Segment Value is not calculated based on the performance of the Index during that Segment Term. On any day, if you wish to obtain your Adjusted Daily Segment Values or your Adjusted Daily Contract Value, you may contact our Home Office. Your Adjusted Daily Segment Values and Adjusted Daily Contract Value are calculated at the end of each Business Day and may be more or less than the value quoted.

You should fully understand how Withdrawals affect the values of your Contract, particularly your Segment Crediting Bases in each Strategy Segment, prior to purchasing the Contract.

See “Valuing Your Contract - Impact of Withdrawals from Indexed Segments” for additional information about how Withdrawals affect the Segment Crediting Bases.

What charges are deducted under the Contract?

During the first six years that you own the Contract, if you Surrender your Contract or Withdraw more than the Free Withdrawal amount allowed under your Contract, you may be assessed a Withdrawal Charge. The amount of the Withdrawal Charge, if any, will depend on the Contract Year during which the Withdrawal is taken. The schedule below sets forth the Withdrawal Charge percentages for each Contract Year. The Withdrawal Charge schedule starts at 8% for the first Contract Year and then declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+

Withdrawal Charge (as a percentage of the Withdrawal amount subject to Withdrawal Charges)	8%	8%	7%	6%	5%	4%	0%

The total value subject to Withdrawal Charges at any time is equal to the Premium minus total prior Withdrawals that incurred a Withdrawal Charge. Positive interest credited to Index Segments and fixed interest credited to your Contract do not increase the Amount Subject to Withdrawal Charges and negative interest credited to Index Segments do not reduce the Amount Subject to Withdrawal Charges. Therefore, if the Adjusted Daily Contract Value is less than the amount subject to Withdrawal Charges upon a Full Withdrawal, Withdrawal Charges will be assessed on an amount greater than the Adjusted Daily Contract Value.

For the first six Contract Years, you may take partial Withdrawals during each Contract Year, in the aggregate, up to your Free Withdrawal amount without the imposition of Withdrawal Charges. Your Free Withdrawal Amount during the first Contract Year is 10% of Premium. Your Free Withdrawal Amount during each subsequent Contract Year is 10% of your Adjusted Daily Contract Value at the beginning of the Contract Year, or, if you own a qualified Contract, your Required Minimum Distribution for the calendar year if greater.

See “Fees and Charges - Withdrawal Charges” for more information on Withdrawal Charges.

If you elect the Performance Rate Rider for an Index Segment, on the last day of each Contract Month, the Performance Fee will be deducted from your Adjusted Daily Segment Value of that Index Segment. See “Fees and Charges – Performance Fee” for more information.

If you invest in an Indexed Option that includes a Protection Benefit, on the last day of each Contract Month, the Protection Fee will be deducted from your Adjusted Daily Segment Value of that Index Segment. See “Fees and Charges – Protection Fee” for more information.

What settlement options are available during the Payment Phase?

During the Payment Phase, we will make Annuity Payments based on the settlement option you select. The available settlement options are:

•	Income for a Specified Period between 5 and 20 years;
•	Single Life Income;
•	Single Life Income with Income for a Specified Period, for a period between 5 and 20 years;
•	Joint & Survivor Income; or
•	Joint & Survivor Income with Income for a Specified Period between 5 and 20 years.

If you do not make an election and your Contract enters the Payment Phase, the default settlement option will be a Single Life Income with Income for a Specified Period of 10 years. All Annuity Payments will be made on a fixed basis. Your payments will be based on the greater of (1) your Adjusted Daily Contract Value applied to the guaranteed settlement rates in your Contract; or (2) your Contract’s Surrender Value applied to rates currently offered by the Company for a single premium immediate annuity to the same class of annuitant. If you elect to commence Annuity Payments during a Segment Term, your Adjusted Daily Contract Value and Surrender Value are subject to an Option Value Adjustment for any Index Segments in which you are invested, which may impact the amount the Payee receives. See “Annuity Payments” for more information.

Does the Contract provide a Death Benefit?

If you die during the Accumulation Phase, your Contract provides for a Death Benefit equal to your Adjusted Daily Contract Value as of the date we receive a Valid Claim.

The Death Benefit is not payable during the Payment Phase and will terminate without value as of the Maturity Date. If you die during the Payment Phase, we will continue to make any remaining guaranteed Annuity Payments to the joint Owner or if there is no joint Owner then to the Beneficiary, based on the settlement option you selected.

See “Death Benefit” for more information.

How do I contact Eagle Life Insurance Company?

Eagle Life’s principal place of business is located at 6000 Westown Parkway, West Des Moines, IA 50266.

For all written communications, general correspondence and other transactional requests, please contact us at our Home Office:

Eagle Life Insurance Company

P.O. Box 71279

Des Moines, IA 50325

For Overnight Mail:

Eagle Life Insurance Company

6000 Westown Parkway

West Des Moines, IA 50266

We will not deem correspondence, including transactional requests including applications and Premium payments to be received by us until picked up at our Home Office.

Customer Service by Phone: 1-866-526-0995

Online Service: www.eagle-lifeco.com

3.	CONTRACT RISK FACTORS

Your Contract has various risks associated with it. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing a Contract.

Liquidity Risk

We designed the Contract to be a long-term investment to help you save for retirement or other long-term needs. The Contract is not designed to be a short-term investment. If you take Withdrawals from your Contract during the first six Contract Years, we will deduct a Withdrawal Charge, unless the Withdrawal is a Free Withdrawal. However, any remaining Free Withdrawal amount is not applied to a full Surrender. In addition, if you make Withdrawals from your Contract before you attain age 59 1⁄2, the amounts you withdraw may also be subject to a 10% federal tax, which would be in addition to any other state or federal income taxes payable. This Contract may not be appropriate for you if you expect to take Withdrawals that will be subject to Withdrawal Charges or additional federal taxes.

You can transfer funds among the Allocation Options only at the end of a Segment Term, which may be as long as six years. This restricts your ability to react to changes in market conditions during Segment Term. You should consider whether the inability to transfer funds during a Segment Term meets your financial needs. We must receive your transfer request at least one Business Day prior to the end of a Segment Term. If we do not receive a transfer request, no transfers will occur and your then existing allocation will remain in place for the next Segment Term. This will occur even if the Index, Cap or Participation Rate associated with the Indexed Option has changed since you last selected the Indexed Option. Under such circumstances, the Indexed Option may no longer be appropriate for your investment goals. If you fail to transfer funds at the end of a Segment Term and do not wish to remain invested in a particular Indexed Option for an additional Segment Term, your only option will be to take a Withdrawal from the Adjusted Daily Segment Value of an Index Segment within that Index Option.

Withdrawals may cause you to incur Withdrawal Charges, negative adjustments to your Segment Crediting Base based on Market Value Adjustments and/or Option Value Adjustments, and negative tax consequences. If you Withdraw funds allocated to an Index Segment prior to the end of a Segment Term, the Adjusted Daily Segment Value for that Index Segment will be reduced by the amount of the Withdrawal (including any Withdrawal Charges). The Segment Crediting Base for that Index Segment will then be immediately reduced in proportion to the reduction in your Adjust Daily Segment Value. A proportional reduction could be larger than the dollar amount of your Withdrawal, if the Segment Crediting Base was greater than the Adjusted Daily Segment Value at the time of the Withdrawal. Reductions to your Segment Crediting Base will negatively impact your Adjusted Daily Segment Value in that Index Segment for the remainder of the Segment Term and may result in a lower amount of interest being credited, if any, at the end of the Segment Term.

Once your Segment Crediting Base is reduced due to a Withdrawal or payment of a Withdrawal Charge, there is no way under the Contract for you to increase your Segment Crediting Base during the remainder of the Segment Term (other than exercising a Performance Lock or Gain Lock). See “Valuing Your Contract - Impact of Withdrawals from Index Segments;” “Contract Risk Factors - Risks Related to Withdrawals;” and “Contract Risk Factors – Adjusted Daily Segment Value Risk” for additional information about how Withdrawals affect the values in your Contract.

We may defer payments made under this Contract for up to six months if the applicable insurance regulatory authority approves such deferral.

Risks Related to Withdrawals

There is a risk of loss of principal and previously-credited interest if you take a Withdrawal from your Contract during the first six Contract Years, when we will deduct a Withdrawal Charge. This risk exists even if you are invested in an Indexed Option with an Index that is performing positively as of the date of your Withdrawal.

The total amount subject to Withdrawal Charges at any time is your Premium, reduced by the amount of any Withdrawals that incurred a Withdrawal Charge, including the amount of the Withdrawal Charge itself (your “Withdrawal Charge Base”). This means that if you fully Surrender your Contract during the first six Contract Years, Withdrawal Charges will be calculated as a percentage of your Withdrawal Charge Base and not your Adjusted Daily Contract Value. It is possible for the Withdrawal Charge Base to be greater than your Adjusted Daily Contract Value. In such a case, your Withdrawal Charges would be calculated on an amount that is greater than the Adjusted Daily Contract Value, and the amount you receive net of Withdrawal Charges on a full Surrender will be lower.

All Withdrawals, including Free Withdrawals and Withdrawals after the end of the Withdrawal Charge period, are also subject to a Market Value Adjustment and Option Value Adjustment.

The Option Value Adjustment is applied only to Withdrawals from an Index Segment prior to the Segment End Date and may be negative even if the Index is performing positively. The Market Value Adjustment is applied to Withdrawals from all Strategy Segments, regardless of whether the Withdrawal is on a Segment End Date. The Market Value Adjustment protects us from the risk of loss due to a change in market interest rates between the beginning of the MVA Term and the date of the Withdrawal. If interest rates at the time of the Withdrawal are higher than at the start of the MVA Term, the Market Value Adjustment will be negative.

If the applicable Option Value Adjustment and Market Value Adjustment together are negative at the time of a Withdrawal, your Adjusted Daily Contract Value will be reduced by a greater amount than the net amount you receive from the Withdrawal.

Index-Related Risks

If you allocate money to an Indexed Option, the value of the funds in that Indexed Option will depend in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other instruments that comprise or define the Index. The securities and instruments comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to lose money on your investment in the Contract. The historical performance of an Index or an Indexed Option does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Segment Term.

While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Option, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of securities, each Index is largely exposed to market risk and issuer risk.

You may earn less than the positive Index Return for the Index applicable to an Indexed Option due to the Cap and/or Participation Rate applicable to an Indexed Option, because any positive Index Return is subject to a maximum in the form of the Cap and may be limited to a percentage of less than 100% of the Index Return by the Participation Rate. Your returns may be lower than those earned by a shareholder of a mutual fund or exchange-traded fund designed to track the same Index.

Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

Provided below is a summary of other important investment risks to which the Indexes are exposed.

•

S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

•

Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•

MSCI EAFE Index. The MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g. increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile, and subject to less government supervision than domestic markets.

•

S&P 500® Daily Risk Control 15% Excess Return Index. The S&P 500® Daily Risk Control 15% Excess Return Index is designed to provide exposure to the S&P 500® Total Return Index while maintaining a targeted volatility of 15%. This Index is subject to several unique risks, which are explained below. The S&P 500® Daily Risk Control 15% Excess Return Index is referred to within this section as the “Risk Control Index.”

Low volatility does not necessarily mean low risk. The Risk Control Index employs a risk-control strategy that uses mathematical equations to target 15% volatility. There is no guarantee that the 15% volatility target will successfully reduce the volatility of the Risk Control Index. Even if the Risk Control Index successfully reduces the risk of large fluctuations as compared to the S&P 500® Total Return Index, the level of the S&P 500® Total Return Index, and thus the Risk Control Index, may remain stable or steadily decrease over time.

The Risk Control Index may underperform the S&P 500® Total Return Index and there is no guarantee that the Risk Control Index will achieve its 15% volatility target. Although the name of the Risk Control Index includes the phrase “Risk Control,” the Risk Control Index may decrease significantly more or increase significantly less than the S&P 500® Total Return Index. The Risk Control Index dynamically adjusts its notional exposure to the S&P 500® Total Return Index based on observed volatility in an attempt to maintain volatility approximately equal to the target volatility of 15%. This volatility-targeting feature may cause the Risk Control Index to reduce its exposure to the S&P 500® Total Return Index in periods of high volatility, even if the S&P 500® Total Return Index generally is performing positively.

There may be overexposure to the S&P 500® Total Return Index in bear markets or underexposure in bull markets. The Risk Control Index is designed to achieve a volatility target of 15% regardless of the direction of price movements in the market. Therefore, in bull markets (when markets are appreciating), if realized volatility is higher than the volatility target, the exposure to the daily return of the S&P 500® Total Return Index will be less than 100%, the Risk Control Index will be exposed to less than the full gains in the S&P 500® Total Return Index and the Risk Control Index will experience lower returns than the S&P 500® Total Return Index. In contrast, if realized volatility is less than the volatility target, in a bear market (when markets are depreciating), the exposure to the daily return of the S&P 500® Total Return Index will be greater than 100%, the Risk Control Index will be exposed to more than 100% of the losses in the S&P 500® Total Return Index and the Risk Control Index will experience lower returns than the S&P 500® Total Return Index.

The Risk Control Index is an excess return index and therefore its performance will reflect borrowing costs. The Risk Control Index is an excess return version of the S&P 500® Total Return Index, meaning that it is designed to measure the return on a hypothetical investment in the S&P 500® Total Return Index that is made with borrowed funds (subject to a risk-control strategy). Such borrowing costs will be deducted in calculating the return of the Risk Control Index and therefore will reduce any positive return and will increase any negative return relative to the S&P 500® Total Return Index.

The Risk Control Index may be subject to increased volatility due to the use of leverage. The Risk Control Index employs a risk-control strategy that uses mathematical equations to target 15% volatility. When the volatility of the S&P 500® Total Return Index is less than the Risk Control Index’s target volatility of 15%, the Risk Control Index will employ leverage to increase the exposure of the Risk Control Index to the S&P 500® Total Return Index, up to maximum exposure of 150%. When the Risk Control Index is leveraged, any movements in value of the S&P 500® Total Return Index may result in greater changes in the value of the Risk Control Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the S&P 500® Total Return Index. For example, if exposure to the S&P 500® Total Return Index is 130%, a 1.00% decrease in the value of the S&P 500® Total Return Index on such day would cause the Underlying to fall by 1.30%.

The S&P 500® Index, The Russell 2000® Index, the MSCI EAFE Index are price return indexes and do not reflect any dividends or distributions paid by the component companies. If dividends or distributions were reflected in the value of an Index, the Index’s performance would be higher, particularly over long periods of time. The Indexes that include non-U.S. companies use exchange rate methodologies that may impact an Index’s performance. These considerations may negatively impact the performance of your Indexed Options.

An investment in the Contract is not an investment in the companies that comprise the Indexes. You should understand that you will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that comprise the Indexes.

See “Additional Information About the Indexed Options - Indexes” for more information on the Indexes.

Point-to-Point Index Return Calculation Risk

The Index Return is used to calculate interest credits for each of the Indexed Options. We calculate the Index Return by comparing the Index Price between two specific points in time, the Segment Start Date and the Segment End Date (or, in the case of the quarterly point-to-point Indexed Option, from one Quarterversary to the next Quarterversary), which means the Index Return may be negative or flat even if the Index performed positively for some or most of the time periods between those two specific points in time. This is true even for Indexed Options with Segment Terms that are multiple years in length.

Cap and Participation Rate Risk

Interest credited to an Index Segment may be limited by a Cap. The Cap does not guarantee a certain amount of interest. The interest credited for an Index Segment may reflect earnings less than the positive Index Return. This is because any positive Index Return is subject to a maximum in the form of the Cap. The Cap for a new Segment Term may be higher, lower or the same as the previous Segment Term. A lower Cap may reduce the amount of positive Index Return that is reflected in the interest credited at the end of the Segment Term. You risk the possibility, subject to the Guaranteed Minimum Cap, that the Cap declared for a new Segment Term may limit your Indexed Option returns. The Cap applies for the entire Segment Term, even when the term is longer than one year. For example, if you invest in a six year Segment Term with a Cap, regardless of how the Index performs over the course of that six year period, the Cap will not be adjusted.

If you allocate funds to an Index Segment with a Participation Rate, the Participation Rate may limit your participation in a positive Index Return. We declare a new Participation Rate for each new Segment Term at our discretion. The Participation Rate for a new Segment Term may be higher, lower or the same as the previous Segment Term. A lower Participation Rate will reduce the amount of positive Index Return that is reflected in the interest credited at the end of the Segment Term. You risk the possibility, subject to the Guaranteed Minimum Participation Rate, that the Participation Rate declared for a new Segment Term may limit your Indexed Option returns. The Participation Rate applies for the entire Segment Term, even when the term is longer than one year. For example, if you invest in a six year Segment Term with a Participation Rate, regardless of how the Index performs over the course of that six year period, the Participation Rate will not be adjusted.

Some Indexed Options include both a Cap and a Participation Rate. When a positive Index Return is subject to both a Cap and Participation Rate, the Crediting Rate will typically equal the positive change in the Index Value multiplied by the Participation Rate, up to the Cap.

We benefit from Caps and Participation Rates because they limit the amount of positive interest that we must credit to an Index Segment for a given Segment Term. We set the Caps and Participation Rates at our discretion, and we may lower the Cap or Participation Rate for the same Indexed Option in the future. You risk the possibility that we will not set a Cap higher than the Guaranteed Minimum Cap or that we will not set a Participation Rate higher than the Guaranteed Minimum Participation Rate.

The Caps and Participation Rates for the initial Segment Term will be disclosed to you at the time you apply for a Contract and will be no lower for 37 days thereafter. If we issue the Contract more than 37 days after the date you signed the application, we will apply the rates in place on the Issue Date and those rates may be lower than the rates in place on the date you signed the application. You bear the risk that, if the Contract is not issued within 37 days of the date you signed the application the Caps and Participation Rates may change and be less advantageous to you. If the rates in place on the Issue Date are lower than the rates in place at the time you signed the application and you are dissatisfied with those rates, you can cancel your Contract within 30 days of the Issue Date and have your Premium returned to you (or such higher amount as required by your state; see “Purchasing Your Contract – Right to Examine”). There may be tax consequences if you cancel your Contract, so you should consult with your financial or tax professional before doing so.

Changes to the Caps and Participation Rates, if any, occur at the beginning of the next Segment Term. At least seven days prior to the end of a Segment Term, we will make available the applicable Caps and Participation Rates available for the next Segment Term. You do not have the right to reject any new Caps or Participation Rates for the next Segment term. If you do not like a new Cap or Participation Rate for a particular Indexed Option, at the end of the current Segment Term, you may transfer your investment to another Indexed Option or to the Fixed Account without charge. If you are invested in an Indexed Option during a Segment Term and do not submit a transfer request to us at least one Business Day prior to the end of the Segment Term, we will continue your investment in that Indexed Option for another Segment Term, subject to any new Cap and/or Participation Rate. If we are not

offering the same Indexed Option for another Segment Term and you fail to instruct us how to reallocate your investment in that Indexed Option at the end of the Segment Term, we will automatically transfer the entire amount of your investment allocated to that Indexed Option to the Fixed Account at the end of the Segment Term. Once invested for a new Segment Term, your investment and any interest earned thereon will remain in the Indexed Option or Fixed Account to which you were automatically allocated for the entire new Segment Term under terms that may be less favorable than under the prior Indexed Option.

If you do not want to invest in any Allocation Option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur surrender charges and may have negative tax consequences. If you surrender your Contract, your payment will be based on the Adjusted Daily Contract Value.

Buffer Risk

Any Buffer applicable to an Index Option provides only limited downside protection. Index fluctuations may cause a negative Index Return to exceed the Buffer. This would result in a negative interest credit, which would reduce your Adjusted Daily Segment Value in the Indexed Option. Funds allocated to an Indexed Option will benefit from the protection afforded under the Buffer only for that Segment Term. Buffers for Indexed Options with Segment Terms of longer than one year are for the entire Segment Term and are not annualized.

You assume the risk that you will incur a loss and that the amount of the loss will be significant. The Buffer protects you against losses only on a Segment End Date, and only up to the percentage stated, and you will bear any loss in excess of the Buffer. For example, if you invest in an Indexed Option with a 10% Buffer, you may lose up to 90% of your investment and if you invest in an Indexed Option with a 20% Buffer, you may lose up to 80% of your investment. You also bear the risk that sustained negative Index Returns may result in zero or negative interest being credited to your Adjusted Daily Segment Value in an Indexed Option over multiple Segment Terms. If an Indexed Option is credited with negative interest for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer for any single Segment Term. The Buffer for an Indexed Option will not change while we continue to offer that Indexed Option.

Protection Benefit Risk

The Enhanced Indexed Options include a Protection Benefit which provides additional downside protection over the Protection Term of either three or six years. The Protection Term is different than the Segment Term. The Segment Terms for the Enhanced Indexed Options will always be one Contract Year. The Protection Term will span multiple one-year Segment Terms. If you allocate funds to establish an Index Segment under an Enhanced Indexed Option, interest (which may be positive, negative, or zero) is credited to the Segment Crediting Base at the end of each one-year Segment Term (or quarterly during the one-year Segment Term for the quarterly Crediting Strategy). At the end of the Protection Term, if the Segment Crediting Base is less than the Segment Crediting Base at the beginning of the Protection Term, you will receive a Protection Credit, equal to the difference between the Protection Credit Base and the Segment Crediting Base at the end of the Protection Term, up to the maximum Protection Credit.

On the last day of each Contract Month, we will deduct the Protection Fee from your Segment Crediting Base. The monthly Protection Fee is 1/12 of the Protection Fee Factor shown in your Contract multiplied by your Protection Credit Base. You will pay the Protection Fee even if your Segment Crediting Base exceeds the Protection Credit Base at the end of the Protection Term, in which case having the Protection Benefit will lower your overall return during the Protection Term by the amount of the Protection Fees that you have paid.

See “Additional Information About the Indexed Options - Protection Benefit” for additional details on the Principal Protection Benefit.

Performance Lock Risk

If you exercise the Performance Lock for an Index Segment, the interest credit you receive may be lower than the interest credit you would have received on the Segment End Date had you not exercised the Performance Lock. This is because the interest credit is no longer based on the Crediting Strategy employed by that Index Segment. Instead, the Segment Crediting Base is replaced with the current Performance Value, which may be more or less than the Segment Crediting Base. For the remainder of the Contract Year, the Index Segment will receive a fixed rate of interest which is not linked to the performance of the Index. When you exercise a Performance Lock, you won’t know the Performance Value in advance. This is because the Option Value Adjustment used to calculate the Performance Value is calculated at the end of the Business Day we receive your Notice to exercise the Performance Lock. The locked-in Performance Value may be higher or lower than the Performance Value on the day you submitted your Notice. The Option Value Adjustment fluctuates daily and may be positive or negative. If you lock in your Performance Value at a time when the Option Value Adjustment is negative, you are locking in a loss. Once your exercise a Performance Lock, it is irrevocable for that Segment Term.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock or the optimal time for doing so. We will not warn you if you exercise the Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock. There may not be an optimal time to exercise the Performance Lock feature during a Segment Term. It may be better for you if you do not exercise the Performance Lock during a Segment Term. It is impossible to know with certainty whether or not the Performance Lock should be exercised.

See “Additional Information About the Indexed Options - Performance Lock” for additional details on the Performance Lock feature.

Performance Sweep Risk

If you exercise the Performance Sweep, you will be locking in interest credited as of the Quarterversary. After you exercise the Performance Sweep, you will not participate in any Index Return (positive or negative). No interest will be credited on future Quarterversaries during the Segment Term based on the Index Return. Depending on when you exercise the Performance Sweep, your investment might not participate in any Index Return for up to nine months. After you exercise the Performance Sweep, you will only receive a fixed rate of interest until the next Contract Anniversary. The total interest you receive for the remainder of the Segment Term may be less than the total interest you would have received during the Segment Term had you not exercised the Performance Sweep.

We will not provide advice or notify you regarding whether you should exercise the Performance Sweep feature or the optimal time for doing so. We will not warn you if you exercise the Performance Sweep feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Sweep feature. There may not be an optimal time to exercise the Performance Sweep feature during a Segment Term. It may be better for you if you do not exercise the Performance s Sweep during a Segment Term. It is impossible to know with certainty whether or not the Performance Sweep should be exercised.

See “Additional Information About the Indexed Options - Performance Sweep” for additional details on the Performance Sweep feature.

Gain Lock Risk

If you invest in an Indexed Option that includes the Gain Lock feature, you may elect the Gain Lock on any Business Day following a waiting period of three Contract Months beginning on the Segment Start Date if there is a positive Index Return as of that date. When you elect the Gain Lock, you will receive a Gain Lock Credit calculated on the Gain Lock Activation Date. The Gain Lock Credit is calculated by multiplying the positive

Index Return, subject to the Cap, by the Gain Lock Factor,. The Gain Lock Factor is determined based on the Contract Month you exercise the Gain Lock feature during the Segment Term, and will result in interest being credited based on only a portion of the positive Index Return.

On the Segment End Date, you will also receive an interest credit based on the Index Return for the period between the Gain Lock Activation Date and the Segment End Date (the “Gain Lock Period”). The interest credit on the Segment End Date will not exceed the Segment Crediting Base immediately prior to the Gain Lock Credit multiplied by the Cap, minus the amount of the Gain Lock Credit. Any Withdrawals during the Gain Lock Period will reduce the maximum amount of interest on the Segment End Date in proportion to the reduction in the Segment Crediting Base after the Withdrawal. Because of this, your total opportunity for positive interest credited for the Index Segment is not increased by your exercise of the Gain Lock feature. Because the interest credit on the Segment End Date may be negative, it is possible for the total amount of interest credited to an Index Segment on which you have exercised the Gain Lock to be negative.

If you exercise the Gain Lock, you will be locking in a portion (the Gain Lock Factor) of the positive Index Return as of the Gain Lock Activation Date (the Business Day following the date we receive Notice of your election of the Gain Lock). The Index Return fluctuates daily and you won’t know the locked in Index Return in advance. The locked in Index Return may be lower or higher than the Index Return on the date you submit your Notice to exercise the Gain Lock. If you lock in a portion of the Index Return, there can be no assurance that you would not have been better off exercising the Gain Lock at a different time or not at all.

We will not provide advice or notify you regarding whether you should exercise the Gain Lock feature or the optimal time for doing so. We will not warn you if you exercise the Gain Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Gain Lock feature. There may not be an optimal time to exercise the Gain Lock feature during a Segment Term. It may be better for you if you do not exercise the Gain Lock during a Segment Term. It is impossible to know with certainty whether or not the Gain Lock should be exercised.

See “Additional Information About the Indexed Options - Gain Lock” for additional details on the Gain Lock feature.

Performance Rate Rider Risk

For certain Indexed Options, you may elect the Performance Rate Rider. If you elect the Performance Rate Rider, in exchange for a Performance Fee, you will receive an enhanced Cap or Participation Rate for an Index Segment. There is no guarantee that the increased upside potential of the Performance Rate Rider will result in gains at least equal to the Performance Fee or any gains at all, or that an Index Segment for which you’ve elected the Performance Rate Rider will outperform an Index Segment without the Performance Rate Rider. The Performance Fee will increase any losses or decrease any gains. If you elect to receive Performance Rates for an Index Segment, you will no longer be able to use the Gain Lock or Cap Conversion Benefit features which otherwise may have been available to you for that Index Segment, had you not elected the Performance Rates.

See “Additional Information About the Indexed Options – Performance Rate Rider” for additional details on the Performance Rate feature.

Cap Conversion Benefit Risk

For certain Indexed Options with a Cap, you may elect the Cap Conversion Benefit on any Business Day during the five Contract months immediately preceding the final Contract Month of a Segment Term if there is a negative Index Return as of the CCB Activation Date. If you elect the Cap Conversion Benefit, the Cap for the Index Segment will be eliminated and the Segment Term will be extended by one Contract Year. After you have elected the Cap Conversion Benefit, you can elect it again during the five Contract months immediately preceding the final Contract Month of the extended Segment Term as many times as you wish until the Contract

Year that includes the Maturity Date. If the Index Return on the CCB Activation Date is at or below -5%, we will increase your Participation Rate to the CCB Par Rate when calculating interest on the Segment End Date.

If you elect the Cap Conversion Benefit, the Cap will be eliminated, but your Segment Term will be extended for an additional Contract Year. There can be no assurance that the Index Return will improve or that you will benefit from any positive Index Return. Any positive Index Return, even taking into account the increase in your Participation Rate to the CCB Par Rate, may be less than the Cap, in which case elimination of the Cap will not benefit you. Exercise of the Cap Conversion Benefit will not guarantee that you will be credited with positive interest at the end of the extended Segment Term.

When you exercise the Cap Conversion Benefit, your Segment Term is extended for an additional Contract Year. This means that you will not receive an interest credit on the original Segment End Date. You will not receive any interest credit until the next Contract Anniversary following the original Segment End Date. The total interest you receive on the new Segment End Date may be less than you would have received had you not exercises the Cap Conversion Benefit, even if your Participation Rate increases to the CCB Par Rate. You have the option to reset the CCB Par Rate more than once during a Segment Term. Each time you reset your CCB Par Rate your Segment Term will be extended for an additional Contract Year. This means you could potentially go multiple years without receiving any interest credit.

We will not provide advice or notify you regarding whether you should exercise the Cap Conversion Benefit or the optimal time for doing so. We will not warn you if you exercise the Cap Conversion Benefit at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Cap Conversion Benefit. There may not be an optimal time to exercise the Cap Conversion Benefit during a Segment Term. It may be better for you if you do not exercise the Cap Conversion Benefit during a Segment Term. It is impossible to know with certainty whether or not the Cap Conversion Benefit should be exercised.

See “Additional Information About the Indexed Options – Cap Conversion Benefit” for additional details on the Cap Conversion Benefit.

Adjusted Daily Segment Value Risk

On the Segment Start Date, the Segment Crediting Base for any Index Segment is the amount of funds allocated to establish that Index Segment. On the Segment End Date, we apply any interest credits to the Segment Crediting Base. We do not credit interest to an Index Segment prior to the Segment End Date (with the exception of the quarterly point-to-point Indexed Option which credits interest on each Quarterversary during the Segment Term). This means that amounts withdrawn prior to the end of a Segment Term will not be credited with interest. This includes amounts paid as a Death Benefit or applied to a settlement option prior to the end of a Segment Term. During a Segment Term, the Adjusted Daily Segment Value is the amount available for Withdrawals, Surrenders, annuitization and Death Benefits.

We determine the Adjusted Daily Segment Value of an Index Segment by applying a formula that is not directly tied to the actual performance of the applicable Index. Instead, on each Business Day, we calculate the Adjusted Daily Segment Value by applying adjustments to your Segment Crediting Base. The adjustments are: (1) a Market Value Adjustment based on estimated changes in the market value of hypothetical fixed income assets supporting your Contract; and (2) an Option Value Adjustment based on changes in the Option Value for an Index Segment prior to the end of the Segment Term. Because the Adjusted Daily Segment Value is not calculated based on the performance of the applicable Index, even if the Index Return is positive, it is possible that the Adjusted Daily Segment Value may not have increased. There is also the risk that the Adjusted Daily Segment Value could be less than the Segment Crediting Base, even if the Index is performing positively.

The Market Value Adjustment and the Option Value Adjustment are intended to protect us when you take a Withdrawal from your Contract. These adjustments provide us with protection from the trading risk that we will have to incur and/or reflect changes in the value of the assets supporting each Indexed Option throughout the Segment Term, including on the Segment End Date. You bear the investment risk of taking such Withdrawals.

Withdrawals, including partial Withdrawals, full Withdrawals (i.e., Surrenders), payment of a Death Benefit, or applying funds to a settlement option on the Maturity Date, are based on your Adjusted Daily Contract Value. The Adjusted Daily Contract Value is the total of all Adjusted Daily Segment Values. Each Adjusted Daily Segment Value is calculated by applying any applicable Market Value Adjustment and Option Value Adjustment to the Segment Crediting Base. These adjustments are not subject to any Buffer. The application of these adjustments could result in a loss, which may be significant. Under extreme market conditions, it is possible to lose your entire investment and previously credited interest in an Index Segment if you make a Withdrawal during a time when a Market Value Adjustment and/or an Option Value Adjustment apply.

On any day, if you wish to obtain your Adjusted Daily Segment Values or your Adjusted Daily Contract Value, you may contact our Home Office. Your Adjusted Daily Segment Values and Adjusted Daily Contract Value are calculated at the end of each Business Day and may be more or less than the value quoted.

For more information and to see how we calculate the Adjusted Daily Segment Values, see Appendix B.

Risk That We May Eliminate Or Substitute An Index

There is no guarantee that any particular Index underlying an Indexed Option will be available for the entire duration that you own your Contract. We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed, or if we are otherwise unable to utilize the Index. If we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the interest that we credit during that Segment Term, and you may earn less interest than if we continued to use the original Index for the entire Segment Term. We may replace an Index at any time during a Segment Term, however, we will notify you in writing 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Cap, Participation Rate or Buffer. You will have no right to reject the replacement of an Index, and you will not be permitted to transfer your value from the Indexed Option until the end of a Segment Term even if we replace the Index during the Segment Term. The new Index and the replaced Index (which you may have previously chosen) will likely not be identical with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index based on factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. We will not substitute any Index until the new Index has received any necessary regulatory approvals. At the end of the Segment Term, you may transfer your investment to another Indexed Option or to the Fixed Account without charge. If you do not want to remain invested in the relevant Indexed Option for the remainder of the Segment Term, your only option will be to Withdraw the funds from the Adjusted Daily Segment Value of that Index Segment, which may cause you to incur a Withdrawal Charge and negative tax consequences.

You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

Risk That We May Eliminate An Indexed Option

There is no guarantee that any particular Indexed Option will be available for the entire duration that you own your Contract. We may add or remove an Index or an Indexed Option during the time that you own the Contract. We will not add any Index or Crediting Strategy until the new Index or Crediting Strategy has received any necessary regulatory approval. Any addition, substitution, or removal of an Indexed Option or

Index will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Segment Term. Adding, replacing or removing an Index applicable to an Indexed Option will not cause a change in the Buffer for that applicable Indexed Option. Any new Indexed Option will have a Cap of at least the Guaranteed Minimum Cap, a Participation Rate of at least the Guaranteed Minimum Participation Rate, and a Buffer of at least 1.0%.

You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

Fixed Account Risk

The effective annual interest rate for any Contract Year will never be lower than 0.50%.The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You bear the risk that we will not declare an interest rate for the Fixed Account higher than the Guaranteed Minimum Interest Rate. The Adjusted Daily Segment Value for the Fixed Account is the amount available for Withdrawal. We calculate the Adjusted Daily Segment Value each day by applying a Market Value Adjustment to the current Fixed Account value. The Market Value Adjustment is based on estimated changes in the market value of hypothetical fixed income assets supporting your Contract. The Market Value Adjustment could decrease the amount available for Withdrawal from the Fixed Account, but not below the minimum required under state law. See “Allocation Options - Fixed Account” for additional details.

Risk Associated with Our Financial Strength And Claims-Paying Ability

Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, any obligations, benefits and guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. The assets in the Separate Account are also subject to our creditors. You should consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis.”

Risks Associated with Cyber Security And Business Continuity

We rely heavily on interconnected computer systems and digital data to conduct our annuity business activities. Because our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Contract transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage. There may be an increased risk of cyberattacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).

Cyber security risks may also affect the Indexes. Breaches in cyber security may cause an Index’s performance to be incorrectly calculated, which could affect the calculation of values under the Contract. We are not responsible for the calculation of any Index. Breaches in cyber security may also negatively affect the value of the securities or other instruments that comprise or define the Indexes.

We are also exposed to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, geo-political disputes, military actions, malicious acts and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities and could result in the closure of one or more of our offices, or interruptions in mail delivery, telephone communications, or other electronic communications.

Although we use reasonable procedures, including recording all telephone instructions and requiring certain personal identification information to prevent unauthorized account access, we cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If we permit telephone or Internet transfers, you choose to make transfers by telephone or Internet, you are assuming the risk of loss that may occur despite our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

See additional company-related risks later in this prospectus under “Company Overview – Our Business – Risks Related to our Business and Industry.”

4.	FEES AND CHARGES

There are fees, charges and adjustments associated with the Contract that may reduce the return on your investment.

Withdrawal Charges

Prior to the Maturity Date, you can take a Withdrawal of part or all of your Adjusted Daily Contract Value. Restrictions may apply to qualified Contracts. During the first six Contract Years, we will apply a Withdrawal Charge to any amount you Withdraw in excess of the annual Free Withdrawal amount to compensate us for expenses of the Contract relating to sales, including commissions to registered representatives and other promotional expenses.

If a Withdrawal Charge applies to a Withdrawal, the charge will be a percentage of the amount withdrawn in excess of your Free Withdrawal Amount. See “Free Withdrawal Amount” below. We will deduct the Withdrawal Charge from the amount withdrawn unless you ask us to deduct it from your Adjusted Daily Contract Value. If you take a full Withdrawal, the Withdrawal Charge is calculated as part of your Surrender Value.

The applicable Withdrawal Charge percentage will depend on the Contract Year during which the Withdrawal is taken. The schedule below sets forth the Withdrawal Charge percentages under the Contract. The Withdrawal Charge schedule starts at 8% and declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+

Withdrawal Charge (as a percentage of the amount withdrawn in excess of the Free Withdrawal Amount)	8%	8%	7%	6%	5%	4%	0%

The total value subject to Withdrawal Charges at any time is equal to the Premium minus total prior Withdrawals that incurred a Withdrawal Charge. Positive interest credited to your Contract do not increase the amount subject to Withdrawal Charges and negative interest credited to the Contract does not reduce the amount subject to Withdrawal Charges. Therefore, if the Adjusted Daily Contract Value is less than the amount subject to Withdrawal Charges upon a Surrender, Withdrawal Charges will be assessed on an amount greater than the Adjusted Daily Contract Value. For the purposes of determining Withdrawal Charges, partial Withdrawals will be deducted from the Adjusted Daily Contract Value according to the following order:

(1)	Any remaining Free Withdrawal amount
(2)	Any remaining amount subject to Withdrawal Charges
(3)	Any remaining Adjusted Daily Contract Value (i.e., investment gains)

Free Withdrawals

During the first six Contract Years, can withdraw up to the Free Withdrawal amount each Contract Year without incurring Withdrawal Charges. We determine your Free Withdrawal amount for each Contract Year on the first day of that Contract Year. During the first Contract Year, your Free Withdrawal amount is 10% of your Premium. For each of the next five Contract Years, your Free Withdrawal amount is 10% of your Adjusted Daily Contract Value on the first day of that Contract Year. After the sixth Contract Year, your entire Adjusted Daily Contract Value is available for Withdrawal without Withdrawal Charges.

While Withdrawal Charges will not apply to amounts taken as a Free Withdrawal, all Withdrawals, including Free Withdrawals, will be based on your Adjusted Daily Contract Value, which may include a Market Value Adjustment and/or Option Value Adjustment, and these adjustments may be negative.

The Free Withdrawal amount is not cumulative, so any Free Withdrawal amount not used in one year does not increase the Free Withdrawal amount in subsequent years. If the Withdrawal is in excess of the Free Withdrawal amount, you will have to pay any applicable Withdrawal Charge on the excess amount, unless subject to a waiver. See “Access to Your Money During the Accumulation Phase – Withdrawal Charge Waivers” for information about the Contract’s Withdrawal Charge waivers. Please note that any amounts withdrawn pursuant to a Withdrawal Charge waiver will count against the Free Withdrawal amount for a Contract Year.

For example, assume your Premium was $100,000 and your Adjusted Daily Contract Value is $115,000 at the beginning of the second Contract Year and you request a Withdrawal of $25,000. Since that amount is more than your Free Withdrawal amount ($11,500), you would pay a Withdrawal Charge of $1,080 on the remaining $13,500 (e.g., 8% x ($25,000- $11,500) = $1,080).

Now assume your Premium was $100,000 and your Adjusted Daily Contract Value is $80,000 at the beginning of the second Contract Year, you have made no prior Withdrawals and you request a full Withdrawal (i.e., you Surrender your Contract). You would pay a Withdrawal Charge of $8,000 (8% x $100,000).

Keep in mind that Withdrawals may be taxable and, if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax, in addition to any other income taxes payable. For tax purposes, Withdrawals from non-qualified Contracts are considered to come from taxable earnings first.

Market Value Adjustments and Option Value Adjustments

In addition to Withdrawal Charges, if you take a Withdrawal (including systematic Withdrawals), Surrender your Contract, your Contract enters the Payment Phase or we pay a Death Benefit, the transaction will be based on your Adjusted Daily Contract Value, which may be subject to a Market Value Adjustment and/or an Option Value Adjustment. The application of the Market Value Adjustment and/or Option Value Adjustment to such transactions could result in a loss and will not be subject to the Buffers for the Indexed Options. In extreme circumstances, for any and all Indexed Options, you may lose up to your entire Segment Crediting Base by taking Withdrawals due to the use of Adjusted Daily Segment Values.

Performance Fee

If you elect to receive the Performance Rates for an Index Segment, we will deduct a Performance Fee from the Segment Crediting Base on the last day of each Contract Month. The Performance Fee for any month is equal to 1/12th of the Performance Fee Factor multiplied by the Segment Crediting Base on the Segment Start Date. The current Performance Fee Factor is [ ]%. We may change the Performance Fee Factor after your Issue Date, up to a maximum Performance Fee Factor of [ ]% We will notify you of any change in the Performance Fee Factor at least seven days before the end of a Segment Term.

If you exercise a Performance Lock, the Performance Fee will not be charged for the remaining Contract Year. If you take a Withdrawal from an Index Segment receiving Performance Rates, we will make a proportional adjustment to each monthly Performance Fee for the remainder of the current Segment Term.

Protection Fee

If you allocate funds to an Enhanced Indexed Option, you will receive enhanced protection from loss during the Protection Term, in exchange for a Protection Fee. The Protection Fee is deducted from your Segment Crediting Base on the last day of each Contract Month during the Protection Term. Each month, the Protection Fee is equal to 1/12th of the Protection Fee Factor multiplied by the Protection Credit Base as of the close of the Business Day immediately prior to the deduction of the Protection Fee. The current Protection Fee Factor is [ ]%. We may change the Protection Fee Factor after your Issue Date, up to a maximum Protection Fee Factor of [ ]%. We will notify you of any change in the Protection Fee Factor at least seven days before the end of a Protection Term. The Protection Fee does not reduce the Protection Credit Base.

State Premium Taxes

A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other government agency. We may, at our discretion, deduct the tax, currently ranging from 0% to 3.5%, from the Adjusted Daily Contract Value when you begin receiving Annuity Payments, you Surrender the Contract, or a Death Benefit is paid. We may decide to deduct the tax at the time that you make a premium payment or when due to the applicable taxing authority.

Federal, State, And Local Taxes

We may in the future deduct charges from the Contract for any taxes we incur because of the Contract. However, no deductions are being made at the present time.

5. THE ANNUITY CONTRACT

The Contract, including all endorsement and riders, is a contractual agreement between the Company and you, the Owner. This prospectus describes the material features, benefits, obligations, and risks under the Contract. The Contract is a deferred annuity designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as funding your retirement. Under the Contract we promise to pay an income in the form of Annuity Payments, beginning on the Maturity Date. A Death Benefit may also become payable on the date we receive a Valid Claim. All payments under the Contract are subject to the terms and conditions in the Contract, which are described in this prospectus.

Prior to the Maturity Date, you may access your money under the Contract by taking Withdrawals of your Adjusted Daily Contract Value. Withdrawals above the annual Free Withdrawal amount may be subject to a Withdrawal Charge during the first six Contract Years.

The Contract may be purchased as either “qualified” and “non-qualified” under the Internal Revenue Code. If you purchase a non-qualified Contract, it will provide you with certain tax deferral features under the Code. If you are investing in this Contract through a traditional or Roth Individual Retirement Account (“IRA”) , the Contract is a qualified Contract and will not provide you tax deferral benefits in addition to those already provided by your IRA.

State Variations

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine provisions, and may impose different issue age limitations. The state in which your Contract is issued also governs whether or not certain options, or charges are available or will vary under your Contract. Please see Appendix A for a listing of general state variations. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

6.	OWNERSHIP, ANNUITANTS, AND BENEFICIARIES

Owner

The Owner is the person or entity who owns the Contract and who has all rights of ownership under the Contract.

Joint Owners: A non-qualified Contract can be owned by joint Owners. Both joint Owners must be natural persons. All references to “you” or “Owner” throughout this prospectus and in the Contract shall mean both joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly, unless both Owners direct us otherwise in writing. Only two Owners are allowed per Contract. If the Contract is owned by joint Owners, the signatures of both Owners are needed to exercise rights under the Contract, unless we are directed otherwise by both joint Owners in writing. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner.

Annuitant

The Annuitant is the person whose life determines any life-contingent Annuity Payments during the Payment Phase. You name the Annuitant and any joint Annuitant on your Contract application. You may not change the Annuitant or joint Annuitant after the Issue Date.

If the Contract is non-qualified and the Owner is a natural person, up to two Annuitants are allowed per Contract. If the Owner is not a natural person, only one Annuitant is allowed. Joint Annuitants may be permitted for Contracts owned by certain types of trusts. Each Annuitant must be at least Age 18 and not older than Age 85 as of the Issue Date. The Annuitant does not have any rights in or to the Contract, unless the Annuitant is also the Owner.

Beneficiary

During the Accumulation Phase, the Beneficiary is the person(s) or entity (or entities) that the Owner designates to receive the Death Benefit, as described in the section titled “Death Benefit.” If there are joint Owners, the surviving Owner is automatically treated as the Beneficiary upon the death an Owner. You initially name the Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending us Notice. If you have designated a Beneficiary as irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you. We are not responsible for the validity of any Beneficiary designation or for any legitimate actions we may take under the Contract (including payments) prior to receiving a request to change a Beneficiary. If an Owner dies during the Payment Phase, we will make any remaining guaranteed Annuity Payments to the surviving Joint Owner. If there is not a surviving Joint Owner, we will pay your Beneficiary any remaining Annuity Payments.

Assignment

To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. You may request to assign or transfer your rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it.

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions (including payments) that we take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

A Qualified Contract may not be assigned except as permitted by the Code.

7.	PURCHASING THE CONTRACT

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated distributor, AEL Financial Services. The Contract may not be available through all broker-dealers who have a selling agreement with AEL Financial Services. Some selling broker-dealers may limit the availability of certain Indexed Options or other features available under the Contract. Your broker-dealer may impose additional conditions on the purchase of the Contract other than those which we or other selling firms impose. We reserve the right to reject any application for a Contract at our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

To purchase the Contract, any Owner and any Annuitant must be at least Age 18 and no older than Age 85.

Single Premium Payment

You may purchase the Contract by completing an application and submitting a minimum Premium payment of $25,000. The Contract is a single premium annuity contract. This means only one Premium payment is allowed under the Contract. However, the single Premium payment may be received from multiple sources. For IRAs, because the minimum Premium payment we accept exceeds the annual contribution limits for IRAs, your Premium payment must include a rollover contribution from an existing IRA or qualified retirement plan balance.

We will not deem correspondence, including transactional inquiries including applications and Premium payments to be received by us until picked up at our Home Office address.

We reserve the right not to accept third-party checks. In some circumstances and at our discretion, we may accept third-party checks that are from a rollover or transfer from other financial institutions.

Any Premium payment that exceeds $1.5 million and any Premium payment that, when aggregated with previous Premium payments made under other contracts issued by us, exceeds $1.5 million is subject to our approval. Additionally, we reserve the right to refuse any Premium payment that does not meet our minimum Premium payment requirements, is not in Good Order, or is otherwise contrary to law for us to accept. In addition, we reserve the right to refuse any application. If we refuse your application, we will return your Premium payment to you.

We will not issue the Contract until your application is in Good Order and we have received the full amount of the Premium payment. We are not responsible for lost investment opportunities while we review your application or await payment of your Premium. Any Premium payment we receive before we issue the Contract will be held in our general account until we credit the full Premium amount to your Contract on the Issue Date, and it will not earn interest during this time. We do not accept any additional Premiums after the Issue Date. Your application will not be considered to be in Good Order and your Contract will not be issued until your Premium payments from all sources have been received by us.

When we issue the Contract, we will apply the rates, including Caps and Participation Rates, in effect on the date you signed the Contract application, as long as we issue the Contract within 37 days of the date you signed the application. If we issue the Contract more than 37 days after the date you signed the application, we will apply the rates in place on the Issue Date, which will be made available to you at least seven days before your Issue Date, even if those rates are lower than the rates in place on the date you signed the application. If the rates in place on the Issue Date are lower than the rates in place at the time you signed the application and you are dissatisfied with those rates, you can cancel your Contract within 30 days of the Issue Date and have your Premium returned to you (or such higher amount as required by your state; see “Right to Examine,” below). There may be tax consequences if you cancel your Contract, so you should consult with your financial or tax professional before doing so. We will post new Caps and Participation Rates to our public website at [WEBSITE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT] at least seven days prior to becoming effective.

Allocating Your Premium Payment

You tell us how to apply your Premium payment by specifying in the Contract application your desired allocation (by percentage) among the Allocation Options. All allocations must be in whole percentages totaling 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%. Your Premium payment will be allocated according to your instructions on the Contract’s Issue Date.

Right To Examine

You may cancel the Contract without charge by returning it to us within 20 days after you receive your Contract, or such longer period as may be required by your state. If your Contract is a replacement of an existing annuity contract, your right to cancel is generally 30 days. If you cancel your Contract during this period, we will issue a refund, including all charges that may have been deducted from your Contract and you will not be subject to a Withdrawal Charge. Your state’s law will determine the amount you will receive. This amount will either be:

(a)

Your Adjusted Daily Contract Value on the Business Day we receive your request, which may be more or less than your original Premium payment and will be determined based on application of the Market Value Adjustment and Option Value Adjustments;

(b)	The amount of your Premium payment; or

(c)	The greater of (a) or (b).

If you are canceling your Contract because the rates in place on the Issue Date are lower than the rates in place at the time you signed the application, then the amount you will receive is determined in accordance with (c).

If we are required to return the amount of your Premium payment or the greater of (a) or (b) above, Eagle Life will be subject to the investment risk if you cancel your Contract during the right to examine period.

The amount of your refund may depend on if your Contract is a replacement of another insurance or annuity contract. If your Contract is an IRA and you cancel within the first 7 days, you will receive the greater of (a) or (b) above. After the first 7 days, your state’s law will determine the amount you will receive as described above.

For a state-by-state description of material variations of this Contract, including the right to examine period, see Appendix A.

8.	ALLOCATION OPTIONS

On the Issue Date, you must allocate your Premium among the available Allocation Options for the initial Segment Terms. When a Segment Term ends, you may transfer the funds in that Strategy Segment to one or more of the available Allocation Options or remain in the same Allocation Option for a subsequent Segment Term. You may not transfer funds out of an existing Strategy Segment prior to the Segment End Date.

See “Transfer Requests” for additional information about transferring funds among the various Allocation Options.

Currently, the Allocation Options offered under the Contract are the Fixed Account and 23 Indexed Options. The Fixed Account credits compound interest at a rate that is guaranteed for a one-year Segment Term. Each Indexed Option credits interest determined by the performance of a particular Index and the applicable Crediting Strategy. The interest credited at the end of a Segment Term for any Indexed Option may be positive, negative, or equal to zero.

Fixed Account

The Fixed Account is the only fixed-interest Allocation Option available under the Contract. The Segment Term for the Fixed Account is always one Contract Year beginning and ending on each Contract Anniversary. The Fixed Account credits compound interest based on rates that are set and guaranteed by us each Contract Year. We will make available the fixed interest rate for the next Contract Year at least seven days prior to each Contract Anniversary. The interest rate for the Fixed Account will never be less than the Minimum Guaranteed Interest Rate, as discussed below.

The interest rate for the Fixed Account for your first Contract Year will be set forth in your Contract. At least seven days prior to each Contract Anniversary, we will make available the interest rate for the Fixed Account for the next Contract Year. You may obtain the new interest rate by contacting our Home office or visiting [WEBSITE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT].

The effective annual interest rate for the Fixed Account may change each Contract Anniversary, but it will never be lower than the Guaranteed Minimum Interest Rate shown in your Contract. The Guaranteed Minimum Interest Rate will never be less than the minimum non-forfeiture rate required in the Contract’s state of issue on your Contract’s Issue Date. The minimum non-forfeiture rate is calculated by us based on the Standard Nonforfeiture Law for Individual Deferred Annuities as enacted in the Contract’s state of issue. The Guaranteed Minimum Interest Rate is determined on your Issue Date and will not change while your Contract remains active, even if the minimum non-forfeiture rate changes. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You bear the risk that we will never declare an interest rate for the Fixed Account higher than the Guaranteed Minimum Interest Rate.

Withdrawals from the Fixed Account are based on your Adjusted Daily Segment Value in the Fixed Account, but are also subject to minimum amounts required by state law. These minimum amounts only apply upon annuitization from the Fixed Account, payment of the Death Benefit upon death of the Owner, or a full Withdrawal of all funds in the Fixed Account. We guarantee that if one of these events occurs, then the proceeds from the Fixed Account (the amount applied to Annuity Payments or paid for a Surrender or Death Benefit) will be at least equal to the minimums required by state law.

Indexed Options

Each Indexed Option is a combination of an Index, Segment Term and Crediting Strategy. Each Indexed Option credits interest based on the performance of a particular Index and according to the applicable Crediting Strategy.

We offer three categories of Indexed Options: Core Indexed Options, Dual Direction Indexed Options, and

Enhanced Indexed Options. There are currently 23 Indexed Options all together available under the Contract. The table below lists the Index, Crediting Strategy and Segment Term for each of the Indexed Options. We expect to add and remove Indexed Options from time to time. We will always offer the following Indexed Option: S&P 500® Index, 1-Year Segment Term, with a Cap no lower than 2.0%, Participation Rate no lower than 20.0%, and Buffer no lower than 5%.

The availability of the Indexed Options may vary by selling broker-dealer. You should contact your financial professional to obtain information about the Indexed Options that are available to you.

Additional information about the operation of each Crediting Strategy employed by the Indexed Options is provided under “Additional Information About the Indexed Options – Crediting Strategies” below.

INDEXED OPTIONS

Crediting Strategy	Downside Protection	Segment Term	S&P 500® Index	Russell 2000® Index	MSCI EAFE Index	S&P 500 Daily Risk Control 15% Excess Return Index

CORE INDEXED OPTIONS

Point-to-Point with Cap	10% Buffer	1 Year	✓	✓	✓	N/A
	20% Buffer	3 Year	✓	✓	✓	N/A
	100% Buffer	1 Year	✓	✓	✓	N/A

Uncapped Point-to-Point with Participation Rate	10% Buffer	3 or 6 Year	✓	✓	✓	N/A
	20% Buffer	6 Year	✓	✓	✓	N/A

DUAL DIRECTION INDEXED OPTIONS

Dual Direction	10% Buffer	6 Year	✓	✓	✓	N/A

ENHANCED INDEXED OPTIONS

Annual Point-to-Point with Protection Benefit	5% Buffer and 100% Protection over 6 Years	1 Year with 6 Year Protection Term	N/A	N/A	N/A	✓

Quarterly Point-to-Point with Protection Benefit	1.25% Buffer (Quarterly) and 20% Protection over 3 Years	1 Year with 3 Year Protection Term	N/A	N/A	N/A	✓

9.	ADDITIONAL INFORMATION ABOUT THE INDEXED OPTIONS

Each Indexed Option has a Segment Term, an Index, and a Crediting Strategy. We offer three categories of Indexed Options: Core Indexed Options, Dual Direction Indexed Options, and Enhanced Indexed Options.

Core Indexed Options

Each of the available Core Indexed Options utilizes a point-to-point Crediting Strategy, either with or without a Cap, to calculate interest credits. Additional information about how each Crediting Strategy works is provided below. You can select Core Indexed Options with Segment Terms of either one year, three years or six years. Some Core Indexed Options provide more than one Buffer option. Greater downside protection in the form of a higher Buffer may result in less upside potential in the form of a lower Cap or Participation Rate.

Core Indexed Options – 1 Year Segment Term

Index	Crediting Strategy	Buffer

S&P 500® Index	Point-to-Point with Cap	10%
		100%

Russell 2000® Index	Point-to-Point with Cap	10%
		100%

MSCI EAFE Index	Point-to-Point with Cap	10%
		100%

Core Indexed Options – 3 Year Segment Term

Index	Crediting Strategy	Buffer

S&P 500® Index	Point-to-Point with Cap	20%
	Uncapped Point-to-Point with Participation Rate	10%

Russell 2000® Index	Point-to-Point with Cap	20%
	Uncapped Point-to-Point with Participation Rate	10%

MSCI EAFE Index	Point-to-Point with Cap	20%
	Uncapped Point-to-Point with Participation Rate	10%

Core Indexed Options – 6 Year Segment Term

Index	Crediting Strategy	Buffer

S&P 500® Index	Uncapped Point-to-Point with Participation Rate	10%
		20%

Russell 2000® Index	Uncapped Point-to-Point with Participation Rate	10%
		20%

MSCI EAFE Index	Uncapped Point-to-Point with Participation Rate	10%
		20%

Dual Direction Indexed Options

The Dual Direction Indexed Options each utilize the Dual Direction Crediting Strategy to calculate and credit interest over a six year Segment Term. The Dual Direction Crediting Strategy is designed to provide limited downside protection while also allowing you to convert a negative Index Return (up to the Buffer) into a positive interest credit. Additional information about the Dual Direction Crediting Strategy utilized by the Dual Direction Indexed Options is include below under “Crediting Strategies – Dual Direction Crediting Strategy.”

Dual Direction Indexed Options – 6 Year Term

Index	Crediting Strategy	Buffer

S&P 500® Index	Dual Direction	10%

Russell 2000® Index	Dual Direction	10%

MSCI EAFE Index	Dual Direction	10%

Enhanced Indexed Options

The Enhanced Indexed Options automatically include the Protection Benefit which provides additional protection from loss over a Protection Term that spans multiple one year Segment Terms. You can select an Enhanced Indexed Option with either a three-year or six-year Protection Term. The Enhanced Indexed Option with a three-year Protection Term consists of three consecutive one-year Segment Terms. Interest is credited each Quarterversary during each one-year Segment Term. The Enhanced Indexed Option with a six-year Protection Term consists of six consecutive one-year Segment Terms. Interest is credited at the end of each one-year Segment Term. At the end of either the three or six-year Protection Term, you will receive a Protection Credit if your Segment Crediting Base is less than your Protection Credit Base. Additional information about the Protection Benefit within the Enhanced Indexed Options is included below under “Protection Benefit.”

Enhanced Indexed Option – 3 Year Protection Term

Index	Crediting Strategy	Buffer

S&P 500® Daily Risk Control 15% Excess Return Index	Quarterly Point-to-Point	10%

Enhanced Indexed Options – 6 Year Protection Term

Index	Crediting Strategy	Buffer

S&P 500® Daily Risk Control 15% Excess Return Index	Annual Point-to-Point	10%

Segment Term

The Segment Term for an Indexed Option is either one, three or six years. Segment Terms always begin and end on a Contract Anniversary.

Indexes

Currently, each Indexed Option credits interest based on the performance of one of the following Indexes, each covering different asset classes. Not all Indexes are available with each Crediting Strategy. There are risks associated with each of these Indexes. See “Contract Risk Factors – Index Risk” for more information about these risks.

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S&P 500® Index (SPX). Widely regarded as the best gauge of the U.S. stock market, this world-renowned index tracks the performance of 500 large companies in leading industries of the U.S. economy. The S&P 500® Index is a price return index and the performance of the Index does not reflect any dividends or distributions paid by the component companies included in this Index.

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Russell 2000® Index (RTY). The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Index is a price return index and the performance of the Index does not reflect any dividends or distributions paid by the component companies included in this Index.

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MSCI EAFE Index (MXEA). MSCI EAFE Index is an equity index that captures large and mid-cap representation across 21 developed markets around the world, including Europe, Australasia and the Far East, excluding the United States and Canada. The Index covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. The MSCI EAFE Index is a price return index and the performance of the Index does not reflect any dividends or distributions paid by the component companies included in this Index.

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S&P 500® Daily Risk Control 15% Excess Return Index (SPXT15UE). The S&P 500® Daily Risk Control 15% Excess Return Index is designed to provide exposure to the S&P 500® Total Return Index while maintaining a targeted volatility of 15%. Volatility is a measurement of the variability of returns and is calculated based on historical performance using weightings to give more significance to recent observations. In addition, short and long-term measures of volatility are used to cause the Index to deleverage quickly, but increase exposure more gradually on a relative basis. The returns on this Index have two components: the S&P 500® Total Return Index and a cash component. When volatility increases, the Index moves out of the S&P 500® Total Return Index and into cash. Conversely, if volatility decreases, the Index moves more weight into the S&P 500® Total Return Index and less in cash. If the volatility of the S&P 500® Total Return Index falls below the targeted level, the exposure to the Index could be leveraged, if desired. As an excess return index, the return will be the equal to the total return of the S&P 500® Daily Risk Control 15% Excess Return Index, less the borrowing cost.

The S&P 500® Total Return Index (SPXT) represents the total return earned on a portfolio that tracks the S&P 500® Index (“SPX”), and reinvests dividends in the S&P 500® Index, not in the specific stock paying the dividend. In the S&P 500® Index, changes in the index level reflect changes in stock prices. In the S&P 500® Total Return Index, changes in the index level reflect both movements in stock prices and the dividend reinvestment.

New or Discontinued Indexes, Indexed Options or Crediting Strategies

We reserve the right to add, remove or replace any Indexed Option, Index, or Crediting Strategy in the future, subject to any necessary regulatory approvals. If we replace an Index, this will not cause a change in the Cap, Participation Rate or Buffer for the current Segment Term. Adding, replacing or removing an Index does not cause a change in the Buffer because that element does not change while we continue to offer that Indexed Option. Any new Indexed Options based on the performance of a newly added Index will have a new Buffer and Cap or Participation Rate, provided that a Cap will never be lower than the Guaranteed Minimum Cap, a Participation Rate will never be lower than the Guaranteed Minimum Participation Rate, and the Buffer will never be lower than 1.0%. Changes to the Caps or Participation Rates, if any, occur at the start of the next Segment Term. If we add or remove an Index (as opposed to replacing an Index with another Index), the changes will not be effective for your Contract until the start of the next Segment Term.

We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed, or if we are otherwise unable to utilize the Index. We may do so at the end of a Segment Term or during a Segment Term. We will notify you in writing before we replace an Index.

If we replace an Index, we will endeavor to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If we replace an Index during a Segment Term, we will calculate the Index Return using the old Index from the Segment Start Date until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified start of Segment Term value for the new Index. The modified starting Segment Term value for the new Index will reflect the Index Return for the old Index from the start of the Segment Term to the replacement date.

Example. This example shows how we would calculate the Index Return during a Segment Term during which an Index was replaced.

Index Return on replacement date for old Index

Old Index Price at beginning of Segment Term	100
Old Index Price on replacement date	103
Index Return for old Index on replacement date	(103 /100) - 1 = 3%

This 3% Index Return on the replacement date is then used to calculate the modified beginning of Segment Term Index Price for the new index.

Modified start of Segment Term Index Price for new index

Index Return for old Index on replacement date	3%
Index Price for new index on replacement date	1000
Modified start of Segment Term Index Price for new index	1000 /(100% + 3%) = 970.87

The Index Return calculation for that Segment Term is then based on the change between the modified start of Segment Term Index Price for the new index, and the end of Segment Term Index Price for the new index.

Additional Index information, including disclaimers, may be found in Appendix C. The investment risks associated with the Indexes are discussed under the section titled “Index Risk.”

Crediting Strategies

Each Index-linked Crediting Strategy calculates and credits interest based on the performance of an Index. Interest is calculated by multiplying the Segment Crediting Base by the Crediting Rate. The Crediting Rate is the Index Return, adjusted for any applicable Cap, Participation Rate, and Buffer.

Calculating the Index Return. Each Indexed Option uses a “point-to-point” method for calculating the Index Return. A “Point-to-Point” method compares the Index Price on the first and last day of the interest crediting period. For all Crediting Strategies except the quarterly point-to-point with Buffer, the interest crediting period is the same as the Segment Term. The quarterly point-to-point Crediting Strategy calculates the Index Return on each Quarterversary during the Segment Term, measuring the percentage change in the Index Price between the first day of each Contract Quarter and the last day of the same Contract Quarter.

Example: Assume that you allocate funds to an Indexed Option using the S&P 500® Index and between the Segment Start Date and Segment End Date, the value of the securities comprising the S&P 500® increases by 7%. There would be a positive Index Return of 7% for that Indexed Option for the Segment Term. If instead the S&P 500® decreased by 7%, there would be a 7% negative Index Return for the Indexed Option for the Segment Term.

Calculating the Crediting Rate. After the Index Return is calculated at the end of the Segment Term (or on the Quarterversary for the Quarterly point-to-point Crediting Strategy), we then apply a Participation Rate, Cap, and/or Buffer, depending on the specific Crediting Strategy, in order to calculate the Crediting Rate.

Participation Rate. The Participation Rate represents the percentage of any positive Index Return that will be used to calculate the Crediting Rate for a given Segment Term. The Participation Rate is a percentage, which can be more, less or equal to 100%, that is multiplied by the positive Index Return to determine the interest that would be credited for a given Segment Term for a point-to-point Index Segment. We will not apply a Participation Rate if the Index Return is less than zero.

•

If the Participation Rate is greater than 100%, it will increase your upside potential when there is a positive Index Return. For example, if your Participation Rate is 120%, we will multiply any positive Index Return by 120%

•

If the Participation Rate is less than 100%, it will decrease your upside potential when there is a positive Index Return. For example, if your Participation Rate is 90%, we will apply only 90% of the positive Index Return.

•	If the Participation Rate is equal to 100%, it will neither increase nor decrease your upside potential. If your Participation Rate is 100%, we will apply the amount of the positive Index Return.

In no event will a Participation Rate be lower than the Guaranteed Minimum Participation Rate.

The Participation Rates for your initial Segment Terms will be set forth in your Contract and will be disclosed to you at the time you apply for a Contract. The Participation Rates applicable to the first Segment Term will not change for 37 days from the date you sign your application. If we issue the Contract more than 37 days after the date you signed the application, we will apply the rates in place on the Issue Date and those rates will be made available at least seven days prior to the Issue Date. If the rates in place on the Issue Date are lower than the rates in place at the time you signed the application and you are dissatisfied with those rates, you can cancel your Contract within 30 days of the Issue Date and have your Premium returned to you (or such higher amount as required by your state; see “Purchasing Your Contract – Right to Examine.”). At least seven days before the end of each Segment Term, we will make available the Participation Rates for the next Segment Term.

The following examples illustrate how the Crediting Rate is calculated under a Crediting Strategy that utilizes a Participation Rate:

Example 1: Assume that you allocate funds to an Indexed Option for a Segment Term with a Participation Rate of 120%. Also assume that at the end of the Segment Term, the Index Return is 6.0%. As a result, we would multiply the Participation Rate of 120% by the Index Return of 6.0% to determine the Crediting Rate of 7.2%. You would then be credited with interest equivalent to 7.2% (120% x 6.0%) of your Segment Crediting Base. In this example, the Participation Rate increased your potential gain.

Example 2: Assume that you allocate funds to an Indexed Option for a Segment Term with a Participation Rate of 90%. Also assume that at the end of the Segment Term, the Index Return is 6.0%. As a result, we would multiply the Participation Rate of 90% by the Index Return of 6.0% to determine the Crediting Rate of 5.4%. You would then be credited with interest equivalent to 5.4% (90% x 6.0%) of your Segment Crediting Base. In this example, the Participation Rate decreased your potential gain.

Example 3: Assume that you allocate funds to an Indexed Option for a Segment Term with a Participation Rate of 100%. Also assume that at the end of the Segment Term, the Index Return is 6.0%. As a result, we would multiply the Participation Rate of 100% by the Index Return of 6.0% to determine the Crediting Rate of 6.0%. You would then be credited with interest equivalent to 6.0% (100% x 6.0%) of your Segment Crediting Base. In this example, the Participation Rate did not impact your potential gain.

The Participation Rates do not guarantee a certain amount of interest will be credited. The Participation Rates benefit us because they may limit the amount of positive Index Return that we may be obligated to credit for any Segment Term. We set the Participation Rates at our discretion. You bear the risk that we will not set the Participation Rates higher than the Guaranteed Minimum Participation Rate.

Cap. The Cap represents the maximum positive Index Return that would be used to calculate the Crediting Rate for a given Segment Term. The Crediting Rate for the Index Segment will be the lesser of (i) the Index Return multiplied by the Participation Rate and (ii) the Cap. We set the Cap for each Indexed Option prior to the Segment Start Date. The Cap may be different for different Indexed Options, and may vary for any Segment Term for any Indexed Option. In no event will a Cap be lower than the Guaranteed Minimum Cap.

The Caps for your initial Segment Terms will be set forth in your Contract and will be disclosed to you at the time you apply for a Contract. The Caps applicable to the first Segment Term will not change for 37 days from the date you sign your application If we issue the Contract more than 37 days after the date you signed the application, we will apply the Caps in place on the Issue Date and those rates will be made available at least seven days prior to the Issue Date. If the rates in place on the Issue Date are lower than the rates in place at the time you signed the application and you are dissatisfied with those rates, you can cancel your Contract within 30 days of the Issue Date and have your Premium returned to you (or such higher amount as required by your state; see “Purchasing Your Contract – Right to Examine.”). At least seven days before the end of each Segment Term, we will make available the Caps for the next Segment Term

The following examples illustrate how the Crediting Rate is calculated under a Crediting Strategy that utilizes a Cap:

Example 1: Assume that you allocate funds to a Point to Point Indexed Option for a Segment Term with a Participation Rate of 100% and a Cap of 8%. Also assume that at the Segment End Date, the positive Index Return is 6%. In this case, to determine the Crediting Rate, we would first multiply the Index Return of 6% by the Participation Rate of 100%, with result being 6%. We would then compare the 6% to the Cap of 8%. Because the positive Index Return multiplied by the Participation Rate (6%) is less than the Cap (8%), the full 6% would be used for the Crediting Rate. As a result, you would be credited with interest equivalent to 6% of your Segment Crediting Base. In this example, the Cap did not limit your potential gain.

Example 2: Assume that you allocate funds to a Point to Point Indexed Option for a Segment Term with a Participation Rate of 100% and a Cap of 7%. Also assume that at the Segment End Date, the positive Index Return is 10%. In this case, we would first multiply the Index Return of 10% by the Participation Rate of 100%, with result being 10%. We would then compare the 10% to the Cap of 7%. Because the positive Index Return multiplied by the Participation Rate (10%) is higher than the Cap (7%), the Cap of 7% would be used for the Crediting Rate. As a result, you would be credited with interest equivalent to 7% of your Segment Crediting Base. In this example, the Cap limited your potential gain.

The Caps do not guarantee a certain amount of interest will be credited. The Caps benefit us because they limit the amount of positive Index Return that we may be obligated to credit for any Segment Term. We set the Caps at our discretion. You bear the risk that we will not set the Caps higher than the Guaranteed Minimum Cap.

Buffer. The Buffer for an Indexed Option represents the amount of any negative Index Return the Company will absorb before you are credited with negative interest. Each Indexed Option will specify the Buffer for that strategy. Depending on which Indexed Option you select, the Buffer will provide protection from a negative Index Return of up to 5%, up to 10%, up to 20%, or up to 100%. A Buffer of 100% means that you will not be credited with any negative interest on a Segment End Date.

The following examples illustrate how the Crediting Rate is calculated under a Crediting Strategy that utilizes a Buffer:

Example 1: Assume that you allocate funds to an Indexed Option with a Crediting Strategy that includes a Buffer of 10% and, at the end of the Segment Term, there is a negative Index Return of 8%. In this case, to determine the Crediting Rate we would compare the Buffer of 10% to the negative Index Return of 8%. Because the negative Index Return (8%) does not exceed the Buffer of 10%, the Crediting Rate would be 0%. As a result, we would not credit any negative interest to your Segment Crediting Base. In this example, the Buffer provided complete downside protection by preventing you from being credited with negative interest.

Example 2: Assume that you allocate funds to an Indexed Option with a Crediting Strategy that includes a Buffer of 10% and, at the end of the Segment Term, there is a negative Index Return of 15%. In this case, to determine the Crediting Rate, we would compare the Buffer of 10% to the negative Index Return of 15%. Because the negative Index Return (-15%) exceeds the Buffer of 10%, the Crediting Rate would be -5% (Index Return of -15% reduced by a Buffer of 10%). As a result, we would be credited with negative interest equivalent to your Segment Crediting Base multiplied by -5%. In this example, the Buffer provided downside protection because it did limit your loss from -15% to -5%, but it did not provide complete downside protection.

The Buffer for an Indexed Option will not change while we continue to offer that Indexed Option.

Unless the Buffer is 100%, the Buffer provides only limited protection from downside risk. You should understand that the Buffer does not provide absolute protection against negative interest being credited. You may lose money.

Dual Direction Crediting Strategy

Under a Dual Direction Crediting Strategy, the Buffer still represents the amount of negative Index Return the Company will absorb before you receive any negative interest credits. But, if the Index Return is negative and does not exceed the Buffer, the Crediting Rate will the absolute value of the negative Index Return. The absolute value of a number is simply that number without regard to it being positive or negative (i.e., without regard to its mathematical sign). For example, the absolute value of -5 is 5. Therefore, for purposes of the Segment Crediting Rate calculation, the absolute value of the Index Return is simply the Index Return without regard to whether the number is positive or negative. For example, if the Index Return is -8% and the Buffer is 10%, we would apply a Crediting Rate of 8.0% to determine your interest credit.

If the negative Index Return exceeds the Buffer, then there will not be a positive interest credit and we determine the Crediting Rate the same as any other Crediting Strategy with a Buffer. In other words, only the portion of the negative Index Return that exceeds the Buffer will be used to determine the Crediting Rate.

The following examples illustrate how the Dual Direction Crediting Strategy works.

Example 1: Assume that you allocate funds to an Indexed Option that utilizes a Dual Direction Crediting Strategy, with a Buffer of 10% and, at the end of the Segment Term, there is a negative Index Return is 8%. In this case, we would compare the Buffer of 10% to the negative Index Return of 8%. Because the negative Index Return (8%) does not exceed the Buffer of 10%, we would apply the amount of the negative Index Return to your Segment Crediting Base as through it had been a positive Index Return of 8% to determine your interest credit. In this example, the Buffer provided complete downside protection by preventing you from being credited with negative interest and provided for positive interest.

Example 2: Assume that you allocate funds to an Indexed Option that utilizes a Dual Direction Crediting Strategy , with a Buffer of 10% and, at the end of the Segment Term, there is a negative Index Return of 15%. In this case, we would compare the Buffer of 10% to the negative Index Return of 15%. Because the negative Index Return (15%) exceeds the Buffer of 10%, we would apply a loss of 5% (15%-10%) to your Segment Crediting Base to determine your negative interest credit. In this example, the Buffer provided downside protection because it did limit your loss from -15% to -5%, but it did not provide complete downside protection.

The Dual Direction Crediting Strategy provides only limited protection from downside risk. You should understand that the Buffer does not provide absolute protection against negative interest being credited. You may lose money.

See Appendix D for additional examples of each Crediting Strategy.

Protection Benefit

The Enhanced Indexed Options automatically include a Protection Benefit, which provides additional downside protection over the Protection Term of either three or six years, which will span multiple one-year Segment Terms. At the end of the Protection Term, if your Segment Crediting Base is less than the Protection Credit Base, you will receive a Protection Credit.

At the beginning of the Protection Term, the Protection Credit Base is equal to the Segment Crediting Base established for that Index Segment. If you do not remove funds from the Index Segment during the Protection

Term, then the Protection Credit Base will not change.

At the end of the Protection Term, if the Segment Crediting Base is less than the Protection Credit Base, then we will add a Protection Credit to the Segment Crediting Base. The Protection Credit will be equal to:

a)	the Protection Credit Base at the end of the Protection Term; minus
b)	the Segment Crediting Base at the end of the Protection Term;
c)	result not to exceed the maximum Protection Credit.

The maximum Protection Credit is equal to:

a)	the Protection Credit Base at the end of the Protection Term; multiplied by
b)	the Protection Benefit Factor.

Each Contract Anniversary during the Protection Term, you are able to transfer your Segment Crediting Base among the other available Allocation Options. If your Segment Crediting Base is reduced during the Protection Term as a result of any transfer or Withdrawal, we will adjust the Protection Credit Base such that the Protection Credit Base after the Withdrawal or transfer will equal:

PCB X (A/B)

Where,

PCB	= the Protection Credit Base immediately prior to the Withdrawal or transfer

A	= the Segment Crediting Base immediately after the Withdrawal or transfer

B	= the Segment Crediting Base immediately prior to the Withdrawal or transfer

On the last day of each Contract Month during the Protection Term, we will deduct the Protection Fee from your Segment Crediting Base. The current Protection Fee Factor is [ ]% and will not change for the initial Protection Term. After the Issue Date, we may change the Protection Fee Factor up to a maximum Protection Fee Factor of [ ]%. We will notify you of any change in the Protection Fee factor for subsequent Protection Terms at least seven days prior to the end of the Protection Term. If the new Protection Fee factor for the upcoming Protection Term is higher than the current Protection Fee factor, then we will automatically transfer funds out of the ending Index Segment to the Fixed Account, unless you instruct otherwise.

Example 1: Assume that you allocate $10,000 to an Enhanced Indexed Option that provides a Protection Benefit Factor of 100% over a six-year Protection Term, and you make no Withdrawals or transfers during the Protection Term. Your beginning Segment Crediting Base would be $10,000 and your Protection Credit Base would also be $10,000. Due to negative Index Returns during some of the Segment Terms during the Protection Term, after interest for each of the six Segment Terms is credited to your Segment Crediting Base, your Segment Crediting Base is $9,364. You would be credited with a Protection Credit that is the lesser (a) of the difference between the Protection Credit Base and your Segment Crediting Base and ($10,000-$9,364 = $636) and (b) the maximum Protection Credit ($10,000). Your Protection Credit would therefore be $636.

Example 2: Assume that you allocate $10,000 to an Enhanced Indexed Option that provides a Protection Benefit Factor of 100% over a six-year Protection Term. Your initial Segment Crediting Base would be $10,000 and your Protection Credit Base would also be $10,000. At the end of the third year of the Protection Term, you take a

Withdrawal of $500 at a time that your Adjusted Daily Segment Value in the Indexed Option is $9,660. This reduces both your Segment Crediting Base and Protection Credit Base by the same proportion ($500/$9,660, or 5.18%), to $9,482. Due to the Withdrawal and negative Index Returns during some of the Segment Terms during the Protection Term, after the interest for each of the six Segment Terms is credited, your Segment Crediting Base is $8,270. You would be credited with a Protection Credit that is the lesser (a) of the difference between the Protection Credit Base and your Segment Crediting Base ($9,482 and $8,270 = $1,212) and (b) the maximum Protection Credit ($9,482). Your Protection Credit would therefore be $1,212.

The following example show how the Protection Credit is calculated under the Annual Point-to-Point with Protection Crediting Strategy:

Assume the following:

Protection Credit Base (PCB) on Protection Term Start Date	= 10,000

Segment Crediting Base (SCB) on Protection Term Start Date	= 10,000

Participation Rate	= 130%

Buffer	= 5%

Protection Benefit Factor	= 100%

Protection Fee Factor	= 1.20%

Protection Term	= 6 Contract Years

As used in the following examples, the term “BOY” means “Beginning of Year” and is the first day of the Contract Year. The term “EOY” means “End of Year” and is the last day of the Contract Year.

Example 1: Protection Credit Calculation

Scenario 1: Protection Credit

	[A]	[B]	[C]	[D]	[E]	[F]
Year	Index Credit %	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) [B] – [F]
1	5%	$10,000	$10,000	$120	$494	$10,374
2	-8%	$10,000	$10,374	$120	-$820	$9,434
3	0%	$10,000	$9,434	$120	$0	$9,314
4	8%	$10,000	$9,314	$120	$735	$9,929
5	2%	$10,000	$9,929	$120	$196	$10,005
6	-12%	$10,000	$10,005	$120	-$1,186	$8,699	$1,301
7			$10,000

(1)Cannot be less than zero

Scenario 2: Protection Credit

	[A]	[B]	[C]	[D]	[E]	[F]
Year	Index Credit%	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) [B] – [F]
1	5%	$10,000	$10,000	$120	$494	$10,374
2	-6%	$10,000	$10,374	$120	-$615	$9,639
3	2%	$10,000	$9,639	$120	$190	$9,709
4	9%	$10,000	$9,709	$120	$863	$10,452
5	4%	$10,000	$10,452	$120	$413	$10,745
6	-5%	$10,000	$10,745	$120	-$531	$10,094	$0
7			$10,094

(1)Cannot be less than zero

The following example shows the impact of a Withdrawal during the Protection Term:

Example 2: Proportional Reduction of PCB for Withdrawal or Transfer

Assume Scenario 1 above and Withdrawal Taken in Month 3 of Year 3 that Reduces SCB by $800:

Scenario 1: Protection Credit including Impact of Withdrawal

Part 1: Values Adjusted for Withdrawal

[A]	[B]		[C]		[D]
PCB Prior to Withdrawal	SCB Prior to Withdrawal	Monthly Fee Prior to Withdrawal =1.20% x [A]	Withdrawal Amount	SCB After Withdrawal (B) – (C)	PCB After Withdrawal (A) x [1 – (C)/(B)]	Monthly Fee Prior to Withdrawal =(1.20% x [D])/12
$10,000	$9,414	$10	$800	8,614	$9,150	$9.15

Part 2: Updated Scenario 1 Reflecting Adjusted Values

	[A]	[B]	[C]	[D]	[E]	[F]
Year	Index Return net of Buffer	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) [B] – [F]
1	5%	$10,000	$10,000	$120	$494	$10,374
2	-8%	$10,000	$10,374	$120	-$820	$9,434
3	0%	$10,000	$9,434	$112(2)	$0	$8,522
4	8%	$9,150	$8,522	$110	$673	$9,085
5	2%	$9,150	$9,085	$110	$180	$9,155
6	-12%	$9,150	$9,1565	$110	-$1,085	$7,960	$1,190
7			$9,150

(1)Cannot be less than zero (2)2 monthly fees prior to withdrawal plus 10 monthly fees after withdrawal

The following example show how the Protection Credit is calculated under the Quarterly Point-to-Point with Protection Crediting Strategy:

Assume the following:

Protection Credit Base (PCB) on Protection Term Start Date	= 10,000
Segment Crediting Base (SCB) on Protection Term Start Date	= 10,000
Participation Rate	= 120%
Buffer	= 1.25%
Protection Benefit Factor	= 20%
Protection Fee Factor	= 1.20%
Maximum Protection Credit	= $2,000	= Protection Benefit Factor x PCB
Protection Term	= 3-Years

Example 1: Protection Credit Calculation

Scenario 1: Protection Credit Greater than $0, less than Max Credit

	[A]	[B]	[C]	[D]	[E]	[F]
Quarter	Index Credit%	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]/4	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) Lesser of ([B] – [F] & Max Credit)
1	-1%	$10,000	$10,000	$30	-$100	$9,870
2	-8%	$10,000	$9,870	$30	-$787	$9,053
3	-3%	$10,000	$9,053	$30	-$271	$8,752
4	-5%	$10,000	$8,752	$30	-$436	$8,286
5	-6%	$10,000	$8,286	$30	-$495	$7,761
6	-1%	$10,000	$7,761	$30	-$77	$7,654
7	0%	$10,000	$7,654	$30	$0	$7,624
8	2%	$10,000	$7,624	$30	$152	$7,745
9	14%	$10,000	$7,745	$30	$1,080	$8,796
10	7%	$10,000	$8,796	$30	$614	$9,379
11	5%	$10,000	$9,379	$30	$467	$9,817
12	-5%	$10,000	$9,817	$30	-$489	$9,297	$703
13			$10,000

(1)Cannot be less than zero or greater than max credit ($2,000)

Scenario 2: Protection Credit Greater than Zero, Capped at Max Credit

	[A]	[B]	[C]	[D]	[E]	[F]
Quarter	Index Credit%	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]/4	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) Lesser of ([B] – [F] & Max Credit)
1	-1%	$10,000	$10,000	$30	-$100	$9,870
2	-8%	$10,000	$9,870	$30	-$787	$9,053
3	-3%	$10,000	$9,053	$30	-$271	$8,752
4	-5%	$10,000	$8,752	$30	-$436	$8,286
5	-6%	$10,000	$8,286	$30	-$495	$7,761
6	-1%	$10,000	$7,761	$30	-$77	$7,654
7	0%	$10,000	$7,654	$30	$0	$7,624
8	2%	$10,000	$7,624	$30	$152	$7,745
9	4%	$10,000	$7,745	$30	$309	$8,024
10	-5%	$10,000	$8,024	$30	-$400	$7,594
11	5%	$10,000	$7,594	$30	$378	$7,943
12	-5%	$10,000	$7,943	$30	-$396	$7,517	$2,000
7			$9,517

(1)Cannot be less than zero or greater than max credit ($2,000)

Example 2: Proportional Reduction of PCB for Withdrawal or Transfer

Assume Scenario 2 above and Withdrawal Taken in Month 2 of Quarter 5 that Reduces SCB by $800:

Scenario 2: Protection Credit including Impact of Withdrawal

Part 1: Values Adjusted for Withdrawal

[A]	[B]		[C]		[D]
PCB Prior to Withdrawal	SCB Prior to Withdrawal	Monthly Fee Prior to Withdrawal =1.20% x [A]	Withdrawal Amount	SCB After Withdrawal (B) – (C)	PCB After Withdrawal (A) x [1 – (C)/(B)]	Monthly Fee After Withdrawal = (1.20% x [D])/12
$10,000	$8,276(2)	$10	$800	$7,476	9,033	$9.03

Max Credit After Withdrawal	$1,806	= [D] x Protection Benefit Factor

Part 2: Updated Scenario 2 Reflecting Adjusted Values

	[A]	[B]	[C]	[D]	[E]	[F]
Quarter	Index Credit%	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]/4	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) Lesser of ([B] – [F] & Max Credit)
1	-1%	$10,000	$10,000	$30	-$100	$9,870
2	-8%	$10,000	$9,870	$30	-$787	$9,053
3	-3%	$10,000	$9,053	$30	-$271	$8,752
4	-5%	$10,000	$8,752	$30	-$436	$8,286
5	-6%	$10,000	$8,286	$28(2)	-$447	$7,011
6	-1%	$9,033	$7,011	$27	-$70	$6,914
7	0%	$9,033	$6,914	$27	$0	$6,887
8	2%	$9,033	$6,887	$27	$137	$6,997
9	4%	$9,033	$6,997	$27	$279	$7,248
10	-5%	$9,033	$7,248	$27	-$361	$6,860
11	5%	$9,033	$6,860	$27	$342	$7,175
12	-5%	$9,033	$7,175	$27	-$357	$6,790	$1,806
7			$8,597

(1)Cannot be less than zero or greater than max credit ($1,806) (2) 1 monthly fee prior to withdrawal plus 2 monthly fees after withdrawal

Example 3: Performance Sweep at End of 5th Quarter, Fixed Interest Rate of 3.00%

Quarterly Fixed Interest Rate	0.742%	= (1 + 3.00%)(3/12) - 1

	[A]	[B]	[C]	[D]	[E]	[F]
Quarter	Index Credit%/ Fixed Interest%	BOY PCB	BOY SCB	Protection Fee = 1.20% x [B]/4	Index Credit = ([C] - [D]) x [A]	EOY SCB = [C] - [D] + [E]	Protection Credit(1) Lesser of ([B] – [F] & Max Credit)
1	-1%	$10,000	$10,000	$30	-$100	$9,870
2	8%	$10,000	$9,870	$30	$787	$10,628
3	3%	$10,000	$10,628	$30	$318	$10,915
4	2%	$10,000	$10,915	$30	$218	$11,103
5	-6%	$10,000	$11,103	$30	-$664	$10,409
6(2)	0.742%	$10,000	$10,409	$30	$77	$10,456
7(2)	0.742%	$10,000	$10,456	$30	$77	$10,503
8(2)	0.742%	$10,000	$10,503	$30	$78	$10,551
9	4%	$10,000	$10,551	$30	$421	$10,942
10	-5%	$10,000	$10,942	$30	-$546	$10,366
11	5%	$10,000	$10,366	$30	$517	$10,853
12	-5%	$10,000	$10,853	$30	-$541	$10,282	$0
13			$10,282

(1)Cannot be less than zero or greater than max credit ($2,000)

(2)Receives fixed interest for remainder of year

You will pay the Protection Fee even if your Segment Crediting Base exceeds the Protection Credit Base at the end of the Protection Term, in which case having the Protection Benefit will lower your returns by the amount of the Protection Fees that you have paid. Even if your Segment Crediting Base is less than the Protection Credit Base at the end of the Protection Term and you receive a Protection Credit, there can be no assurance that the Protection Credit that you receive will exceed the Protection Fees that you have paid.

Performance Lock

The Performance Lock allows you to lock in the Performance Value of an Index Segment prior to the Segment End Date. The Performance Value is equal to the Segment Crediting Base plus the current Option Value Adjustment (OVA). See “Valuing Your Contract - Option Value Adjustment” for a discussion of how we calculate the Option Value Adjustment.

On any Business Day prior to the Segment End Date, you may exercise the Performance Lock feature for an Index Segment. You may exercise the Performance Lock for any, all, or none of your Index Segments. If you have multiple Index Segments with different Segment Terms under the same Indexed Option, you may exercise the Performance Lock for any or all of them. You may choose not to exercise the Performance Lock at all.

When you exercise the Performance Lock for an Index Segment, that Index Segment becomes a Locked Segment and will no longer receive an interest credit on the Segment End Date based on the Index Return. Instead, on the Performance Lock Activation Date, the Performance Value for that Index Segment becomes your new Segment Crediting Base and that Index Segment will receive a fixed interest rate for the remainder of the Segment Term. The Segment Term for a Locked Segment ends on the Contract Anniversary immediately following the Performance Lock Activation Date, even if the original Segment End Date would have been later. For the remainder of the Contract Year, you will be credited with the fixed Locked Rate. The Locked Rate may be different than the fixed rate of interest credited to funds in the Fixed Account. Funds in a Locked Segment are not considered part of the Fixed Account. The initial Locked Rate is shown in your Contract and applies to any Index Segments which become Locked Segments during the first Contract Year. The Locked Rate may change for subsequent Contract Years, but will never be less than then Guaranteed Minimum Locked Rate shown in your Contract.

If you exercise the Performance Lock, you will be locking in your Performance Value, which fluctuates daily, positively or negatively, due to daily fluctuations in the Option Value Adjustment, and may be unfavorable to you. If your Performance Value is less than your Segment Crediting Base on the Performance Lock Activation Date, you are locking-in a loss. After you exercise the Performance Lock, you will not participate in any Index performance (positive or negative) for the remainder of the current

Contract Year. No interest will be credited at the end of the Segment Term based on the Index Return of the Index Segment for which you exercised the Performance Lock. After you exercise the Performance Lock, you will only receive a fixed rate of interest until the next Contract Anniversary.

For example, assume you allocate $10,000 to establish an Index Segment. On the Segment Start Date, the Segment Crediting Base for that Index Segment is $10,000. If you choose to exercise the Performance Lock and the Option Value Adjustment amount on the Performance Lock Activation Date is $500, then the Performance Value is $10,500 (Segment Crediting Base of $10,000 plus the Option Value Adjustment amount of $500). We will replace the current Segment Crediting Base of $10,000 with the Performance Value of $10,500. In this example, you would have locked in a gain of $500 (before any future credited interest, fees or charges, or Withdrawals applied to the Index Segment). Conversely, if the Option Value Adjustment on the Performance Lock Activation Date is negative $500, then the Performance Value would be $9,500 (Segment Crediting Base of $10,000 plus the Option Value Adjustment amount of -$500). Replacing the Segment Crediting Base of $10,000 with the Performance Value of $9,500 would result in a $500 loss (before any future credited interest, fees or charges, or Withdrawals applied to the Index Segment).

The Performance Lock feature is currently available under all Indexed Options, with the exception of an Indexed Option that utilizes a quarterly point-to-point Crediting Strategy. You may exercise the Performance Lock by submitting Notice on any Business Day before the Segment End Date for the Index Segment.. If you exercise the Performance Lock, you won’t know the Performance Value in advance because the Option Value Adjustment amount used to calculate the Performance Value fluctuates daily. The locked in Performance Value may be lower or higher than the Performance Value that was last calculated before you submitted your Notice.

Once you exercise a Performance Lock, the Segment End Date for that Locked Segment becomes the next Contract Anniversary following the Performance Lock Activation Date, even if the original Segment End Date would have been later. On the new Segment End Date, you may transfer your Segment Crediting Base to one or more of the available Allocation Options in accordance with the procedures normally applicable. Funds may not be transferred out of a Locked Segment prior to the next Contract Anniversary following the Performance Lock Activation Date.

After the Performance Lock Activation Date, the Adjusted Daily Segment Value for a Locked Segment is not subject to an additional Option Value Adjustment. However, the Adjusted Daily Segment Value for a Locked Segment will still be subject to a Market Value Adjustment. The MVA Base for a Locked Segment is equal to its Segment Crediting Base on the date of calculation.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock or the optimal time for doing so. We will not warn you if you exercise the Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock.

Withdrawals from an Index Segment following exercise of the Performance Lock are not subject to Option Value Adjustment, but are subject to the other risks associated with Withdrawals, including any applicable Market Value Adjustment, Withdrawal Charge, and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

The following example demonstrates how the Performance Lock feature works:

Assume the following:

Activation Date Details
Crediting Strategy*	= Buffer w/ Cap
Total Days in Term	= 365
Days Remaining in Term on Activation Date	= 72
Transaction Fee	= 0.10%
* The Crediting Strategy only determines OVA components. The calculations below are the same regardless of strategy.

On Term Start Date
Segment Crediting Base (SCB)	= $10,000
ATM Call Option Value	= 10%
OTM Call Option Value	= 2%
OTM Put Option Value	= 5%

On Activation Date: Prior to Activation
Segment Crediting Base (SCB)	= $10,000
ATM Call Option Value	= 15%
OTM Call Option Value	= 5%
OTM Put Option Value	= 1%
Declared Fixed Rate on Activation Date	= 3%

Performance Value Calculation

[A]	Option Cost	3%	= 10% - 2% - 5%
[B]	Remaining Option Cost on Activation Date	0.585%	= (1+[A])(72/365) - 1
[C]	Value of OVA Components on Activation Date	9%	= 15% - 5% - 1%
[D]	Option Value Adjustment Factor	8.315%	= [C] – [B] – 0.1%
[E]	OVA Amount	$832	= $10,000 x [D]

[F]	Performance Value/New SCB after Activation on Activation Date)	$10,832	= $10,000 + [E]

	SCB at End of Strategy Term	$10,895	= [F] x 1.03(72/365)

Performance Sweep

The Performance Sweep feature is automatically included in the Enhanced Indexed Option that uses the quarterly point-to-point Crediting Strategy. The Performance Sweep feature allows you to lock-in the interest credit on a Quarterversary and then receive a fixed rate of interest for the remainder of the Segment Term. We will only process your request to exercise a Performance Sweep if the Segment Crediting Base is greater than the Protection Credit Base. If the Segment Crediting Base is less than or equal to the Protection Credit Base, we will not process your request to exercise a Performance Sweep.

On any Quarterversary prior to the Segment End Date, you may exercise a Performance Sweep for an Index Segment by providing us Notice. You may exercise a Performance Sweep at different times for different Index Segments, but you may not exercise an Earnings Sweep retroactively. The Performance Sweep is irrevocable once processed.

When you exercise a Performance Sweep, we will apply the interest credit for the ending Contract Quarter to the Segment Crediting Base on the Quarterversary. That Index Segment then becomes a Locked Segment and will no longer receive an interest credit on any subsequent Quarterversary during the current Segment Term. Instead, we will credit interest to the Segment Crediting Base of the Locked Segment daily at the Locked Rate declared by us until the end of the current Contract Year.

Amounts withdrawn from a Locked Segment are not subject to an Option Value Adjustment because interest credits are no longer linked to the performance of the Index. However, amounts withdrawn from a Locked Segment will still be subject to a Market Value Adjustment. The MVA base for a Locked Segment is equal to its Segment Crediting Base on the date of calculation. If you exercise a Performance Sweep, the total interest credited to the Segment Crediting Base during the Segment Term may be different that the total interest you would have received at the end of the Segment Term had you not exercised a Performance Sweep.

Funds in a Locked Segment are not considered part of the Fixed Account. Exercising a Performance Sweep for an Index Segment is not considered a removal of funds from the Index Segment for purposes of the Protection Benefit.

We will not provide advice or notify you regarding whether you should exercise the Performance Sweep feature or the optimal time for doing so. We will not warn you if you exercise the Performance Sweep feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Sweep feature.

Withdrawals from an Index Segment following exercise of the Performance Sweep are not subject to Option Value Adjustment, but are subject to the other risks associated with Withdrawals, including any applicable Market Value Adjustment, Withdrawal Charge, and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

Gain Lock

The Gain Lock feature is available under the Core Indexed Options that utilize a Crediting Strategy with a Cap. However, the Gain Lock is not available on an Index Segment for which you have elected to receive the Performance Rates. You may exercise a Gain Lock on any Business Day following a waiting period of three Contract Months commencing on the Segment Start Date if there is a positive Index Return as of that date. When you elect the Gain Lock, you will receive a Gain Lock Credit calculated on the Gain Lock Activation Date. The Gain Lock Credit is calculated by multiplying the positive Index Return, subject to the Cap, by the Gain Lock Factor. The Gain Lock Factor is determined based on the month you exercise the Gain Lock feature during the Segment Term. The Gain Lock Factors in effect on your Issue Date are shown in your Contract and will not change while your Contract remains in force. We may change the Gain Lock Factors after your Issue Date, but any such change will only apply to new Contracts issued after that change. You may obtain the current Gain Lock Factors by contacting our Home Office or visiting [WEBSITE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]. We will publish new Gain Lock Factors at least seven days before they become effective.

If you exercise the Gain Lock, on the Segment End Date, you will receive an additional interest credit based, in part, on the Index Return for the period between the Gain Lock Activation Date and the Segment End Date (the “Gain Lock Period”). The interest credit applied on the Segment End Date cannot exceed the maximum remaining interest credit. On the Gain Lock Activation Date, the maximum remaining interest credit is equal to the total of: the Segment Crediting Base immediately prior to the Gain Lock Credit multiplied by the Cap and minus the Gain Lock Credit. The maximum remaining interest credit will not change during the Gain Lock Period unless you make a Withdrawal. If your Segment Crediting Base is reduced as a result of a Withdrawal, we will make an adjustment to the maximum remaining interest credit in proportion to the reduction of the Segment Crediting Base. Because of this, your total upside opportunity for the Index Segment is not increased by your exercise of the Gain Lock feature.

 The following examples illustrate how the Gain Lock feature works:

Assume the following:

Index Value on Term Start Date	= 1,000

Cap Rate	= 20%

Buffer	= 10%

Segment Crediting Base on Activation Date*	= $10,000

Segment Term	= 12 Months

Gain Lock Election Month	= Month 5

Index Value on Activation Date	= 1,150

*prior to applying Gain Lock Credit

Gain Lock Factors
Term Month of Election Date	Gain Lock Factor	Term Month of Election Date	Gain Lock Factor
1	N/A	7	70.0%
2	N/A	8	72.5%
3	N/A	9	75.0%
4	62.5%	10	77.5%
5	65.0%	11	80.0%
6	67.5%	12	82.5%

Scenario 1: Index Value 1,300 at End of Gain Lock Period

[A]	Segment Crediting Base Before Gain Lock Credit	$10,000
[B]	Maximum Segment Term Interest Credit	$2,000	= $10,000 x Cap Rate
[C]	Gain-Lock Credit	$975	= [A] x (65% x (1,150-1,000)/1,000)
[D]	Segment Crediting Base After Gain-Lock Credit	$10,975	= [A] + [C]
[E]	Maximum Remaining Interest Credit	$1,025	= [B] – [C]
[F]	Index Return Over Gain-Lock Period	13.0%	= (1,300 – 1,150)/1,150
[G]	Index Credit	$1,025	= Lesser of ([E], [D] x [F])

	Segment Crediting Base at End of Segment Term	$12,000	= [D] + [G]

Scenario 2: Index Value 1,100 at End of Gain Lock Period

[A]	Segment Crediting Base Before Gain Lock Credit	$10,000
[B]	Maximum Segment Term Interest Credit	$2,000	= $10,000 x Cap Rate
[C]	Gain-Lock Credit	$975	= [A] x (65% x (1,150-1,000)/1,000)
[D]	Segment Crediting Base After Gain-Lock Credit	$10,975	= [A] + [C]
[E]	Maximum Remaining Interest Credit	$1,025	= [B] – [C]
[F]	Index Return Over Gain-Lock Period	-4.3%	= (1,100 – 1,150)/1,150
[G]	Index Credit	$0	= [D] x Lesser of (0, [F] + Buffer)

	Segment Crediting Base at End of Segment Term	$10,975	= [D] + [G]

Scenario 3: Index Value 1,000 at End of Gain Lock Period

[A]	Segment Crediting Base Before Gain Lock Credit	$10,000
[B]	Maximum Segment Term Interest Credit	$2,000	= $10,000 x Cap Rate
[C]	Gain-Lock Credit	$975	= [A] x (65% x (1,150-1,000)/1,000)
[D]	Segment Crediting Base After Gain-Lock Credit	$10,975	= [A] + [C]
[E]	Maximum Remaining Interest Credit	$1,025	= [B] – [C]
[F]	Index Return Over Gain-Lock Period	-13%	= (1,000 – 1,150)/1,150
[G]	Index Credit	-$334	= [D] x Lesser of (0, [F] + Buffer)

	Segment Crediting Base at End of Segment Term	$10,641	= [D] + [G]

Scenario 4: Same as Scenario 1 plus a Withdrawal of $4,000 During Gain Lock Period

[A]	Segment Crediting Base Before Gain Lock Credit	$10,000
[B]	Maximum Segment Term Interest Credit	$2,000	= $10,000 x Cap Rate
[C]	Gain-Lock Credit	$975	= [A] x (65% x (1,150-1,000)/1,000)
[D]	Segment Crediting Base After Gain-Lock Credit	$10,975	= [A] + [C]
[E]	Maximum Remaining Interest Credit Before Withdrawal	$1,025	= [B] – [C]
[F]	Segment Crediting Base After Withdrawal	$6,975	= [D] - $4,000
[G]	Maximum Remaining Interest Credit After Withdrawal	$651	= [E] x ([F]/[D])
[H]	Index Return Over Gain-Lock Period	13.0%	= (1,300 – 1,150)/1,150
[I]	Index Credit	$651	= Lesser of ([G], [F] x [H])

	Segment Crediting Base at End of Segment Term	$7,626	= [D] + [G]

The Gain Lock cannot be elected more than once during a single Segment Term and you cannot transfer funds out of the Index Segment prior to the Segment End Date. At the end of a Segment Term, the same transfer and renewal rules and procedures will apply as for any other Index Segment.

Performance Rate Rider

The Performance Rate Rider is an optional benefit available under the Core Indexed Options and the Dual Direction Indexed Options that allows you to receive a higher Cap or Participation Rate (the “Performance Rate”) for, in exchange for a Performance Fee. You must elect to receive the Performance Rates before the start of the Segment Term and you cannot change the election during the Segment Term. You may allocate funds to the same Indexed Option both with and without Performance Rates at the same time, but each allocation is treated as a separate Index Segment.

If you elect to receive the Performance Rates for an Index Segment,, a Performance Fee will be deducted from your Segment Crediting Base on the last day of each Contract Month. Each monthly Performance Fee will equal 1/12th of the Performance Fee Factor multiplied by the Segment Crediting Base on the Segment Start Date. On the Segment End Date, we will deduct the final monthly Performance Fee prior to calculating and applying any interest credits to the Segment Crediting Base. Each monthly Performance Fee will reduce your Segment Crediting Base by the dollar amount of the monthly Performance Fee. The current Performance Fee Factor is [ ]%. After the Issue Date, we may change the Performance Fee Factor up to a maximum Performance Fee Factor of [ ]%. We will notify you of any change in the Performance Fee Factor at least seven days prior to the end of a Segment Term. The Performance Fee applies to the entire Index Segment for which the Performance Rates are elected.

If you elect to receive Performance Rates for an Index Segment, the Gain Lock and Cap Conversion Benefit features will no longer be available for that Index Segment.

If you make a partial Withdrawal from an Index Segment for which you have elected the Performance Rates, we will make a proportional adjustment to the monthly Performance Fee for the remainder of the Segment Term.

The following example illustrates the impact of a partial Withdrawal on how the Performance Fee:

For the following example, assume the following:

On Date of Withdrawal, Prior to Withdrawal
[A]	Segment Crediting Base	= $12,000

[B]	Segment Crediting Base Withdrawn	= $1,000

[C]	Monthly Performance Fee	= $12.50

[D]	Segment Crediting Base after Withdrawal	$11,000	= [A] – [B]

	Monthly Performance Fee After Withdrawal	$11.46	= [C] x [D] / [A]

Cap Conversion Benefit

The Cap Conversion Benefit is available under the Core Indexed Option that utilize a Crediting Strategy with a Cap. However, the Cap Conversion Benefit is not available on an Index Segment for which you have elected to receive the Performance Rates. You may exercise the Cap Conversion Benefit on any Business Day during the “Eligible Election Period” shown in your Contract, if there is a negative Index Return as of the CCB Activation Date. If you elect the Cap Conversion Benefit, the Cap for the Index Segment will be eliminated and the Segment Term will be extended by one Contract Year. You may choose to exercise the Cap Conversion Benefit for any, all or none of the eligible Index Segments. If you exercise the Cap Conversion Benefit for an Index Segment, the Performance Lock may still be exercised during the CCB Term, but the Gain Lock will no longer be available for that Index Segment for the remaining Segment Term.

If the Index Return on the CCB Activation Date is at or below -5%, we will increase your Participation Rate to the CCB Par Rate when calculating interest on the Segment End Date. We calculate the CCB Par Rate by adding a Rate Boost to the declared Participation Rate. The Rate Boost will depend on the number of remaining whole calendar months in the Segment Term on the CCB Activation Date and the Index Return between the Segment Start Date and the CCB Activation Date.

The CCB Par Rate will equal the declared Participation Rate plus the Rate Boost, determined based on the Table of Rate Boosts. The Rate Boosts in effect on your Issue Date will be shown in the Table of Rate Boosts in your Contract. After your Issue Date, we may declare new Rate Boosts and will publish them on our public website at [WEBISTE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]. We will publish new Rate Boosts at least seven days before they become effective. You may also obtain the current Rate Boosts by contacting our Home Office or visiting [WEBISTE TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]. If you exercise a Cap Conversion or choose to reset your CCB Par Rate, we will calculate your CCB Par Rate using the Rate Boosts in effect on the first day of the Contract Month in which you exercise the Cap Conversion or reset your CCB Par Rate.

After you exercise the Cap Conversion Benefit, you can reset CCB Par Rate during the Eligible Election Period of the extended Segment Term if the Index Return on such date is at or below -5%, and we will recalculate your CCB Par Rate based on the current Index Return. Resetting the CCB Par Rate will extend the Segment Term for an additional Contract Year. You may reset your CCB Par Rate as many times as you wish until the Contract Year that includes the Maturity Date. If you choose to reset your CCB Par Rate, which will extend your Segment Term, you will still only receive an interest credit on the Segment End Date.

Withdrawals from an Index Segment after a Cap Conversion Benefit has been exercised remain subject to a Market Value Adjustment (MVA) and Option Value Adjustment (OVA). On the CCB Activation Date and again on any date you reset the CCB Par Rate, we will adjust the Option Cost for the Index Segment to incorporate the remaining Option Cost of the Index Segment on to the CCB Activation Date (as calculated immediately prior to activation), or the date on which you reset the CCB Par Rate (as calculated immediately prior to reset), as the case may be. For the remainder of the Segment Term, we will calculate any remaining Option Cost based on the number of days between the date of election and the new Segment End Date. After the CCB Activation Date, we will adjust the OVA Factor by adding the Option Value calculated on the CCB Activation Date, as calculated immediately prior to activation.

The following examples illustrate how the Cap Conversion Benefit works:

Assume the following:

Index Value on Term Start Date	= 1,000

Cap Rate	= 20%

Participation Rate Before Activation	= 100%

Buffer	= 10%

Segment Credit Base on Activation Date	= $10,000

Months Remaining in Term on Activation Date	= 3 Months

Rate Boost Factors
Whole Months Remaining in the Segment Term	Index Return (-5% to -15%)	Index Return Less than -15%
5	10%	40%
4	15%	50%
3	20%	50%
2	20%	50%
1	30%	50%

Scenario 1 – Single Activation

Example 1(a): Index Value 975 on Activation Date & 1,000 on Segment End Date

[A]	Segment Crediting Base on Segment End Date	$10,000
[B]	Index Return on Activation Date	-2.5%	= (975 - 1,000)/1,000
[C]	Rate Boost Factor	0%
[D]	Cap After Activation	N/A
[E]	Participation Rate After Activation	100%	= 100% + [C]
[F]	Months Remaining in Segment Term After Activation	15	= 12 + 3
[G]	Index Return Over Segment Term	0%	= (1,000 – 1,000)/1,000
[H]	Index Credit	$0	= [E] x [G] x [A]

	Segment Crediting Base at End of Segment Term	$10,000	= [A] + [H]

Example 1(b): Index Value 900 on Activation Date & 1,300 on Segment End Date

[A]	Segment Crediting Base on Segment End Date	$10,000
[B]	Index Return on Activation Date	-10%	= (900 - 1,000)/1,000
[C]	Rate Boost Factor	20%
[D]	Cap After Activation	N/A
[E]	Participation Rate After Activation	120%	= 100% + [C]
[F]	Months Remaining in Segment Term After Activation	15	= 12 + 3
[G]	Index Return Over Segment Term	30%	= (1,300 – 1,000)/1,000
[H]	Index Credit	$3,600	= [E] x [G] x [A]

	Segment Crediting Base at End of Segment Term	$10,000	= [A] + [H]

Scenario 2 – Activation & CCB Par Rate Reset

In addition to assumptions for Scenario 1, assume the following:

Participation Rate Before Reset	= 120%

Segment Credit Base on Reset Date	= $10,000

Months Remaining in Segment Term on Reset Date	= 1 Month

Example 2(a): Index Value 900 on Activation Date, 880 on CCB Par Rate Reset Date, & 1,300 on Segment End Date

[A]	Segment Crediting Base on Segment End Date	$10,000
[B]	Index Return on Reset Date	-12%	= (880 - 1,000)/1,000
[C]	Rate Boost Factor	50%
[D]	Cap After Reset	N/A
[E]	Participation Rate After Activation	170%	= 100% + [C]
[F]	Months Remaining in Term After Activation	13	= 12 + 1
[G]	Index Return Over Segment Term	30%	= (1,300 – 1,000)/1,000
[H]	Index Credit	$5,100	= [E] x [G] x [A]

	Segment Crediting Base at End of Segment Term	$15,100	= [A] + [H]

10. VALUING YOUR CONTRACT

Adjusted Daily Contract Value

Your Adjusted Daily Contract Value at any time is equal to the sum of your Adjusted Daily Segment Values. Each Strategy Segment, including the Fixed Account and all Index Segments, has its own Adjusted Daily Segment Value, calculated as described below.

Segment Crediting Base

Each Strategy Segment has its own Segment Crediting Base. The Segment Crediting Base is not an amount available for Withdrawal, but is the value we use to calculate interest credits to the Strategy Segment. On the Issue Date and each Segment Start Date, the Segment Crediting Base for each Strategy Segment is equal to the amount you allocate to establish that Strategy Segment. After the Issue Date, the Segment Crediting Base for the Fixed Account is equal to the Fixed Account value on any given day. In general, the Segment Crediting Base for an Index Segment will not change during the Segment Term unless a fee or other charge is deducted or you take a Withdrawal prior to the Segment End Date. However, if the Index Segment utilizes a quarterly Crediting Strategy, the Segment Crediting Base may change each Quarterversary during the Segment Term, at which time quarterly interest credits are applied. These quarterly interest credits may cause the Segment Crediting Base to increase, decrease, or stay the same (if the Index Return is 0% for the Contract Quarter). For each Index Segment, on the Segment End Date, we credit your Segment Crediting Base with interest based on the specific Crediting Strategy. For Index Segments, the amount of interest credited for the Segment Term may be positive, negative or equal to zero. We credit interest to the Fixed Account daily at a declared annual rate. We will never declare an annual interest rate for the Fixed Account lower than 0.50%.

The Segment Crediting Base for any Index Segment will change prior to the end of the Segment Term if you choose to exercise a Performance Lock or Gain Lock. See the sections “Additional Information About the Indexed Options – Performance Lock” and “Additional Information About the Indexed Options – Gain Lock” for additional information.

Credited Interest

We credit interest to Index Segments on the Segment End Date (except for an Index Segment utilizing a quarterly Crediting Strategy which receives interest on each Quarterversary during the Segment Term). Interest may be positive, negative, or equal to zero.

•	If the interest is positive, your Segment Crediting Base will increase by a dollar amount equal to the positive interest.

•	If the interest is negative, your Segment Crediting Base will decrease by a dollar amount equal to the negative interest.

•	If the interest is equal to zero, no interest will be credited and your Segment Crediting Base will not change.

Interest is calculated separately for each Index Segment, even if you have multiple Index Segments which utilize the same Crediting Strategy. Even if you are credited with positive interest for one or more Index Segments for a Segment Term, your overall gain for that period of time will be reduced by any negative interest credited to any other Index Segment during that same time, and the negative interest may cause you to incur an overall loss during that Segment Term.

Adjusted Daily Segment Value

The Adjusted Daily Segment Value is calculated separately for each Strategy Segment. We calculate the Adjusted Daily Segment Value for each Index Segment by applying a Market Value Adjustment and an Option Value

Adjustment to the Segment Crediting Base. We calculate the Adjusted Daily Segment Value for the Fixed Account by applying a Market Value Adjustment to the Fixed Account Value.

Market Value Adjustment

The Market Value Adjustment is a positive or negative adjustment based on changes in the reference rate between the beginning of the MVA Term and the date of the Withdrawal. If the reference rate at the time of the Withdrawal are higher than at the start of the MVA Term, the value of the hypothetical portfolio of fixed income instruments supporting your Contract will decline, and the Market Value Adjustment will be negative. The value of these instruments can be affected by market interest rates and the time remaining during the MVA Term. Each Business Day, we calculate the Market Value Adjustment for each Strategy Segment by multiplying the MVA Base by the MVA Factor.

MVA Base. Each Strategy Segment has its own MVA Base, which is calculated each Business Day. The MVA Base for the Fixed Account is the Fixed Account value. The MVA Base for an Index Segment is the Segment Crediting Base (prior to processing any Withdrawal), multiplied by the total of 1 minus the remaining Option Cost for the hypothetical options supporting the Index Segment, calculated by adjusting the Option Cost by the time elapsed in the Segment Term.

MVA Factor. The MVA Factor is calculated the same for each Strategy Segment and is based on changes in the reference rate since the beginning of the current MVA Term and the amount of time remaining in the current MVA Term. For each Strategy Segment, the MVA Factor equals:

Where,

A	= the value of the MVA Rate Index at the beginning of the MVA Term with a time to maturity equal to the MVA Term
B	= the value of the MVA Rate Index on the date of the calculation with a time to maturity equal to the amount of time remaining in the MVA Term
Y	= the number of full years remaining in the MVA Term
T	= the number of full days remaining in the current Contract Year

MVA Rate Index. We use the MVA Rate Index to track changes in market interest rates. We use linear interpolation to determine the reference rates for times to maturity that do not exactly align with publicly observable rates. If the MVA Rate Index is discontinued or the calculation of the MVA Rate Index is substantially changed, we may substitute a comparable index or other method for tracking changes in market interest rates. Any substitute index will be submitted for approval to the insurance regulatory authority of the state in which your contract is issued.

The Market Value Adjustment may increase, decrease, or have no effect on the amount withdrawn to satisfy the withdrawal request. You bear the risk that the Market Value Adjustment may be negative and reduce the amount you receive or your Adjusted Daily Contract Value.

Option Value Adjustment

The Option Value Adjustment is a positive or negative adjustment designed to reflect changes in the value of a hypothetical portfolio of derivative instruments that are used to hedge market risks allowing us to support the interest credit associated with each Indexed Segment. The value of these instruments can be affected by factors such as Index performance, volatility, and interest rates. Each Business Day, we calculate the Option Value Adjustment by comparing the fair value on that day of the hypothetical portfolio of derivative instruments with the unamortized Option Cost of those derivatives, less the cost of unwinding the derivative positions. On a Segment End Date, the Option Value Adjustment is equal to zero. We do not apply an Option Value Adjustment to funds in the Fixed Account. Each Business Day prior to the Segment End Date, we calculate the Option Value Adjustment for each Index Segment by multiplying the Segment Crediting Base (prior to any Withdrawals) by the OVA Factor.

OVA Factor. For each Index Segment the OVA Factor equals A minus B minus C, where:

A	= the Option Value on the current day
B	= the remaining Option Cost for the hypothetical options supporting the Index Segment, calculated by adjusting the Option Cost by the time elapsed in the Segment Term
C	= reasonably anticipated trading costs associated with selling the hypothetical options

See Appendix B for additional information about how we calculate the Option Cost for each Index Segment.

Through the application of the Market Value Adjustment and/or Option Value Adjustment on a given Business Day, your Adjusted Daily Segment Value is intended to reflect the value of your investment in a Strategy Segment on that particular day. Changes to your Adjusted Daily Segment Value due to changes in the Market Value Adjustment and Option Value Adjustment are not directly tied to the performance of the relevant Index or the fixed income assets in the separate account (although Index performance impacts the Option Value Adjustment). See Appendix B for additional information regarding the calculation of Adjusted Daily Segment Values.

If you Surrender your Contract, take a Withdrawal, annuitize or if a Death Benefit is paid at any time, those transactions will be based on the Adjusted Daily Segment Value. If you take a Withdrawal from an Index Segment, your Adjusted Daily Segment Value on the date of the Withdrawal will be reduced by the Withdrawal amount, plus any applicable Withdrawal Charges. In addition, any such Withdrawal will also reduce your Segment Crediting Base proportionally. See “Impact of Withdrawals from Indexed Segments” for more information.

Impact of Withdrawals from Index Segments

You may take full or partial Withdrawals at any time during the Accumulation Phase. Unless you instruct otherwise, Withdrawals will be deducted first from the Fixed Account and then proportionally from the Indexed Options. If you have multiple Index Segments under the same Indexed Option, we will begin deducting funds from the Index Segment with the most recent Segment Start Date, until the amount for that Indexed Option is satisfied. Withdrawals may be subject to Withdrawal Charges. Withdrawals from an Index Segment during a Segment Term will be based on your Adjusted Daily Segment Value, which will include an Option Value Adjustment and a Market Value Adjustment. Withdrawals on a Segment End Date will be based on your Adjusted Daily Segment Value, which will include a Market Value Adjustment. Your Adjusted Daily Segment Value will be reduced by the dollar amount of the Withdrawal, including any Withdrawal Charges. The Segment Crediting Base will immediately be reduced in proportion to the reduction in the Adjusted Daily Segment Value.

This means that partial Withdrawals (including systematic Withdrawals and Required Minimum Distributions under the Contract) could result in a greater reduction of your Segment Crediting Base for an Index Segment than if you waited until the end of the Segment Term. In addition, any partial Withdrawal will proportionally reduce your Segment Crediting Base, which could be significantly more than the dollar amount of your Withdrawal. This will reduce any interest credited at the end of the Segment Term because the amount of interest is calculated based on your Segment Crediting Base.

You should fully understand how a Withdrawal from an Index Segment reduces your Segment Crediting Base, because reductions in your Segment Crediting Base always result in reductions (perhaps significant reductions) to your investment in an Indexed Option for the remainder of the current and subsequent Segment Terms.

Reductions to your Segment Crediting Base will negatively impact your investment in an Indexed Option in three ways:

•

First, a reduction in your Segment Crediting Base may cause your Adjusted Daily Segment Value in the Index Segment for the remainder of the Segment Term to be lower than if you did not take the Withdrawal.

•

Second, at the end of the Segment Term, any positive interest credited to you will be lower than if you did not take the Withdrawal. This is because the positive Index Return (as limited by the applicable Crediting Strategy) is applied to your Segment Crediting Base in order to calculate your interest, and a Withdrawal reduces your Segment Crediting Base.

•	Third, your Segment Crediting Base for successive Segment Terms will be lower than if you did not take a Withdrawal (unless you transfer additional funds to the Indexed Option).

11. TRANSFER REQUESTS

At the end of each Segment Term (including at each Contract Anniversary for funds in the Fixed Account), you may transfer funds out of an ending Strategy Segment and into one or more of the available Allocation Options. You may not make a transfer during a Segment Term, including Index Segments with multiple year Segment Terms. If we do not receive a transfer request, funds in the Fixed Account will remain in the Fixed Account and funds in an Indexed Option will remain in the same Indexed Option for a new Segment Term, subject to any new Cap or Participation Rate.

The amount allocated to an Indexed Option at the beginning of a Segment Term must be at least $2,000. If the Segment Crediting Base of any Index Segment falls below $2,000, we will transfer the entire amount remaining in that Index Segment to the Fixed Account at the end of the Segment Term. We will reject any transfer request to the extent that it would result in less than $2,000 being allocated under your Contract to the Indexed Option receiving the reallocated value. You may not transfer funds into an Indexed Option if the Segment Term would extend beyond your Maturity Date.

You must provide Notice of your transfer request to our Home Office at least one Business Day prior to the Segment End Date. At our discretion, we may accept transfer requests by telephone or, if available, by Internet.

If we receive your request on a non-Business Day or after 4:00 P.M. Eastern Time on a Business Day, your request will be deemed to be received on the next Business Day. In addition, your transfer request will not be deemed to be received until it is in Good Order.

Automatic Transfer From An Indexed Option To The Fixed Account

We may add or remove Indexed Options from time to time. If you are invested in an Indexed Option during a Segment Term and we decide not to offer that Indexed Option for the next Segment Term, you must submit a transfer request to us no less than one Business Day prior to the end of the Segment Term instructing us how to reallocate the Segment Crediting Base for that Index Segment at the end of the Segment Term. If you fail to do so, we will automatically transfer the entire amount of your Segment Crediting Base to the Fixed Account at the end of the Segment Term and that portion of your Contract and any interest earned thereon will remain in the Fixed Account unless we are otherwise instructed.

If you have funds allocated to an Enhanced Indexed Option and we increase the Protection Fee factor after the initial Protection Term, we will automatically transfer funds out of an ending Index Segment to the Fixed Account, unless you instruct otherwise. See “Additional Information About the Indexed Options – Crediting Strategies – Protection Benefit” for additional information.

12. ACCESS TO YOUR MONEY DURING THE ACCUMULATION PHASE

Types Of Withdrawals

During the Accumulation Phase and prior to the Death Benefit becoming payable, you may request a partial Withdrawal of your Adjusted Daily Contract Value or a full Surrender in exchange for the Surrender Value at any time by submitting Notice. If the Contract has joint Owners, both Owners must consent to any Withdrawal. Your Adjusted Daily Contract Value, and the Adjusted Daily Segment Values and Segment Crediting Bases for each Strategy Segment will decline whenever you take partial Withdrawals.

A Withdrawal from a Strategy Segment is based on the Adjusted Daily Segment Value, which may be more or less than the Segment Crediting Base. This means a full Withdrawal from a Strategy Segment may result in you receiving an amount that is less than the current Segment Crediting Base.

If you take a partial Withdrawal and, immediately after the Withdrawal, your Adjusted Daily Contract Value would be less than $2,000, we reserve the right to instead pay you the Surrender Value and terminate your Contract. If you Surrender, we will pay you the Surrender Value and terminate your Contract. You may not Withdraw any amount greater than your Surrender Value.

Partial Withdrawals and Surrenders may be subject to a Withdrawal Charge, and will be based on your Adjusted Daily Contract Value, including any Option Value Adjustment and/or Market Value Adjustment. See “Fees and Charges” for more information.

No Withdrawals are permitted after the Maturity Date or after the Death Benefit becomes payable.

Partial Withdrawals

Prior to the Maturity Date and prior to the Death Benefit becoming payable, you can make partial Withdrawals at any time by sending us Notice. Withdrawals from a Strategy Segment reduce the Adjusted Daily Segment Value of that Strategy Segment. Unless you request otherwise, partial Withdrawals will be taken from the Fixed Account until depleted and then proportionally from the Indexed Options. If you have multiple Index Segments under the same Indexed Option, we will begin deducting funds first from the Index Segment with the most recent Segment State Date. You may request that your Withdrawals be taken only from Allocation Options you select based on percentages or dollar amounts.

The minimum amount you may request for a one-time partial Withdrawal is $25.

We calculate the Adjusted Daily Segment Values at the end of each Business Day. If we receive your Notice to take a partial Withdrawal before 4:00 P.M. Eastern Time on a Business Day, your Withdrawal will be based on the Adjusted Daily Segment Values calculated at the end of that Business Day. If we receive your Notice after 4:00 P.M. Eastern Time on a Business Day or on a day that is not a Business Day, your Withdrawal will be based on the Adjusted Daily Segment Values calculated at the end of the next Business Day.

We may defer payments we make under your Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

Partial Withdrawals taken from an Index Segment may negatively impact (perhaps significantly) your Adjusted Daily Segment Values for the remainder of the Segment Term. See “Valuing Your Contract – Impact of Withdrawals from Index Segments.”

Systematic Withdrawals

Systematic Withdrawals allow you to automatically take Withdrawals of your Adjusted Daily Contract Value on a monthly, quarterly, semi-annual or annual basis. We reserve the right to adjust the frequency of any systematic Withdrawal payments to ensure each payment is at least $100. You may request systematic Withdrawals by completing the appropriate form and sending it to our Home Office. We currently offer the systematic Withdrawal options listed below. We may add to or change these options in the future. If you are receiving systematic Withdrawals under one of these options, we will notify you of any change to that option at least 30 days prior to the change.

•

Remaining Free Withdrawal Amount. You will receive the proportion (based on whether you elect monthly, quarterly or annual Withdrawals) of the Free Withdrawal Amount, less any previous Withdrawals taken during the Contract Year. If the remaining Free Withdrawal Amount is reduced to zero during the Contract Year, any remaining payments will be suspended until the beginning of the next Contract Year.

•

Remaining Required Minimum Distribution (RMD) Amount. If you have a Qualified Contract and elect this option, you will receive the proportion (based on whether you elect monthly, quarterly or annual Withdrawals) of your Required Minimum Distribution at the time of the Withdrawal. If the remaining Required Minimum Distribution amount is reduced to zero during the Contract Year, any remaining payments will be suspended until the beginning of the next Contract Year. Your payments will be adjusted for any other Withdrawals taken during the Contract Year so that you will not exceed your Required Minimum Distribution amount.

•

Fixed Dollar Amount. You will receive the dollar amount that you select. Your systematic Withdrawals will not change if you take other Withdrawals during the Contract Year, and any applicable Withdrawal Charges will apply to any Withdrawals in excess of the greater of your remaining Free Withdrawal Amount or, if you have a Qualified Contract, your remaining Required Minimum Distribution Amount.

If you receive a systematic Withdrawal, like any other partial Withdrawal, the systematic Withdrawal will cause a reduction to your Segment Crediting Base. Reductions to your Segment Crediting Base will negatively impact your Adjusted Daily Segment Value and may result in a lower amount of interest being credited, if any, at the end of the Segment Term. In addition, certain systematic Withdrawals may be subject to Withdrawal Charges. You should carefully consider how taking systematic Withdrawals can negatively impact your investment in the Contract. See the sections titled “Valuing Your Contract - Impact of Withdrawals from Index Segments,” and “Fees and Charges - Withdrawal Charge” for more information.

You should consult your tax and financial advisor(s) prior to beginning, modifying, or stopping systematic Withdrawals. We do not provide tax advice and you will be responsible for any errors in calculations or tax penalties associated therewith.

Surrenders

You can Surrender your Contract for its Surrender Value at any time prior to the Maturity Date and before the Death Benefit becomes payable by sending us Notice. All benefits under the Contract will be terminated as of the Business Day that we process your Surrender request. The Surrender Value will be as of the Business Day that we process the transaction. We will pay you the Surrender Value within seven calendar days thereof.

Withdrawal Charge Waivers

This section describes the Withdrawal Charge waivers that are available under the Contract. These waivers are included in an Enhanced Benefit Rider that is automatically included with your Contract if you are 75 year old or younger on the Issue Date. The Enhanced Benefit Rider allows you to take a one-time Withdrawal without incurring any Withdrawal Charges in the event you are diagnosed with a terminal illness (Terminal Illness Benefit) or confined to a qualified nursing care facility (Nursing Care Benefit) after the Issue Date. The Terminal Illness Benefit and Nursing Care Benefit are explained in more detail below. Please note that any amounts Withdrawn under either the Terminal Illness Benefit or the Nursing Care Benefit will reduce your remaining Free Withdrawal Amount for a Contract Year. Withdrawals pursuant to the Terminal Illness Benefit or the Nursing Care Benefit are based on your Adjusted Daily Contract Value, which may be subject to a Market Value Adjustment and Option Value Adjustment.

The benefits provided under the Enhanced Benefit Rider are not intended to provide long-term care or nursing home insurance.

Withdrawals taken under a Withdrawal Charge waiver are still subject to the same risks as any other Withdrawals (except Withdrawal Charges) and described further in the cross-referenced sections.

The Enhanced Benefit Rider terminates on the earliest of: Contract termination, the Maturity Date, change of ownership, or the use of either the Terminal Illness Benefit or Nursing Care Benefit under the rider. This rider will continue after your death if your Spouse continues the Contract under the Spousal continuation option.

Terminal Illness Benefit

After the first Contract Anniversary and prior to the Maturity Date, we may waive Withdrawal Charges on one Withdrawal of up to 100% of your Adjusted Daily Contract Value if you are diagnosed with an illness expected to result in death within one year. To be eligible for a Withdrawal Charge waiver for a terminal illness, we must receive written proof that you have been diagnosed with a terminal illness by a qualified physician, based on clinical, radiological or laboratory evidence, and that such diagnosis occurred after the Issue Date.

For the purposes of this Terminal Illness Benefit, a “qualified physician” is a person who is licensed as an M.D. or D.O. to practice medicine in the United States. The physician may not be you or any member of your immediate family.

Nursing Care Benefit

After the first Contract Anniversary and prior to the Maturity Date, we may waive Withdrawal Charges on one Withdrawal of up to 100% of your Adjusted Daily Contract Value if you are confined to a qualified nursing care facility for more than 90 days. To be eligible for a Withdrawal Charge waiver, your confinement must begin after the Issue Date and we must receive written proof of your confinement from the qualified nursing care facility and written proof that your confinement was recommended by a qualified physician.

A “qualified nursing care facility” means a hospice care facility, a hospital, an intermediate care facility, or a skilled nursing facility, as described below, that is properly licensed and operated according to the laws of the state in which it is located. A “qualified nursing care facility does not include drug or alcohol treatment facilities, homes for the aged or mentally ill, community living centers, retirement homes, or facilities owned or operated by an immediate family member of the Contract Owner.

“Hospice care facility” means a facility that:

a)	provides a formal, inpatient program, directed by a qualified physician, for terminally ill patients whose life expectancy is less than six months; and
b)	is licensed, certified, or registered as such in accordance with state laws.

“Hospital” means a facility that:

a)	provides inpatient care for the treatment of sick or injured persons;
b)	provides 24-hour-a-day nursing care by, or supervised by, a registered nurse (R.N.);
c)	is supervised by a staff of licensed physicians; and
d)	has medical, diagnostic, and major surgical capabilities or access to such capabilities.

“Intermediate care facility” means a facility that:

a)	provides 24-hour-a-day nursing care by, or supervised by, a registered nurse or licensed practical nurse; and
b)	keeps a daily medical record of each patient.

“Skilled nursing facility” means a facility that:

a)	provides skilled nursing care supervised by a qualified physician;
b)	provides 24-hour-a-day nursing care by, or supervised by, a registered nurse.; and
c)	keeps a daily medical record of each patient.

For the purposes of this Nursing Care Benefit, a “qualified physician” is a person who is licensed as an M.D. or D.O. to practice medicine in the United States. The physician may not be you or any member of your immediate family.

13. ANNUITY PAYMENTS

Payment Phase

On your Maturity Date, the Accumulation Phase of your Contract ends and the Payment Phase begins. On the Issue Date, your Maturity Date is automatically set as the first Contract Anniversary following the youngest Owner’s 114th birthday. You may elect an earlier, but not a later, Maturity Date by providing us Notice.

On your Maturity Date, you have the option to Surrender your Contract or begin receiving Annuity Payments under a settlement option. If you do not Surrender your Contract prior to or on your Maturity Date, the Payment Phase will automatically begin. During the Payment Phase, the only payments we will make are the Annuity Payments. You will not be able to take any partial Withdrawals and you will not be able to Surrender your Contract in exchange for the Surrender Value. In addition, during the Payment Phase, we will not pay any Death Benefit. Once your Contract enters the Payment Phase, you cannot switch back to the Accumulation Phase.

During the Payment Phase you will receive a series of Annuity Payments based on the settlement option you select. The available settlement options are described below. The process of entering the Payment Phase and receiving a series of Annuity Payments is known as “annuitization.”

Annuity Payments

During the Payment Phase, the amount of the Annuity Payments is based on several factors, including the settlement option you select. Each settlement option is either for a specified number of years or based on the life of at least one Annuitant. The value of the Annuity Payments is based on your Surrender Value on the Maturity Date. This means your Annuity Payments will be based on your Adjusted Daily Segment Values, which is the value of the Strategy Segment after we apply any applicable Market Value Adjustment and/or Option Value Adjustment. This also means that if you set your Maturity Date during the Withdrawal Charge period, we will deduct any applicable Withdrawal Charges prior to applying funds to the settlement option you select. We will also deduct any applicable premium taxes prior to applying funds to a settlement option.

Settlement Options

You may choose one of the settlement options listed below or any other option you want and that we agree to provide. You may choose for Annuity Payments to be made on a monthly, quarterly, semi-annual or annual basis. With the exception of the Income for a Specified Period option, the Annuity Payments depend, at least in part, on how long an Annuitant lives. Once the Annuity Payments begin, you may not change the settlement option or frequency of Annuity Payments. Any settlement option must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Code, as applicable.

The available settlement options are as follows:

•	Option 1: Income for a Specified Period. We will make Annuity Payments for the period of time you choose, between 5 and 20 years.

•	Option 2: Single Life Income. We will make Annuity Payments for as long as the Annuitant lives. Annuity Payments will cease upon the death of the Annuitant.

•

Option 3: Single Life Income with Income for a Specified Period. We will make Annuity Payments for the period of time you specify, between 5 and 20 years, and then for as long as the Annuitant lives. If the Annuitant dies during the specified period, we will continue to make Annuity Payments to the Payee under the end of the specified period, at which time Annuity Payments will cease. If the Annuitant dies after the specified period, Annuity Payments will cease upon the death of the Annuitant.

•	Option 4: Joint & Survivor Income. We will make Annuity Payments for as long as either joint Annuitant lives. Annuity Payments will cease upon the death of the second to die of the Annuitants.

•

Option 5: Joint & Survivor Income with Income for a Specified Period. We will make Annuity Payments for the period of time you specify, between 5 and 20 years, and then for as long as either joint Annuitant lives.

If you do not choose a settlement option prior to the Maturity Date we will make Annuity Payments under the default settlement option. Under the default settlement option, we will make Annuity Payments over a 10-year specified period and then for as long as the oldest Annuitant lives, unless we are required to pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the Code, in which case we will comply with those requirements.

We reserve the right to change the payment frequency so that each Annuity Payment will be at least $100.

Death During Payment Phase

If the Owner dies during the Payment Phase, any remaining Annuity Payments will be paid to the surviving joint Owner, if any. If there is no surviving joint owner, remaining Annuity Payments will be paid to the surviving primary Beneficiary. If there is no surviving primary Beneficiary, remaining Annuity Payments will be paid to the surviving contingent Beneficiary. If there is no surviving contingent Beneficiary, remaining Annuity Payments will be paid to the estate of the last Owner to die.

Proof of Age or Sex

We may require proof of age or sex before beginning Annuity Payments under any settlement option based on life or life expectancy. If the age or sex of any Annuitant has been misstated, Annuity Payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. We will deduct overpayments from future Annuity Payments until the amount of the overpayments is recouped by us. We will credit interest on underpayments and will charge interest on overpayments. We may require evidence satisfactory to us that an Annuitant is living before we make any payment.

14. DEATH BENEFIT

If the Owner dies during the Accumulation Phase, the Contract provides for a Death Benefit equal to your Adjusted Daily Contract Value as of the date we receive a Valid Claim. The Death Benefit will terminate on the Maturity Date and will not be payable once the Payment Phase begins under any circumstances. This means the Death Benefit will terminate without value when the Contract is annuitized.

Death of Annuitant

If the Annuitant is not an Owner and the Annuitant dies before the Maturity Date, no death benefit be paid. if an Annuitant or Joint Annuitant dies before the Maturity Date unless the Owner is a Non-Natural Person, in which case the Annuitant will be treated as the Owner for purposes of the Death Benefit. If the Annuitant is not an Owner and the Annuitant dies before the Maturity Date, the Owner will become the Annuitant. If there are joint Owners, the younger Owner will become the Annuitant.

Valid Claims

The amount of the Death Benefit is subject to fluctuation until we receive a Valid Claim. The Adjusted Daily Contract Value will remain invested in the Allocation Options until we receive a Valid Claim. If more than one beneficiary is named, each beneficiary’s portion of the Death Benefit will remain invested in the Allocation Options until we receive a Valid Claim for that beneficiary. Because of Market Value Adjustments and Option Value Adjustments, the amount of the Death Benefit may decrease in value until we receive a Valid Claim. Thus, eligible recipients of the Death Benefit should notify us of an Owner’s death and provide us with a Valid Claim as promptly as possible to limit the risk of a decline in the Death Benefit. Once we receive a Valid Claim, we will pay interest on the Death Benefit amount until payment is made to the Beneficiary. We will determine the rate of interest, which will not be less than the interest rate required by applicable state law.

We will determine the amount of the Death Benefit on the Business Day that we receive a Valid Claim, which includes the following information:

•	A certified copy of the death certificate for the Owner, or other lawful evidence providing equivalent information;

•	each Beneficiary’s completed claim form;

•	each Beneficiary’s completed request for redemption form; and

•	proof of each Beneficiary’s interest in the proceeds.

Each Beneficiary is treated separately and the value of the Death Benefit will be determined for each Beneficiary as of the date on which we receive a Valid Claim for that Beneficiary.

Recipient Of Death Benefit

Upon the death of an Owner during the Accumulation Phase, the Death Benefit is payable to the following:

•	Surviving Owner; or if none, then

•	Surviving primary Beneficiaries; or if none, then

•	Surviving contingent Beneficiaries; or if none, then

•	Estate of the last Owner to die.

If a person entitled to receive the Death Benefit dies before the Death Benefit is distributed, we will pay the Death Benefit to that person’s named Beneficiary or, if none, to that person’s estate.

Beneficiary Options

The recipient of the Death Benefit may elect to have the Death Benefit paid as:

(a)	A lump sum payment or series of Withdrawals that are completed within five years from the date of death; or

(b)

If the Beneficiary is a natural person, Annuity Payments made over the Beneficiary’s lifetime or a specified period of time not extending beyond the life expectancy of such Beneficiary, provided that the election must be made within 60 days from our receipt of proof of death. Annuity Payments must begin within one year from the date of death. Once Annuity Payments begin, they cannot be changed.

Life and life expectancy payouts of Death Benefits may not satisfy required minimum distribution rules under Qualified Contracts. See the section titled “Taxes” and consult your tax advisor for more information. If the Death Benefit is payable to the Owner’s estate, we will make a lump sum payment. Different Death Benefit elections may be available to certain Beneficiaries.

Spousal Continuation

In limited circumstances, when the Owner dies, if the Spouse of the deceased Owner is the sole person entitled to receive a Death Benefit, the Spouse may have the option to continue the Contract under the same terms. Under federal tax law, the Spouse’s option to continue the Contract is contingent upon whether the deceased Owner and the Spouse were legally married under applicable state law. See the section titled “Taxes” for more information.

The Spouse may either elect to receive the amount of the Death Benefit or continue the Contract. Only one Spousal continuation is permitted per Contract.

Death During The Payment Phase

If an Owner dies during the Payment Phase, then any amounts paid after the Owner’s death will depend on which annuity option was selected. If an Owner dies while Annuity Payments are being paid, we will pay the remaining Annuity Payments, if any, in accordance with that option. If the Annuitant dies after the Annuity Date, if there is no joint Annuitant, then we will continue paying any remaining Annuity Payments due under the settlement option in effect to the Payment Phase to the following:

•	the Owner; or if none, then
•	the Joint Owner; or if none, then
•	Surviving primary Beneficiaries; or if none, then
•	Surviving contingent Beneficiaries; or if none, then
•	Estate of the Annuitant.

The remaining Annuity Payments will be distributed at least as rapidly as under the settlement option then in effect. See the section titled “Annuity Payments” for more information.

15. TAXES

This section discusses how the federal income tax applies to annuities in general. This information is not complete and is not intended as tax advice. Tax laws and their interpretations are complex and subject to change. We cannot predict the probability that any changes in the interpretation of the laws, or the laws themselves, will occur. No attempt is made to discuss state or other tax laws. Eagle Life does not guarantee the tax treatment of any Contract or any transaction involving a Contract. You bear the complete risk that the Contract may not be treated as an “annuity contract” under federal income tax laws. It should be further understood that the following discussion is not exhaustive and that special rules not described in this prospectus may be applicable in certain situations. You should consult a competent tax advisor about the possibilities of tax law changes and your individual circumstances.

Annuity Contracts In General

Different tax rules apply to Premium payments made to annuity contracts and distributions from annuity contracts depending on how you take money out and whether the annuity contract is a non-qualified Contract or a qualified Contract.

Non-Qualified Contracts

Individuals may purchase Non-Qualified Contracts without any Premium payment limits imposed under the Code. The Premium payments are normally not deductible but taxes on the increases in the value of the Contract are generally deferred until an actual or deemed distribution occurs, such as a distribution in the form of a lump sum payment, a partial Withdrawal, or as Annuity Payments under the option elected.

Your cost basis in the Contract equals the total amount of the after-tax Premium payment remaining in the Contract. Under the Code, you generally are taxable on the “income on the contract” at the time it is received. The “income on the Contract” generally means the excess of the Contract value over the “investment in the Contract.” The investment in the Contract, in turn, equals the aggregate amount of premiums paid less the non-taxable portion of amounts previously distributed from the Contract. Amounts distributed from a Contract are treated first as a taxable distribution of the income on the Contract, to the extent thereof, and second as a non-taxable distribution of the investment in the Contract. In the case of a full surrender of the Contract, the distribution is taxable income to the extent the amount received exceeds the investment in the Contract.

Distributions of income on the contract are includable in gross income and taxed at ordinary income rates. See also the discussion under Medicare Tax below. In certain situations, an ordinary loss deduction may be available upon the full surrender of a contract if the proceeds of the surrender are less than the investment in the Contract. However, the deduction will be a nondeductible miscellaneous itemized deduction. You should consult your tax advisor about any loss resulting from the surrender of a non-qualified annuity contract.

Contracts not owned for the benefit of natural persons, e.g., contracts owned by a corporation or certain other entities, are generally not treated as annuities for federal income tax purposes and any earnings are taxed as ordinary income in the current year. Exceptions may apply. For example, contracts held by a trust which holds the annuity contract as an agent for a natural person are treated as annuity contracts. Purchasers who are not natural persons should consult their own tax counsel or other tax advisor before purchasing the Contract.

In addition to ordinary income tax, Section 72(q) of the Code imposes a ten percent (10%) penalty on the income portion of any premature withdrawals from a non-qualified annuity contract. The penalty is not imposed on amounts received: (a) after the taxpayer reaches age 59 1⁄2; (b) after the death of the Owner; (c) if the taxpayer is totally disabled (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) as a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the taxpayer or for the joint lives (or joint life expectancies) of the taxpayer and his or her beneficiary; or (e) which are allocable to Premium payments made prior to August 14, 1982. With respect to (d) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59 1⁄2 or five years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed but for the exception, plus interest for the tax years in which the exception was used. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal from a non-qualified Contract, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.

Distributions At Death

In order to be treated as an annuity contract for tax purposes, a non-qualified Contract must comply with Code Section 72(s), which provides that:

1.

If an owner dies before Annuity Payments begin, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If payable to a designated beneficiary, the distributions may be paid over the life or life expectancy of that designated beneficiary, so long as the payouts begin within one year of the Owner’s death. If the sole designated beneficiary is the spouse of the owner, the contract may be continued in the name of the spouse as owner; or

2.

If the owner dies on or after Annuity Payments begin, the remainder of any interest in the contract must be distributed at least as rapidly as provided for in the method in effect on the date of death.

If the owner is not a natural person, then for purposes of these distribution rules, the annuitant is considered the owner. In addition, when the owner is not a natural person, a change in the annuitant is treated as the death of the Owner.

Qualified Contracts

The Contract may be purchased as a qualified Contract. At this time, the only types of qualified Contracts available for purchase are a traditional IRA and a Roth IRA. You do not have to purchase an annuity contract to qualify for the tax deferral offered by these qualified Contracts. There may be other investment vehicles that can be purchased for your retirement plan. However, an annuity contract has features and benefits other than tax deferral that may make it an appropriate investment for your retirement plan. Numerous special tax rules apply to the participants in qualified plans and to annuity contracts used in connection with qualified plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with qualified plans. Other than those qualified contract types listed above, we do not offer contracts purchased as part of your employer’s retirement plan. You should consult your tax advisor regarding these features and benefits before you buy a qualified Contract.

Qualified Contracts are subject to special rules and limits on Premium payments and distributions that vary according to the type of IRA. You may be able to make a rollover contribution from other qualified plans and qualified contracts to this qualified Contract. Ineligible or excess contributions to qualified Contracts can result in substantial penalties. Tax penalties of 10% or more may apply to certain distributions; for example if you are under age 59 1⁄2 and an exception to the penalty does not apply.

Traditional IRAs

Contributions to a traditional IRA are subject to an annual contribution limit discussed below, except in the case of a rollover contribution. Such contributions may be deductible in whole or in part. A traditional IRA is subject to limitations on eligibility, contributions, transferability and distributions. Under certain conditions, distributions from other IRAs and other retirement plans may be rolled over or transferred on a tax deferred basis into an IRA in the form of rollover contribution. Purchasers of IRAs should obtain competent tax advice as to the tax treatment and suitability of such an investment.

Roth IRAs

Under applicable limitations, individuals may also contribute nondeductible contributions to Roth IRAs. These Roth IRAs are also subject to limitations on eligibility, contributions, transferability and distributions. “Qualified distributions” from Roth IRAs are excluded from gross income. “Qualified distributions” are distributions which (a) are made more than five years after the taxable year of the first contribution to a Roth IRA, and (b) meet any of the following conditions: (1) the annuity owner has reached age 59 1⁄2; (2) the distribution is paid to a beneficiary after the owner’s death; (3) the annuity owner is disabled; or (4) the distribution will be used for first time home purchase. (Qualified distributions for first time home purchases may not exceed $10,000.) Non-qualified distributions are includable in taxable gross income only to the extent that they exceed the contributions made to the Roth IRA. The taxable portion of a non-qualified distribution may be subject to the 10% penalty tax.

You may convert a traditional IRA to a Roth IRA. You will be required to include the taxable portion of the conversion in your gross income, but you will not be required to pay the 10% penalty tax. However, a 10% penalty tax may apply to a conversion from an IRA if distributions occur during the five taxable years beginning with the year in which the conversion was made. You should consult a tax advisor before converting an IRA to a Roth IRA.

IRAs in General

If your Contract is issued as an IRA or Roth IRA, then we will issue the Contract with language intended to qualify the Contract for tax purposes as an IRA or Roth IRA. We will also provide the necessary administrative procedures to administer the IRAs and Roth IRAs in accordance with IRS requirements governing the sponsors of IRAs and Roth IRAs subject to the accuracy and completeness of the information you provide us.

The Contract is also available for purchase as an investment by an IRA or Roth IRA custodial or trust account. In that case, we will issue a non-qualified Contract to the custodian or trustee for the benefit of the underlying IRA owner, as the tax qualification requirements will appear in the account and the custodian or trustee is responsible for administering the account in accordance with IRS requirements. However, the rights of any person to benefits may be subject to the terms and conditions of the IRA or Roth IRA account, regardless of the terms and conditions of the Contract. In addition, we will not be bound by the terms and conditions of the account to the extent such terms and conditions contradict the Contract, unless we consent.

Limits on Annual Contributions

Under federal tax law, traditional IRAs and Roth IRAs both limit the amount of annual contributions an individual can contribute to his or her traditional IRA or Roth IRA. The IRA and Roth IRA annual contribution limit for 2023 is the smaller of your taxable compensation or $6,500. This amount is lower than the minimum Premium payment of $25,000 that we accept. Therefore, you may only contribute an initial Premium payment that includes rollover contributions from other eligible retirement plans that, together with any annual contribution made at the time of Contract issuance, is at least sufficient to meet our minimum Premium payment. rollover contributions generally will not be subject to annual contribution limits.

Traditional or Roth IRA owners age 50 or older may be able to make additional “catch-up” contributions each year. For 2023, the catch up amount is $1,000. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax.

Required Minimum Distributions

Generally, qualified Contracts (except for Roth IRAs) must make required minimum distributions. For traditional IRAs, you must begin receiving required minimum distributions by April 1 of the year following the year in which you reach the applicable age. For individuals who reached age 70 1⁄2 before January 1, 2020, the applicable age is 70 1⁄2. For individuals who reach age 72 before January 1, 2023, the applicable age is 72. For individuals who reach age 72 after December 31, 2022 and reach age 73 before 2033, the applicable age is 73. If an individual reaches age 74 after 2032, the applicable age is 75 (the required beginning date). There is a 25% penalty tax on the shortfall if you fail to take required minimum distributions, which may be reduced to 10% if corrected within a two-year correction period.

The required minimum distribution rules require that the entire interest in the Contract generally must be distributed not later than the required beginning date or distributed, beginning not later than the required beginning date, over the life or life expectancy of the owner, or the joint lives or joint life expectancy of the owner and his or her designated beneficiary. These requirements do not apply to a Roth IRA during the owner’s life. Required minimum distributions from all IRAs you own may be taken in the form of withdrawals from (1) the IRA Contract Value prior to the Contract’s Annuity Date, or (2) from one or more of the other IRAs that you own, to the extent permitted under federal tax law.

Generally, if the owner of a traditional IRA or Roth IRA dies the entire interest of the owner must be distributed by December 31st of the year that is the tenth anniversary of the owner’s death or in the case of an “eligible designated beneficiary”, over the life or life expectancy of the eligible designated beneficiary if such distributions begin no later than December 31st of the year after the date of the owner’s death. An “eligible designated beneficiary” includes spouses, disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased owner, and children who have not reached the age of majority (but only until they reach the age of majority). If your spouse is your beneficiary and your contract permits, your spouse may delay the start of required minimum distributions until December 31st of the year in which you would have reached your applicable age. The spouse beneficiary of an IRA may elect to roll over the death proceeds into his or her own traditional IRA (or a Roth IRA and pay tax on the taxable portion of the death proceeds) and treat the traditional IRA (or Roth IRA) as his or her own. Non-spouse beneficiaries may also be able to roll over death proceeds to an inherited IRA. If you die after required minimum distributions have begun, payments of your entire remaining interest must be made in a manner and over a period as provided under the Code. Roth IRAs are not subject to the required minimum distributions rule while the owner is alive. Distributions from a Roth IRA may be deferred until the death of the owner.

Tax Treatment of Withdrawals

To the extent Premium payments have a zero cost basis (were made with pre-tax dollars), withdrawals will be taxed as ordinary income. In addition to ordinary income tax, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of certain distributions from qualified Contracts. To the extent amounts are not includable in gross income because they have been rolled over to an IRA or to another eligible plan; no tax penalty will be imposed. The following is a list of some of the distributions to which the tax penalty will not apply: (a) distributions made on or after the date on which the owner reaches ages 59 1⁄2; (b) distributions following the death or disability of the owner as defined by the Code; (c) distributions made after separation from service after attainment of age 55; (d) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of such owner and his or her beneficiary; (e) distributions made to the owner to the extent such distributions do not exceed the amount allowable as a deduction under Section 213 of the Code to the owner for amounts paid during the taxable year for medical care; (f) distributions made to pay health insurance premiums for an unemployed owner; (g) distributions made to pay qualified higher education expenses; (h) distributions made to an owner for first time home purchases; (i) distributions due to an IRS levy; (j) “qualified reservist distributions,” as defined by the Code; (k) distributions to qualified public safety employees from a governmental defined benefit plan after attaining age 50 and separating from service; (l) distributions up to $5,000 in connection with the birth or adoption of a child; and (m) distributions to terminally ill individuals. The exception stated in (c) above does not apply to an IRA and Roth IRA. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.

Taxation of Annuity Payments

Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each Annuity Payment (or “amount received as an annuity”) is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an Annuity Payment is generally determined using an exclusion ratio in a manner that is designed to allow you to recover your after-tax investment in the contract. The exclusion amount for Annuity Payments based on a fixed annuity is determined by multiplying the payment by the ratio that the cost basis of the contract (adjusted for any period certain) bears to the expected return under the contract. For Qualified Contracts, the after-tax investment may be zero. The exclusion ratio is determined when Annuity Payments start. It is applied to each Annuity Payment over the expected stream of Annuity Payments, so that each Annuity Payment is taxable in part and tax free in part. Once your investment in the Contract has been fully recovered, however, the full amount of each Annuity Payment is subject to tax as ordinary income. If the Annuity Payments stop as a result of the Annuitant’s death before full recovery of the investment in the Contract, you should consult a competent tax advisor to determine whether the unrecovered investment in the Contract is deductible. Owners, Payees and Beneficiaries under the contracts should seek competent financial advice about the tax consequences of any distributions.

As mentioned above, distributions prior to age 59 1⁄2 are subject to a 10% penalty tax, subject to certain exceptions. One exception is for distributions that are part of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and his or her designated beneficiary. Another is the exception for Annuity Payments made pursuant to a partial or complete annuitization of your non-qualified Contract. Whether Annuity Payments made prior to age 59 1⁄2 satisfy either of these exceptions will depend on the manner in which such payments are made under the facts and circumstances of each case.

Death Benefits

Any Death Benefits paid under the Contract are generally taxable to the Beneficiary. The rules governing taxation of payments from an annuity contract, as discussed above, generally apply to the payment of Death Benefits and depend on whether the Death Benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.

Effect of Civil Unions and Domestic Partnerships

For non-qualified and qualified annuities, there may be certain distribution options or elections available under federal tax law to beneficiaries who are “spouses” as defined under federal tax law. For federal tax law purposes, a “spouse” is a person recognized as a “spouse” in the state where the couple was legally married. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law. Accordingly, these same options are not available to surviving beneficiaries who are “civil union partners,” “domestic partners” or other similar relationships as recognized under the laws of certain states. The administration of spousal rights and the related tax reporting for the Contract will be done in a manner consistent with federal tax law requirements. The rights and benefits of civil union, domestic partnerships and other similar relationships under federal law are complex. Therefore, you should contact your legal advisor to discuss the availability of options and elections available to your surviving partner.

Exchanges

From time to time, we may offer programs under which certain annuity contracts previously issued by us may be exchanged for the Contracts offered by this prospectus. These programs will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for federal income tax purposes; however, you should consult your tax advisor. Generally, you can exchange one non-qualified Contract for another in a tax free exchange under Section 1035 of the Code. In addition, if your Contract is a qualified Contract, then it will generally qualify as a tax free rollover or transfer. However, if the transaction takes the form of a 60-day rollover, only one such rollover is permitted during any one-year period.

You can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs you own. The limit will apply by aggregating all of your IRAs, including Roth IRAs, effectively treating them as one IRA for purposes of the limit. Trustee-to-trustee transfers between IRAs and rollovers from traditional to Roth IRAs are not limited.

If you exchange part of an existing contract for this Contract, and within 180 days of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a taxable withdrawal from the existing contract and then purchased this Contract. Subject to certain exceptions, some or all of the amount exchanged into this Contract could be includable in your income and subject to the 10% tax described in the “Non-Qualified Contracts” section of this prospectus.

If you are considering a partial exchange of an annuity contract, you should consider the conditions described by Revenue Procedure 2011-38. Under Rev. Proc. 2011-38: (1) the period of time after which cash can be withdrawn from either contract is 180 days beginning on the date of the transfer and (2) annuity payments that satisfy the newly enacted partial annuitization rule under Section 72(a)(2) of the Code will not be treated as a distribution from either the old or new contract.

In a private letter ruling, the IRS allowed the beneficiary of a series of several fixed and variable qualified inherited annuities to complete an exchange under Section 1035 of the Code of those contracts into a new variable annuity so long as the technical requirements for the exchange under Section 1035 of the Code were honored, and the beneficiary committed to taking post-death distributions from the new annuity at least as rapidly as were occurring under the old contract. While a private letter ruling gives an insight into the IRS’ view, legally it only applies to the taxpayer who requested the ruling. A beneficiary contemplating an exchange under Section 1035 of the Code of an inherited annuity contract should consult with their tax advisor.

Before making an exchange, you should compare both contracts carefully. You may have to pay a Withdrawal Charge on your existing annuity contract; other charges may be higher (or lower) and the benefits may be different. You should not exchange another annuity contract for this one unless you determine that, after knowing all the facts, the exchange is in your best interest. Also, you should consult your tax advisor in connection with an exchange involving the Contract, especially if you anticipate making a withdrawal from either contract.

A transfer or assignment of ownership of a contract, the designation of an annuitant, the selection of certain annuity dates, or the exchange of a contract may result in certain tax consequences to you that are not discussed here. An owner contemplating any such transfer, assignment or exchange should consult with their tax advisor.

Multiple Contracts

All deferred non-qualified annuity contracts that are issued by Eagle Life (or any affiliate) to the same owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount. As a result, withdrawals from any such contracts will be taxed based upon the income in all of the contracts aggregated in the same calendar year. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such multiple contracts. For purposes of the aggregation rule, contracts received in a 1035 exchange will be considered issued in the year of the exchange. Also, all traditional IRAs you own will be treated as one IRA for tax purposes. You should consult a tax advisor prior to purchasing more than one annuity contract in any calendar year or owning more than one IRA.

Tax Withholding

Generally, federal income tax is withheld from the taxable portion of non-periodic payments at a rate of 10%. Withholding on periodic payments as defined by the Code is at the same rate as wages. Typically, you may elect not to have income taxes withheld or to have withholding done at a different rate. Special withholding rules apply to United States citizens residing outside the United States and to nonresident aliens.

Federal Estate Taxes

While no attempt is being made to discuss the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Generation Skipping Transfer Tax

Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

American Taxpayer Relief Act of 2012/Tax Cuts and Jobs Act

The American Taxpayer Relief Act: (1) permanently provides for a maximum federal estate tax rate, gift tax rate and generation skipping transfer tax rate of 40% with an inflation-adjusted $5 million lifetime unified estate and gift tax exclusion and a $5 million generation skipping transfer exclusion; (2) makes permanent “portability” between spouses which allows the estate of a decedent who is survived by a spouse to permit the surviving spouse to use the decedent’s unused $5 million lifetime exclusion; and (3) extends a number of generation skipping transfer provisions. The Tax Cuts and Jobs Act temporarily doubles the exemption amount, indexed for inflation, for estate, gift and generation-skipping taxes from the $5 million base, set in 2011, to the new $10 million base, effective for tax years 2018 through 2025.

Medicare Tax

Distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the 3.8% Medicare tax on investment income. Thus, in certain circumstances, this tax will be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. If you are not a U.S. citizen or resident, you will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, you may be subject to state and/or municipal taxes and taxes that may be imposed by your country of citizenship or residence. You should consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to purchasing the Contract.

Foreign Tax Credits

We may benefit from any foreign tax credits attributable to taxes paid by certain Indexes to foreign jurisdictions to the extent permitted under federal tax law.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

16.	OTHER INFORMATION

General Account

Our obligations and any guaranteed benefits under the Contract are supported by our General Account. Eagle Life exercises sole discretion over the investment of General Account assets, and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Unregistered Separate Account

We place certain assets supporting your Contract in the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. The Separate Account is not registered under the Investment Company Act of 1940, as amended. It is non-unitized, non-insulated and was established under the laws of Iowa solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of the Separate Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Changes to the Separate Account

Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, among others, the right to:

•	Manage the Separate Account under the direction of a committee at any time;

•	Make any changes required by applicable law or regulation; and

•	Modify the provisions of the Contract to reflect changes to the Indexed Options and the Separate Account and to comply with applicable law.

Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.

Suspension of Payments or Transfers

We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, and transfers when we cannot calculate a Contract Value or Surrender Value under any of the following circumstances:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	the closing value of an Index is not published;

•	trading on the New York Stock Exchange is restricted;

•	the calculation of the Option Value Adjustment is not reasonably practical due to an emergency; or

•	during any other period when a regulator, by order, so permits.

If a value for an Index cannot be obtained on any day due to any of these circumstances, we will use the value of the Index as of the next Business Day that the value is available. If the beginning day of a Segment Term falls on a Business Day for which we cannot obtain a value for an Index, the beginning day of the Segment Term will not change.

Distribution

Eagle Life Insurance Company (the “Company,” “we,” “us,” or “our”) is a wholly-owned subsidiary of American Equity Investment Life Insurance Company, which is a wholly-owned subsidiary of American Equity Investment Life Holding Company (“AEL”). We are the issuer of the Contracts.

The Contracts are distributed by AEL Financial Services, LLC (“AEL Financial Services”), located at 2101 Rexford Road, Suite 310-E, Charlotte, North Carolina 28211. AEL Financial Services is a wholly-owned subsidiary of NC Securities Holdings, LLC, which is a wholly-owned subsidiary of AEL. AEL Financial Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”).

We have entered into a distribution and underwriting agreement with AEL Financial Services for the distribution of the Contracts. AEL Financial Services may also perform certain administrative functions on our behalf. We may fund operating and other expenses of AEL Financial Services, including overhead, legal and accounting fees, financial professional training, compensation for the AEL Financial Services management team, and other expenses associated with the Contracts.

No amounts are retained by AEL Financial Services for acting as principal underwriter for the Contracts, but its expenses are covered by Eagle Life. AEL Financial Services will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

AEL Financial Services does not sell the Contracts on a retail basis, but instead enters into selling agreements with unaffiliated broker-dealers (“selling firms”) that are registered as a broker-dealers under the 1934 Act and member of FINRA. Contracts are sold to the public through these selling firms and their licensed financial professionals. These financial professionals are licensed to sell annuity products under state insurance laws and are also registered representatives of the selling firms.

We generally pay the selling firms on a commission basis. The amount and timing of the commission payments will differ depending on the agreement between us and the selling firm and the Contract sold, but the commission is not expected to be more than 6.0% of the Premium. Some selling firms may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission while the Contract remains in effect, which when totaled, could exceed 6.0% of the Premium. We may also pay or allow other promotional incentives or payments to selling firms and their financial professionals in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

Selling firms typically share a portion of the commissions they receive from the Company with the financial professionals who solicit sales of the Contracts, depending on the agreement between the selling firm and the financial professional. Your financial professional may also receive other cash and non-cash compensation and other benefits from their selling firm. If you would like information about what your financial professional and his or her selling firm received in connection with your Contract, please ask your financial professional.

We also pay allowances, bonuses and other incentives to some selling firms. These additional incentives or payments are calculated in different ways and are not offered to all selling firms. We may also make payments to selling firms for other services that do not directly involve the sale of the Contracts. These services may include the recruitment and training of personnel, production of promotional literature, and similar services. We also provide non-cash compensation to selling firms, which include providing (or covering costs associated with) conferences, seminars and other marketing events and expenses, and items of small value, such as promotional gifts, meals or tickets to sporting or entertainment events. These additional incentives or payments are calculated in different ways and are not offered to all selling firms. The non-cash compensation programs are subject to, and designed to comply with, applicable laws, including FINRA regulations.

In addition to the compensation described above, we may make additional cash payments to some selling firms in support of their marketing and distribution services. These payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms depending on, among other things, the level and type of marketing and distribution services provided. Marketing and distribution services may include, among other services, increased access to the financial professionals of the selling firm for purposes of promoting sales of our products, assistance in training and education of the financial professionals, and opportunities for us to participate in sales conferences and educational seminars. In certain instances, we may make payments to a selling firm for inclusion of this Contract in a list of products offered for sale by selling firm.

The compensation paid to your financial professional and their selling firm (including any allowances, bonuses, non-cash compensation and other incentive payments) could create an incentive for your financial professional and the selling firm with which they are associated, to recommend the Contract because they will receive more compensation for the Contract than for other investments they could recommend.

Certain of AEL Financial Services’ registered persons who act as wholesalers will provide sales support and training for financial professionals who sell the Contracts through selling firms. AEL Financial Services’ wholesalers may receive compensation based on sales of the Contracts made by the selling firms with whom such wholesalers work.

While we do not charge you directly for any commissions or other payments paid, we do intend to recoup commissions and other expenses indirectly through fees and charges deducted under the Contract and other revenue arising from the Contract.

Amendments to the Contract

We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

Account Statements

At least once each year during the Accumulation Phase, we will send you an annual statement. The annual statement will show the current Adjusted Daily Contract Value, any transactions during the statement period, any fees deducted during the statement period, the current value of the Death Benefit, and current values held in each Allocation Option. The reporting period for the annual statement may be different than a Contract Year.

Certain Transactions

Certain transactions may be permitted by telephone and electronically on the Internet and may require that we have properly signed authorization for your Contract on record. In addition, you may authorize someone else to make transactions by telephone, and if available on the Internet, on your behalf. Eagle Life will not be liable for any failure to question or challenge such requests as long as there is a valid signed authorization on record at Eagle Life. Transactions submitted by Internet will require certain identification information, such as a password or personal identification information.

Although we use reasonable procedures, including recording all telephone instructions and requiring certain personal identification information to prevent unauthorized account access, we cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make transactions by telephone or Internet, you must be willing to assume the risk of loss that may occur despite our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

Legal Proceedings

We, like other life insurance companies, are from time to time involved in legal proceedings of various kinds arising in or outside of the ordinary course of business, including litigation principally relating to our fixed indexed annuity business. These may include legal proceedings with private parties or with regulators or other legal authorities. There can be no assurance that any pending or future litigation will not have a material adverse effect on our business, financial condition, or results of operations. In addition, from time to time and in the ordinary course of business, we, like others in the insurance and financial services industries, receive requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include financial or market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action. We have been subject to certain requests for information and investigations in the past and could be subject to them in the future.

17. INFORMATION ABOUT EAGLE LIFE INSURANCE COMPANY

Introduction

We are Eagle Life Insurance Company. We are a life insurance company organized under the laws of the state of Iowa, with authority to transact life and annuity business in 49 states and the District of Columbia. We are a wholly-owned subsidiary of American Equity Investment Life Insurance Company (American Equity Life), which is a wholly-owned subsidiary of American Equity Investment Life Holding Company (AEL). AEL is an Iowa corporation that is listed on the New York Stock Exchange.

Our Business

We specialize in designing safe and innovative retirement options. Our commitment to consistent delivery of quality products, combined with superior service and strong relationships, has positioned us as a leader for financial institution representatives who want to meet the needs of their clients – including competitive growth and attractive retirement options. We have maintained high quality personal service as one of our highest priorities since our inception and continue to strive for an unprecedented level of timely and accurate service to both our agents and policyholders.

We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. We distribute our products pursuant to selling agreements with banks, broker dealers, registered investment advisors and other financial institutions.

AVAILABLE INFORMATION

We prepare financial information in conformity with statutory accounting standards prescribed or permitted by the Iowa Insurance Division (“Statutory” accounting). Insurance companies domiciled in the state of Iowa prepare their Statutory-basis financial statements in accordance with guidance promulgated by the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by Iowa.

Additional information about Eagle Life is available on our website, which can be accessed at www.eagle-lifeco.com. Information on our website is neither part of nor incorporated into this prospectus or other filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings may be obtained on the SEC’s website at www.sec.gov. The SEC maintains on that internet site reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

We are relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

COMPANY OVERVIEW

OUR BUSINESS

Unless the context otherwise requires, references to “we,” “our,” “us,” and “the Company” are to Eagle Life Insurance Company.

[Disclosure will be included in a pre-effective amendment to the registration statement]

DISTRIBUTION

[Disclosure will be included in a pre-effective amendment to the registration statement]

COMPETITION

[Disclosure will be included in a pre-effective amendment to the registration statement]

INVESTMENTS

[Disclosure will be included in a pre-effective amendment to the registration statement]

HUMAN CAPITAL RESOURCES

[Disclosure will be included in a pre-effective amendment to the registration statement]

PROPERTY

[Disclosure will be included in a pre-effective amendment to the registration statement]

BOARD OF DIRECTORS

Our board of directors (our “Board”) manages the business affairs of the Company. It consists of five directors, all of whom are employees of an affiliate of the Company.

Our Board does not have any independent directors. The Board and the Audit Committee of American Equity Investment Life Holding Company (AEL) satisfy Iowa’s independence requirements.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is a list of our directors and executive officers:

Name	Age	Director and/or Executive Officer Positions
Anant Bhalla	45	Chief Executive Officer; Chairman of the Board of Directors
Graham M. Day	46	President; Director
Axel André	47	Executive Vice President and Chief Financial Officer; Director
Jeffrey D. Lorenzen	57	Executive Vice President and Chief Risk Officer; Director
James L. Hamalainen	58	Executive Vice President and Chief Investment Officer; Director
Kate Etinger	47	Executive Vice President and Chief People Officer
Nicholas P. Volpe	47	Executive Vice President and Chief Technology Officer

[Disclosure will be included in a pre-effective amendment to the registration statement]

EXECUTIVE COMPENSATION

Our parent, American Equity Investment Life Insurance Company, employs and provides our personnel, including our directors and executive officers (our “Senor Managers”). The Compensation and Talent Management Committee of the American Equity Investment Holding Company Board of Directors determines our Senior Manager’s compensation.

We reimburse American Equity Investment Life Insurance Company for costs related to our personnel under our Master Affiliates Management Services Agreement with that company (the “Services Agreement”). See “Transactions with Related Persons, Promoters and Certain Control Persons” for more information about the Services Agreement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[Disclosure will be included in a pre-effective amendment to the registration statement]

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

[Disclosure will be included in a pre-effective amendment to the registration statement]

REGULATION

[Disclosure will be included in a pre-effective amendment to the registration statement]

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

[Disclosure will be included in a pre-effective amendment to the registration statement]

FORWARD-LOOKING STATEMENTS

The forward-looking statements in this document, such as anticipate, estimate, believe, expect, intend, may, plan, will, and their derivative forms and similar words, as well as any projections of future results, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” the company describes in this Prospectus and otherwise in its U.S. Securities and Exchange Commission filings. The Company’s future results could differ, and it has no obligation to correct or update any of these statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANICAL CONDITION AND RESULTS OF OPERATIONS

[MD&A will be included in a pre-effective amendment to the registration statement.]

FINANCIAL STATEMENTS

[Financial Statements will be included in a pre-effective amendment to the registration statement.]

APPENDIX A: STATE VARIATIONS

[Disclosure will be included in a pre-effective amendment to the registration statement.]

A-1

APPENDIX B: ADJUSTED DAILY SEGMENT VALUES

We calculate the Adjusted Daily Segment Value for each Index Segment at the end of each Business Day throughout the entire Segment Term. Your Adjusted Daily Segment Value for each Index Segment is subject to a Market Value Adjustment and an Option Value Adjustment. The Market Value Adjustment is based estimated changes in the market value of hypothetical fixed income assets supporting your Contract. The Market Value Adjustment can be positive, negative, or zero. The Option Value Adjustment is based on changes in the Option Value for an Index Segment prior to the end of the Segment Term. The Option Value Adjustment can be positive, negative, or zero. Through the application of the Market Value Adjustment and Option Value Adjustment on a given Business Day, your Adjusted Daily Segment Value is intended to reflect the value of your investment in an Index Segment on that particular day. These values are intended to protect us when you make a withdrawal from your Contract. These values provide us with protection from the trading risk that we will have to incur and/or reflect changes in the value of each Index Segment throughout the Segment Term.

You should note that even if an underlying Index is experiencing positive change, the Option Value Adjustment on any day may be negative. This is due to, among other factors, market inputs for volatilities, interest rates and dividends.

Market Value Adjustment Formula

The MVA amount is calculated the same for each Index Segment and equals:

a)	the MVA Base for that Strategy Segment; multiplied by
b)	the MVA Factor.

Funds in the Fixed Account are subject to the Standard Nonforfeiture Law for Individual Deferred Annuities as enacted in your state. Therefore, a Market Value Adjustment will never cause the amount available from the Fixed Account for Surrender, payment of a Death Benefit, or to apply to a settlement option on the Maturity Date to be less than the minimum nonforfeiture amount required by state law.

MVA Base. Each Strategy Segment has its own MVA Base. The MVA Base for the Fixed Account is the Fixed Account Value on the date of calculation. On any given date, the MVA Base for an Index Segment equals:

Where,

A	= the Segment Crediting Base on the current day, prior to any withdrawals

B	= the remaining Option Cost for the hypothetical options supporting the Index Segment, calculated by adjusting the Option Cost by the time elapsed in the Segment Term

MVA Factor. The MVA Factor depends on changes in the [MVA Index] since the beginning of the current MVA Term and the amount of time remaining in the current MVA Term. If the MVA Factor is less than zero, the result will be a decrease in the Adjusted Daily Segment Value. If the MVA factor is greater than zero, the result will be an increase in the Adjusted Daily Segment Value. If the MVA factor equals zero, there will be no impact on the Adjusted Daily Segment Value.

The MVA Factor is calculated the same for each Index Segment and equals:

Where,

A	= = the value of the MVA Rate Index at the beginning of the MVA Term with a tenor of the MVA Term
B	= the value of the MVA Rate Index on the date of the calculation with a tenor of the amount of time remaining in the MVA Term
Y	= the number of full years remaining in the MVA Term
T	= the number of full days remaining in the current Contract Year

MVA Rate Index. The MVA Rate Index we use to track changes in market interest rates is shown in your Contract. We use linear interpolation to determine the reference rates for times to maturity that do not exactly align with publicly observable rates. If the MVA Rate Index is discontinued or the calculation of the MVA Rate Index is substantially changed, we may substitute a comparable index or other method for tracking changes in market interest rates. Before a substitute index is used, we will notify you and any assignee of record. Any substitute index will be submitted for approval to the insurance regulatory authority of the state in which your Contract is issued.

Option Value Adjustment (OVA) Formula

In addition to the MVA, we will also apply an OVA to each Index Segment in order to calculate the Adjusted Daily Segment Value prior to the end of a Segment Term. On any day other than the Segment End Date, the OVA amount for each Index Segment equals:

a)	the Segment Crediting Base on the current day, prior to any withdrawals; multiplied by
b)	the OVA Factor.

OVA Factor. The OVA Factor for each Index Segment equals:

Where,

A	= the Option Value on the current day
B	= the remaining Option Cost for the hypothetical options supporting the Index Segment, calculated by adjusting the Option Cost by the time elapsed in the Segment Term
C	= reasonably anticipated trading costs associated with selling the hypothetical options

Remaining Option Cost

On any day prior to the Segment End Date, the remaining Option Cost for the hypothetical options supporting an Index Segment equal:

Where:

OC	= the Option Cost for the Index Segment
DR	= the number of days remaining in the Segment Term on the date calculated
DT	= the total number of days in the Segment Term

We calculate the Option Value for each Index Segment each Business Day based on our option pricing formula described below. You may obtain the OVA Factor on any Business Day by contacting us.

OVA Components

OVAs are constructed using a combination of the values of 4 basic market options. The exact combination depends on the specific Indexed Option employed.

At-the-Money Call Option (ATM Call)

A call option that expires on the current Segment End Date with a strike price equal to the value of the Index on the current Segment Start Date

Out-of-the-Money Call Option (OTM Call)

A call option that expires on the current Segment End Date with a strike price =

(value of the Index on the current Segment Start Date) x (1 + Cap/Participation Rate)

At-the-Money Put Option (ATM Put)

A put option that expires on the current Segment End Date with a strike price =

(value of the Index on the current Segment Start Date)

Out-of-the-Money Put Option (OTM Put)

A put option that expires on the current Segment End Date with a strike price =

(value of the Reference Index on the current Segment Start Date) x (1 – Strategy Buffer)

At-the-Money Gap Put Option (GATM Put)

A gap option expires on the term end day with a strike price that determines the payoff amount =

(value of the Index on the current Segment Start Date)

However, unlike a normal put option, a gap put option will only make a payment of the Index value is below the trigger level. The trigger level will =

(value of the Index on the current Segment Start Date) x (1 – Strategy Buffer)

Note: This is the same as the OTM Put referenced above. This will always be true.

Option Values Inputs

The values of the above options are determined using the Black-Scholes option pricing formula. The Gap option uses a modified Black-Scholes formula. Both versions use the following inputs to determine the option value:

•	St = “Spot Price”
o	Price of the Index on the date of the calculation
o	The value as of the calculation date will be obtained from external, independent, publicly observable source

•	S0 = “Initial Spot Price”
o	Price of the Index at the beginning of the Segment Term
o	The value as of the calculation date will be obtained from external, independent, publicly observable source

•	K = “Strike Price”
o	Value to which the price of the Index will be compared at option expiration to determine the amount of the option payoff, if any

o	Value does not change during the Segment Term

•	BK = “Buffer Strike”
o	Only used for Gap Option value
o	Value to which the price of the Index will be compare used as a trigger to determine if the option will pay off
o	Value does not change during the Segment Term

•	R = “Rate”
o	An interest rate used as an input to the formula for a term equal to the amount of time between the date of the calculation and the Segment End Date
o	Expressed as an annual rate
o	The value as of the calculation date will be obtained from external, independent, publicly observable source
◾

Rates for Segment Terms that do not exactly align with the terms of the publicly observable rates will be obtained by linearly interpolated between the next longest and next shortest available terms using the following formula:

And,

Where,

W	= the weight applied to the rates for the next shortest available term
rs	= the rate for the next shortest available/observable term
rl	= the rate for the next longest available/observable term
Mr	= the number of whole months remaining in the Segment Term
Ms	= the number of months in the next shortest available/observable term
Ml	= the number of months in the next longest available/observable term

•	D = “Dividend Yield”
o	A rate representing the expected dividend payments of the underlying Index
o	Expressed as an annual rate
o	The value as of the calculation date will be obtained from external, independent, publicly observable source

•	V = “Volatility”
o	A value used as an input to the formula that represents the expected standard deviation of the changing values of the Index over the remaining Segment Term
o	Expressed as an annual rate
o	The value as of the calculation date will be obtained from external, independent, publicly observable source

•	T = “Time”
o	The amount of time remaining in the Segment Term as of the calculation date
o	The specific value used will expressed in years, but is calculated as the number of whole months remaining in the Segment Term divided by 12

Black-Scholes Formula(s)

The Black-Scholes Formula has multiple components. The Call Price and Put Price are determined by the following:

*N[X] = standard normal cumulative distribution function

And

Modified Black-Scholes Formula (Only Applied to Gap Option)

The only modification to the above is in the formula for d1. The difference is shown in bold font in the following formula.

Adjusted Daily Segment Value (ADSV): Part A - Calculation for Index Segment *

*The calculations for a Fixed Segment will be the same except there is no OVA or ROC, and the MVA Base equals the Segment Value

For the following example, assume the following:

Calculation Date Details
Crediting Strategy*	= Point-to-Point with Cap

Total Days in Term	= 365

Days Remaining in Term on ADSV Calc Date	= 72

Years Remaining in MVA Period on ADSV Calc Date	= 3

Days Remaining in Contract Year on ADSV Calc Date	= 72

MVA Reference Rate at Start of MVA Term	= 4%

Transaction Fee	= 0.10%

*only matters to determine OVA components. Rest of calculation is the same regardless of strategy.

On Term Start Date
Segment Crediting Base	= $10,000

ATM Call Option Value	= 10%

OTM Call Option Value	= 2%

OTM Put Option Value	= 5%

On ADSV Calculation Date
Segment Crediting Base	= $10,000

ATM Call Option Value	= 15%

OTM Call Option Value	= 5%

OTM Put Option Value	= 1%

MVA Reference Rate	= 3%

[A]	Option Cost	3%	= 10% - 2% - 5%
[B]	Remaining Option Cost on Calculation Date	0.585%	= (1+[A])(72/365) - 1
[C]	MVA Base on Calculation Date	$9,942	= $10,000 x (1 – [B])
[D]	Value of OVA Components on Calculation Date	9%	= 15% - 5% - 1%
[E]	Option Value Adjustment Factor	8.315%	= [D] – [B] – 0.1%
[F]	OVA Amount	$832	= $10,000 x [E]
[G]	Market Value Adjustment Factor	3.14%	= (1.04/1.03)(72/365 + 3) - 1
[H]	MVA Amount	$312	= [C] x [G]

[I]	Adjusted Daily Segment Value (ADSV)	$11,143	= $10,000 + [F] + [H]

Adjusted Daily Segment Value (ADSV): Part B – Impact of Withdrawals

For the following example, assume withdrawal on same date as Part A:

On Date of Withdrawal, Prior to Withdrawal

	Segment Crediting Base	= $10,000

[J]	Withdrawal Amount	= $1,000

[I]	Adjusted Daily Segment Value Prior to WD	= $11,143

[E]	Option Value Adjustment Factor	= 8.315%

[B]	Remaining Option Costs	= 0.585%

[G]	MVA Factor	= 3.14%

[K]	Segment Crediting Base after Withdrawal	$9,103	= $10,000 x (1-[J]/[I])

[L]	MVA Base after Withdrawal	$9,049	= [B] x [K]

[M]	OVA Amount After Withdrawal	$757	= [E] x [K]

[N]	MVA Amount After Withdrawal	$284	= [G] x [L]

	Adjusted Daily Segment Value (ADSV) After Withdrawal	$10,143	= [K] + [M] + [N]

APPENDIX C: INDEX DISCLOSURES

S&P 500® Index

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Eagle Life Insurance Company (“ELIC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes ELIC. ELIC’s products are not sponsored, endorsed, sold or promoted by SPDJJ, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ELIC’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in ELIC’s Product(s) particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to ELIC with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors, The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to ELIC or the ELIC’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of ELIC or the owners of ELIC’s Product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of ELIC’s Product(s) or the timing of the issuance or sale of ELIC’s Product(s) or in the determination or calculation of the equation by which ELIC’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of ELIC’s Product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of n security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to ELIC’s Product(s) currently being issued by ELIC, but which may be similar to and competitive with Licensee’s Product(s). In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 TNDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNJCA TIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS) OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ELIC, OWNERS OF THE ELIC’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ELIC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell 2000® Index

 [TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]

MSCI EAFE Index

 [TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]

S&P 500 DAILY RISK CONTROL 15% EXCESS RETURN INDEX

The S&P 500 Daily Risk Control 15% Excess Retrun Index (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Eagle Life Insurance Company (“ELIC”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by ELIC. It is not possible to invest directly in an index. ELIC’s Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of ELIC’s Products or any member of the public regarding the advisability of investing in securities generally or in ELIC’s Products particularly or the ability of the Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to ELIC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to ELIC or ELIC’s Products. S&P Dow Jones Indices has no obligation to take the needs of ELIC or the owners of ELIC’s Products into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of ELIC’s Products. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ELIC, OWNERS OF ELIC’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING

MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND EL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

APPENDIX D: EXAMPLES OF CREDITING STRATEGIES

Below are examples of how the various Crediting Strategies would function under varying return scenarios. All examples assume that you do not make any Withdrawals during the Segment Term. If you make a Withdrawal, your Adjusted Daily Contract Value will be based on your Adjusted Daily Segment Values, which include a Market Value Adjustment and an Option Value Adjustment. Please see Appendix B for examples on how the Adjusted Daily Segment Values are calculated under various hypothetical scenarios.

Point-to-Point with Cap

Under this Crediting Strategy, if the Index Return is less than or equal to 0%, the Interest Credit will be the Segment Crediting Base times the lesser of (1) the Index Return plus the Buffer and (2) zero. If the Index Return is greater than 0%, the Interest Credit will equal the Segment Crediting Base times the lesser of (1) the Index Return multiplied by the Participation Rate and (2) the Cap.

Hypothetical Example:

For the scenarios below, assume the following:

Segment Crediting Base Prior to Interest Credit	= 10,000
Cap Rate	= 20%
Participation Rate	= 100%
Buffer	= 10%
Index Price on Segment Start Date	= 1,000

Scenario	Index Price on Segment End Date	Index Return		Segment Return		Interest Credit
1	1,250	25%	= (1,250 - 1,000) / 1,000	20%	= Lesser of (20%, 25% x 100%)	$200
2	1,180	18%	= (1,180 - 1,000) / 1,000	18%	= Lesser of (20%, 18% x 100%)	$180
3	1,000	0%	= (1,000 - 1,000) / 1,000	0%	= Lesser of (20%, 0% x 100%)	$0
4	950	-5%	= (950 - 1,000) / 1,000	0%	= Greater of (0%, -5%)	$0
5	850	-15%	= (850 - 1,000) / 1,000	-5%	= -15% + 10%	-$50

Uncapped Point-to-Point with Participation Rate

Under this Crediting Strategy, if the Index Return is less than or equal to 0%, the Interest Credit will be the Segment Crediting Base times the lesser of (1) the Index Return plus the Buffer and (2) zero. If the Index Return is greater than 0%, the Interest Credit will equal the Segment Crediting Base times the product of the Index Return multiplied by the Participation Rate.

Hypothetical Example:

For the scenarios below, assume the following:

Segment Crediting Base Prior to Interest Credit	= 10,000
Participation Rate	= 120%
Buffer	= 10%
Index Price on Segment Start Date	= 1,000

D-1

Scenario	Index Price on Segment End Date	Index Return		Segment Return		Interest Credit
1	1,250	25%	= (1,250 - 1,000) / 1,000	30%	= 25% x 100%	$300
3	1,000	0%	= (1,000 - 1,000) / 1,000	0%	= 0% x 100%	$0
4	950	-5%	= (950 - 1,000) / 1,000	0%	= Greater of (0%, -5%)	$0
5	850	-15%	= (850 - 1,000) / 1,000	-5%	= -15% + 10%	-$50

Dual Direction Point-to-Point with Cap

If the Index Return is less than or equal to 0% and within the Buffer, the Interest Credit will be the Segment Crediting Base times the absolute value of the Index Return. If the Index Return is less than 0% and not within the Buffer, the Interest Credit will be the Segment Crediting Base times the sum of the Index Return plus the Buffer. If the Index Return is greater than 0%, the Interest Credit will equal the Segment Crediting Base times the lesser of (1) the Index Return and (2) the Cap.

Hypothetical Example:

For the scenarios below, assume the following:

Segment Crediting Base Prior to Interest Credit	= 10,000
Cap Rate	= 20%
Buffer	= 10%
Index Price on Segment Start Date	= 1,000

Scenario	Index Price on Segment End Date	Index Return		Segment Return		Interest Credit
1	1,250	25%	= (1,250 - 1,000) / 1,000	20%	= Lesser of (20%, 25% x 100%)	$200
2	1,180	18%	= (1,180 - 1,000) / 1,000	18%	= Lesser of (20%, 18% x 100%)	$180
3	1,000	0%	= (1,000 - 1,000) / 1,000	0%	= Lesser of (20%, 0% x 100%)	$0
4	950	-5%	= (950 - 1,000) / 1,000	5%	= Absolutely Value of [-5%]	$50
5	850	-15%	= (850 - 1,000) / 1,000	-5%	= -15% + 10%	-$50

D-2

Dealer Prospectus Delivery Obligation:

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses for the issuance and distribution of the contracts described in this prospectus, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$150
Estimated Printing and Filing Fees	$50,000
Estimated Accounting fees and expenses	$400,000
Estimated Legal fees and expenses	$200,000

Item 14. Indemnification of Directors and Officers.

Iowa Business Corporation Act

Section 490.202(1)(d) of the Iowa Business Corporation Act (the “IBCA”) provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) an unlawful distribution made to shareholders; or (4) an intentional violation of criminal law. Further, Section 490.202(1)(e) of the IBCA provides that a corporation’s articles of incorporation may contain a provision permitting or making mandatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) an unlawful distribution made to shareholders; or (4) an intentional violation of criminal law.

Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, subject to specified standards being met and subject to certain exclusions. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director meets certain conditions.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, subject to certain exclusions. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

Articles of Incorporation

As authorized by Section 490.202(1)(d) of the IBCA, our articles of incorporation provide that our directors will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

As authorized by Section 490.202(1)(e) of the IBCA, our articles of incorporation also provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative ( other than an action by or in the right of the

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corporation) by reason of the fact that he is or was a director, officer, employee, or agent of ours, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Bylaws

Our bylaws also provide indemnification to our directors and officers on the same terms as the indemnification provided in our articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our articles of incorporation or any agreement, vote of shareholders or disinterested directors or otherwise.

As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Our ultimate parent company, American Equity Investment Life Holding Company (AEL), has adopted an employee indemnification plan that applies to our personnel and generally provides for us, and our affiliates, to advance expenses to and indemnify employees for expenses in a legal action brought against an employee whose conduct was in good faith in reasonable belief that the employee’s conduct was in the best interests of us our affiliates, except where the Company determines that the Employee engaged in an intentional violation of criminal law, lied or made misrepresentations in an internal or external investigation of the situation giving rise to the legal action and that lie or misrepresentation was, in the Company’s view, material to the investigation of the matter (or when doing so is prohibited by law). These rights are not exclusive of any other rights.

On July 4, 2023, AEL entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brookfield Reinsurance Ltd. and other parties, and disclosed the Merger Agreement on a Current Report on a Form 8-K filed on July 5, 2023. The Merger Agreement provides, among other things, that from and after effective date of the merger (the “Effective Date”), AEL will indemnify each director or officer of AEL then serving (or having earlier served) in such capacity with respect to all claims, liabilities, and expenses in connection with any action based on or arising out of, in whole or in part, service as a director or officer of AEL or any of its subsidiaries, or acts or omissions in such capacity or taken at the request of the Company or its subsidiary at, or at any time prior to, the effective date of the Merger Agreement. In addition, the Merger Agreement provides that, from the effective date of the Merger Agreement, AEL will advance reasonable and documented expenses of any such indemnitee to the fullest extent permitted under applicable law, subject to an undertaking to repay such advances if it shall be finally determined by a court of competent jurisdiction that such person is not entitled to indemnity.

Item 15. Recent Sales of Unregistered Securities.

None.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit	Description

1.	Underwriting and selling agreements[1]

3.a	Restated Articles of Incorporation, filed herewith

3.b	By-Laws, filed herewith

Exhibit	Description
4.a	Form of Single Premium Index-Linked Deferred Annuity Contract, filed herewith

4.b	Form of Contract Data Pages, filed herewith

4.c	Form of Schedule of Allocation Options, filed herewith

4.d	Form of Adjusted Daily Values Endorsement with MVA Term renewal, filed herewith

4.e	Form of Adjusted Daily Values Endorsement with no MVA Term Renewal, filed herewith

4.f	Form of Strategy Endorsement: Capped Point-to-Point with Buffer, filed herewith

4.g	Form of Strategy Endorsement: Capped Point-to-Point, filed herewith

4.h	Form of Strategy Endorsement: Uncapped Point-to-Point with Buffer, filed herewith

4.i	Form of Strategy Endorsement: Dual Direction Point-to-Point with Buffer, filed herewith

4.j	Form of Strategy Endorsement: Annual Point-to-Point with Buffer and Principal Protection Benefit, filed herewith

4.k	Form of Strategy Endorsement: Quarterly Point-to-Point with Buffer and Principal Protection Benefit, filed herewith

4.l	Form of Cap Conversion Benefit, filed herewith

4.m	Form of Gain Lock Rider, filed herewith

4.n	Form of Performance Lock Rider, filed herewith

4.o	Form of Enhanced Benefit Rider, filed herewith

4.p	Form of Performance Rate Rider, filed herewith

5.	Opinion regarding legality[1]

10.	Master Affiliates Management Services Agreement, filed herewith

21.	Subsidiaries of Registrant

23.	Consent of Independent Auditors[1]

24.a	Power of Attorney for Anant Bhalla, filed herewith

24.b	Power of Attorney for Axel André, filed herewith

24.c	Power of Attorney for Aaron Boushek, filed herewith

24.d	Power of Attorney for Graham M. Day, filed herewith

24.e	Power of Attorney for Jeffrey D. Lorenzen, filed herewith

24.f	Power of Attorney for James L. Hamalainen, filed herewith

107.	Filing Fee Table, filed herewith

Note 1. To be filed by amendment.

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Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of Contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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B.

In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Des Moines, State of Iowa, on October 17, 2023.

Eagle Life Insurance Company

By:	/s/ Anthony J. Lengeling

Name:	Anthony J. Lengeling
Title:	Vice President and Chief Compliance Officer

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 17, 2023.

Signature	Title

*	Chief Executive Officer, Chairman, and Director
Anant Bhalla	(principal executive officer)

*	Executive Vice President, Chief Financial Officer, and Director
Axel André	(principal financial officer)

*	Controller
Aaron Boushek	(principal accounting officer)

*	Director
Jeffrey D. Lorenzen

*	Director
James L. Hamalainen

*	Director
Graham M. Day

* By: Anthony J. Lengeling – Attorney-in-Fact pursuant to Powers of Attorney.

/s/ Anthony J. Lengeling
Anthony J. Lengeling, Attorney-in-Fact

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